Exhibit 10.1

EXECUTION COPY

REVOLVING CREDIT AND SECURITY AGREEMENT

among

OVERLAND FINANCING C, LLC,
as Borrower,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

BNP PARIBAS,
as Administrative Agent,

OVERLAND ADVANTAGE,
as Equityholder,

OVERLAND ADVANTAGE,
as Servicer,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

Dated as of December 2, 2025

THIS AGREEMENT PROVIDES FOR AN UNCOMMITTED FACILITY. ALL ADVANCES ARE DISCRETIONARY ON THE PART OF THE LENDERS IN THEIR SOLE AND ABSOLUTE DISCRETION.

TABLE OF CONTENTS

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SCHEDULES

Schedule 1 Individual Lender Maximum Funding Amounts and Percentages

Schedule 2 Prohibited Loans

Schedule 3 Initial Collateral Loans

Schedule 4 Industry Classifications

Schedule 5 Notice Information

Schedule 6 Authorized Signatories

Schedule 7 Diversity Score

Schedule 8 Initial Asset List

Schedule 9 Transaction Summary

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EXHIBITS

Exhibit A Form of Note

Exhibit B Form of Notice of Borrowing (with attached form of Borrowing Base Calculation Statement)

Exhibit C Form of Notice of Prepayment

Exhibit D Form of Assignment and Acceptance

Exhibit E Agreed-Upon Procedures

Exhibit F Form of Data Report

Exhibit G Form of Approval Request

Exhibit H Form of Facility Increase Request

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REVOLVING CREDIT AND SECURITY AGREEMENT

REVOLVING CREDIT AND SECURITY AGREEMENT, dated as of December 2, 2025, among OVERLAND FINANCING C, LLC, a Delaware limited liability company, as borrower (the “Borrower”), the LENDERS from time to time party hereto, BNP PARIBAS (“BNP”), as administrative agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Administrative Agent”), OVERLAND ADVANTAGE, a Delaware statutory trust, as equityholder (in such capacity, the “Equityholder”), and as servicer (in such capacity, the “Servicer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (“U.S. Bank”), as collateral agent for the Secured Parties (as hereinafter defined) (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower desires that the Lenders make advances on a revolving basis to the Borrower on the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, each Lender is willing to make such advances to the Borrower on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

Section 1.01 Definitions. As used in this Agreement, the following terms shall have the meanings indicated:

“ABL Revolver” means a revolving facility secured by accounts receivable and/or inventory and with respect to which borrowings are based on the value of such accounts receivable or inventory.

“Account Control Agreement” means that certain Account Control Agreement, dated as of the Closing Date, among the Borrower, the Servicer, the Collateral Agent and U.S. Bank National Association, as Securities Intermediary, which agreement relates to the Covered Accounts.

“Adjusted Cumulative Compounded SONIA” means for any Interest Accrual Period, with respect to any GBP Advance (or portion thereof), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the Cumulative Compounded SONIA Rate as of the SONIA Reporting Day.

“Adjusted Principal Balance” means, for any Eligible Collateral Loan, as of any date of determination, an amount equal to the Loan Value of such Eligible Collateral Loan as of such date multiplied by the Principal Balance of such Eligible Collateral Loan as of such date; provided that, the parties hereby agree that the Adjusted Principal Balance of any Ineligible Collateral Loan as of such date of determination shall be zero.

“Adjusted Term CORRA Rate” means, with respect to any Term CORRA Borrowing for any Interest Accrual Period, an interest rate per annum equal to (a) Term CORRA for such Interest Accrual Period plus (b) (i) 0.29547%, in the case of an Interest Accrual Period of one month or (ii) 0.32138%, in the case of an Interest Accrual Period of three months; provided that if the Adjusted Term CORRA Rate as so determined shall be less than zero, then the Adjusted Term CORRA Rate shall be deemed to be zero.

“Administrative Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Administrative Agent Fee Letter” means that certain fee letter, dated as of the Closing Date, by and among the Administrative Agent, the Structuring Agent, the Borrower and the Servicer, as amended or supplemented from time to time.

“Administrative Expense Cap” means, for any Payment Date, an amount not to exceed $250,000 for any twelve (12) month period.

“Administrative Expenses” means the fees and expenses (including fees and expenses of counsel and indemnities) and other amounts of the Borrower due or accrued with respect to any Payment Date and payable in the following order:

(a) first, on a pro rata basis, to the Collateral Agent, the Custodian and the Securities Intermediary, any amounts and indemnities payable to such entities pursuant to the Facility Documents (including any amounts payable in connection with the EU Transparency Reporting Side Letter Agreement);

(b) second, on a pro rata basis, to:

(i) the Independent Accountants, agents (other than the Servicer) and outside counsel of the Borrower for fees and expenses related to the Collateral and the Facility Documents and to the Independent Director of the Borrower for its fees and expenses incurred in acting in such capacity; and

(ii) any rating agency for fees and expenses in connection with the rating of (or provision of credit estimates in respect of) any Collateral Loan; and

(c) third, to the payment of any expenses of obtaining documents, reports or information to enable compliance by any Lender with Article 5 of the applicable Securitisation Regulations (other than the amounts specified in clause (a) above).

“Advance” means each loan advanced by each Lender to the Borrower on a Borrowing Date pursuant to Article II.

“Advance Rate” means, with respect to any Collateral Loan, the percentage set forth in the below table corresponding to the Loan Type and Loan Class of such Collateral Loan, subject to the exceptions and adjustments set forth immediately following such table:

Loan Type	Class 1 Loan	Class 2 Loan	Class 3 Loan	Class 4 Loan
First Lien Loans	75%	70%	67.5%	65.0%
First Lien Last Out Loans	60%	55%	55%	50%
Second Lien Loans	45%	40%	40%	35%
Eligible Holdco Loans	45%	40%	40%	35%

Notwithstanding the percentages set forth in the preceding table:

(a) any First Lien Last Out Loans with a First Out Leverage greater than 1.25:1.00 will be assigned the percentages set forth in the preceding table corresponding to Second Lien Loans of the Loan Class applicable to such Collateral Loan;

(b) the Advance Rate of any First Lien Loans that are not Recurring Revenue Loans with a Senior Net Leverage Ratio exceeding the First Lien Senior Leverage Cut-Off will be a blended rate, calculated as follows:

(i) the portion of such First Lien Loan up to the First Lien Senior Leverage Cut-Off will be assigned the percentage set forth in the preceding table corresponding to First Lien Loans of the Loan Class applicable to such Collateral Loan;

(ii) the portion of such First Lien Loan above the First Lien Senior Leverage Cut-Off up to the First Lien Senior Leverage Cap will be assigned the percentage set forth in the preceding table corresponding to Second Lien Loans of the Loan Class applicable to such Collateral Loan; and

(iii) the portion of such First Lien Loan above the First Lien Senior Leverage Cap will be assigned an Advance Rate of zero;

(c) the portions of First Lien Loans assigned a percentage set forth in the preceding table corresponding to Second Lien Loans will be treated as First Lien Loans and not be treated as Second Lien Loans for all other purposes hereunder, including for purposes of calculating Concentration Limitations;

(d) for the purposes of determining Advance Rates, the Senior Net Leverage Ratio of a Collateral Loan will be based on the senior leverage of the Obligor as of the date of the most recent financial reporting of such Obligor; and

(e) the Advance Rate for any Collateral Loan constituting a First Lien Loan that is a Recurring Revenue Loan shall be 60%.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affected Person” means (a) the Administrative Agent, each Lender and each of their respective Affiliates and (b) any assignee or participant of any Lender (unless the benefit of any particular provision hereof to any such Affected Person is otherwise expressly excluded herein).

“Affiliate” means, in respect of a referenced Person at any time, another Person Controlling, Controlled by or under common Control with such referenced Person but which shall not, with respect to the Borrower, include the Obligors under any Collateral Loan; provided that (a) an Obligor will not be considered an “Affiliate” of any other Obligor solely due to the fact that each such Obligor is under the control of the same financial sponsor and (b) Obligors in respect of Collateral Loans shall be deemed not to be “Affiliates” if they have distinct corporate family ratings and/or distinct issuer credit ratings; provided that, for the purposes of Section 5.03(h), Section 10.01(a) and Section 10.03 of this Agreement, the term “Affiliate” shall not include any Excluded Affiliate.

“Agent” or “Agents” means the Administrative Agent and the Collateral Agent, collectively or individually, as the context requires.

“Aggregate Adjusted Collateral Balance” means, as of any date of determination, an amount equal to the sum of the Dollar Equivalent of the Adjusted Principal Balances of all Collateral Loans in the Collateral (including each potential Collateral Loan that the Borrower has entered into a binding commitment to purchase that has not yet settled) on such date, after giving effect to all Collateral Loans added to and removed from the Collateral on such date.

“Aggregate Net Collateral Balance” means, as of any date of determination, the Aggregate Adjusted Collateral Balance minus the Excess Concentration Amount, in each case, as of such date of determination.

“Aggregate Principal Balance” means, when used with respect to all or a portion of the Collateral Loans, the sum of the Principal Balances of all or of such portion of such Collateral Loans.

“Agreement” means this Revolving Credit and Security Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Applicable Index” means, with respect to (a) Dollar Advances, the Term SOFR Reference Rate, (b) with respect to GBP Advances, Adjusted Cumulative Compounded SONIA, (c) with respect to Euro Advances, EURIBOR, (d) with respect to AUD Advances, BBSW, and (e) with respect to CAD Advances, Adjusted Term CORRA Rate, or, in each case, any other successor index pursuant to the terms of this Agreement.

“Applicable Index Business Day” means for any Advance, interest, fees, commissions or other amounts denominated in, or calculated with respect to:

(a) Dollars, a U.S. Government Securities Business Day;

(b) Euros, a TARGET Day;

(c) Australian Dollars, any day (other than a Saturday or Sunday) on which banks are open for foreign currency exchange business in Sydney, Australia;

(d) Pounds Sterling, a RFR Banking Day; and

(e) Canadian Dollars, any day (other than a Saturday or Sunday) on which banks are open for foreign currency exchange business in Toronto, Canada.

“Applicable Law” means, for any Person, any Law of any Governmental Authority, including all federal and state banking or securities laws, to which such Person is subject or by which it or any of its assets or properties are bound.

“Applicable Margin” has the meaning given to such term in the Lender Fee Letter.

“Appraisal” means an appraisal or valuation of a Collateral Loan that is conducted by an Approved Valuation Firm, which may be in the form of an update or reaffirmation by an Approved Valuation Firm of an appraisal or valuation previously performed by such Approved Valuation Firm or another Approved Valuation Firm.

“Approval Request” has the meaning specified in Section 2.02(c) hereof.

“Approved List” means (a) the loans included on the Initial Asset List that have not been subsequently removed and (b) any loans included on a Proposed Asset List that are approved by the Administrative Agent in accordance with Section 2.02 hereof that have not been subsequently removed.

“Approved Valuation Firm” means Lincoln International LLC (f/k/a Lincoln Partners LLC), Valuation Research Corporation, Alvarez & Marsal, Duff & Phelps, Houlihan Lokey, Murray, Devine & Co., and FTI Consulting; provided that any independent appraisal or valuation firm or independent financial advisor recognized as being experienced in conducting valuations of secured loans may be added as an “Approved Valuation Firm” with the consent of the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).

“Asset Information” means, with respect to any Obligor, in each case to the extent available to the Borrower, the Equityholder or the Servicer and subject to any redactions required by the Servicer’s internal policies and procedures (it being understood that to the extent any of the information described in any of the following is contained in the Servicer’s internal credit memo described in clause (d) below, such information need not be separately represented by any document or file and shall for all purposes of this Agreement be deemed delivered upon delivery of such internal credit memo): (a) the legal name of such Obligor, (b) the jurisdiction in which such Obligor is domiciled, (c) the audited financial statements for the two prior fiscal years of such

Obligor (or such shorter period of time for which such audited financial statements have been prepared and are available), (d) subject to Section 4.01(t), the Servicer’s internal credit memo with respect to such Obligor and the related Collateral Loan, (e) solely on a non-reliance basis, the informational memorandum, offering memorandum or similar document, if any, issued by the bookrunner or the administrative agent for such Obligor and relating to such Collateral Loan, (f) a company forecast of such Obligor including plans related to capital expenditures, (g) the business model, company strategy and names of known peers of such Obligor, (h) the details of the management team of such Obligor, (i) details of any banking facilities and the debt maturity schedule of such Obligor, (j) a copy of the related credit agreement (which may be a draft) specifying the terms and governing the repayment of such Collateral Loan and (k) any management presentations, discussions and analysis of such Obligor, unless, in each case, the Administrative Agent has agreed in writing in its sole discretion to exclude any such information or documentation as Asset Information for such Obligor.

“Assignment and Acceptance” means an Assignment and Acceptance in substantially the form of Exhibit D, entered into by a Lender, an assignee, the Administrative Agent and, if applicable, the Borrower.

“AUD Advances” means Advances made in Australian Dollars.

“AUD Collection Account” means the single, segregated account with respect to Collections in AUD at the Securities Intermediary in the name of the Borrower subject to the lien of the Collateral Agent for the benefit of the Secured Parties.

“AUP Report Date” has the meaning assigned to such term in Section 8.08.

“Australian Dollars” means the lawful currency of Australia.

“Available Currency” means, at any time, any of Dollars, Pounds Sterling, Euro, Australian Dollars, Canadian Dollars and, with the prior written consent of each Multicurrency Lender and the Administrative Agent and prior notice to the Collateral Agent, the Custodian and the Securities Intermediary, any other currency, so long as, in respect of any such specified currency, it is available and acceptable to the Collateral Agent, the Custodian and the Securities Intermediary and at such time no central bank or other governmental authorization in the country of issue of such currency (including, in the case of the Euro, any authorization by the European Central Bank) is required to permit use of such currency by any Lender for making any Advance hereunder and/or to permit the Borrower to borrow and repay the principal thereof and to pay the interest thereon, unless such authorization has been obtained and is in full force and effect.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union (as amended or re-enacted) establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the

EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). For the purposes of this definition, a reference to “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation.

“Bankruptcy Code” means the United States Bankruptcy Code, Title 11, United States Code §§101 et seq., or foreign bankruptcy, insolvency, receivership or similar law from time to time in effect and affecting the rights of creditors generally.

“Base Rate” means, on any date, a fluctuating interest rate per annum equal to the higher of (a) the Prime Rate and (b) the Federal Funds Rate plus 0.50%. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of any Agent or any Lender. Interest calculated pursuant to clause (a) above will be determined based on a year of 365 or 366 days, as applicable, and actual days elapsed. Interest calculated pursuant to clause (b) above will be determined based on a year of 360 days and actual days elapsed. If the calculation of the Base Rate results in a Base Rate of less than zero (0), the Base Rate shall be deemed to be zero (0) for all purposes hereunder.

“BBSW” means, for any date of determination, with respect to any AUD Advance (or portion thereof), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the average mid rate that appears on the Reuters Screen BBSW Page (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 10:00 a.m. (Sydney time) two (2) Business Days prior to the beginning of such Interest Accrual Period for Australian Dollar bills of exchange with a term equivalent to three months; provided that if such rate is not available at any such time for any reason, “BBSW” with respect to any AUD Advance shall be the mid of the bid and ask rates at which Australian Dollar bills of exchange of AUD5,000,000 and for a three-month maturity are quoted or would have been quoted by the principal Sydney office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent at approximately 10:00 a.m. (Sydney time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further that, in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. BBSW shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“Benchmark” means, initially, each Applicable Index; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark for such Available Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.17(a).

“Beneficial Ownership Certification” is a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” is 31 C.F.R. § 1010.230.

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“BNP” has the meaning assigned to such term in the introduction to this Agreement.

“Borrower” has the meaning assigned to such term in the introduction to this Agreement.

“Borrowing Base” means, at any time and date, an amount equal to the sum of (i) the Dollar Equivalent of the amounts in the Principal Collection Subaccount, (ii) an amount equal to the product of (x) the Weighted Average Advance Rate as of such date (excluding any Sale Settlement Pending Collateral from the calculation of the Weighted Average Advance Rate), (y) the Portfolio Advance Rate Adjustment as of such date and (z) the Aggregate Net Collateral Balance as of such date (excluding any Sale Settlement Pending Collateral from the calculation of the Aggregate Net Collateral Balance) and (iii) the aggregate sale price (expressed in Dollars) of the Sale Settlement Pending Collateral as of such date.

“Borrowing Base Calculation Statement” means a statement in substantially the form attached to the form of Notice of Borrowing attached hereto as Exhibit B, as such form of Borrowing Base Calculation Statement may be modified as mutually agreed by the Administrative Agent and the Borrower from time to time.

“Borrowing Date” means the date of an Advance.

“Broadly Syndicated Loan” means a Collateral Loan that at the time of acquisition by the Borrower (a) is a syndicated commercial loan, (b) is part of a tranche size of not less than the Dollar Equivalent of $250,000,000 (without consideration of reductions thereon from scheduled amortization payments) as of the applicable acquisition date, and (c) is rated (or will be rated) by S&P or Moody’s (or the related Obligor for such Collateral Loan is rated by S&P or Moody’s).

“Business Day” means any day of the year except a Saturday, Sunday or other day on which commercial banks in New York City, Boston, Massachusetts, St. Paul, Minnesota, Florence, South Carolina, or the city in which the offices of the Collateral Agent, the Custodian or the Securities Intermediary are located are authorized or required by law to close; provided that when used in relation to any Advance or any interest rate settings, fundings, disbursements, settlements or payments of any such Advance, or any other dealings in the applicable Available Currency of such Advance, the term “Business Day” shall also exclude any day that is not an Applicable Index Business Day for such Available Currency.

“CAD Advance” means an Advance denominated in Canadian Dollars.

“CAD Collection Account” means the single, segregated account with respect to Collections in CAD at the Securities Intermediary in the name of the Borrower subject to the lien of the Collateral Agent for the benefit of the Secured Parties.

“Canadian Dollars” means the lawful currency of Canada.

“Cash” means Dollars immediately available on the day in question.

“Central Bank Rate” means with respect to a GBP Advance, the SONIA Administrator’s “Bank Rate” as published by SONIA Administrator from time to time.

“Certificated Security” has the meaning specified in Section 8-102(a)(4) of the UCC.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof, (y) the Securitisation Regulations and all rules promulgated thereunder and (z) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III or Basel IV, shall in each case be deemed to be a “Change in Law” hereunder regardless of the date of effectiveness.

“Change of Control” means an event or series of events by which (A)(i) the Equityholder or its Affiliates, collectively, ceases to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) directors that at all times have a majority of the votes of the board of directors (or similar governing body) of the Borrower or to direct the management policies and decisions of the Borrower or (ii) the Equityholder or its Affiliates ceases, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Borrower or (B) Overland Advisors, LLC or its Affiliates shall cease to be the investment advisor of the Equityholder.

“Class 1 Loan” means any Collateral Loan that is a Broadly Syndicated Loan (other than a Recurring Revenue Loan).

“Class 2 Loan” means a Collateral Loan (a) that is not a Class 1 Loan and (b) the relevant Obligor of which has EBITDA of at least the Dollar Equivalent of $100,000,000, as calculated in accordance with the Related Documents as of the Trade Date of such Collateral Loan.

“Class 3 Loan” means a Collateral Loan (a) that is not a Class 1 Loan or a Class 2 Loan and (b) the relevant Obligor of which has an EBITDA of at least the Dollar Equivalent of $50,000,000 as calculated in accordance with the Related Documents as of the Trade Date of such Collateral Loan.

“Class 4 Loan” means a Collateral Loan (a) that is not a Class 1 Loan, a Class 2 Loan or a Class 3 Loan and (b) the relevant Obligor of which has an EBITDA of at least the Dollar

Equivalent of $10,000,000, as calculated in accordance with the Related Documents as of the Trade Date of such Collateral Loan.

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“Clearing Corporation” means each entity included within the meaning of “clearing corporation” under Section 8-102(a)(5) of the UCC.

“Clearing Corporation Security” means securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.

“Closing Date” means December 2, 2025.

“Closing Date Participation Interest” means participation interests in certain loans (the list of which has been separately communicated to the Administrative Agent) acquired by the Borrower on the Closing Date.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning assigned to such term in Section 7.01(a).

“Collateral Account” has the meaning assigned to such term in Section 8.02(a)(i).

“Collateral Agent” has the meaning assigned to such term in the introduction to this Agreement.

“Collateral Agent Fee Letter” means the fee letter between the Collateral Agent and the Borrower setting forth the fees and other amounts payable by the Borrower to the Collateral Agent, the Custodian and the Securities Intermediary under the Facility Documents, in connection with the transactions contemplated by this Agreement.

“Collateral Interest Amount” means, as of any date of determination, with respect to any Collection Period, without duplication, the aggregate amount of Interest Proceeds that has not been received and that is expected to be received pursuant to the terms of the Collateral Loans (other than interest and other income expected to be received from Defaulted Collateral Loans (until such amounts received on such Defaulted Collateral Loans are received) and Ineligible Collateral Loans) during the relevant Collection Period (and, if such Collection Period does not end on a Business Day, the next succeeding Business Day) in which such date of determination occurs.

“Collateral Loan” means a loan, debt obligation, debt security or participation therein acquired by the Borrower.

“Collateral Loan Buy Confirmation” means with respect to any Collateral Loan, documentation evidencing, in reasonable detail, the Borrower’s acquisition of such Collateral

Loan, and which shall identify at least the obligor, price and the Principal Balance of such Collateral Loan.

“Collateral Quality Test” means a test that is satisfied as of any Business Day if, in the aggregate, the Collateral Loans owned (or, in relation to a proposed purchase of a Collateral Loan, both owned and proposed to be owned) by the Borrower satisfy (or, in relation to a proposed purchase or sale of a Collateral Loan, if not in compliance, maintain or improve, after giving effect to such purchase or sale effected) (i) the Maximum Weighted Average Life Test and (ii) the Minimum Weighted Average Spread Test, calculated in accordance with Section 1.04.

“Collection Account” has the meaning assigned to such term in Section 8.02(a)(ii), including the Principal Collection Subaccount, the Interest Collection Subaccount, the AUD Collection Account, the CAD Collection Account, the EUR Collection Account and the GBP Collection Account.

“Collection Date” means the date on which the aggregate outstanding principal amount of the Advances have been repaid in full in cash and all Interest and fees and all other Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted) have been paid in full in cash, and the Borrower shall have no further right to request any additional Advances.

“Collection Period” means, with respect to any Payment Date, the period from and including the date on which the first Advance is made hereunder to but excluding the first Collection Period Start Date following the date of such Advance and each successive period from and including a Collection Period Start Date to but excluding the immediately succeeding Collection Period Start Date or, in the case of the Collection Period immediately preceding the Final Maturity Date or the Collection Period immediately preceding an optional prepayment in whole of the Advances, ending on the day preceding the Final Maturity Date or the date of such prepayment, respectively.

“Collection Period Start Date” means the first calendar day of each April, July, October and January commencing with January 2026 of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day).

“Collections” means all cash collections, distributions, payments or other amounts received, or to be received, by the Borrower from any Person in respect of any Collateral Loan constituting Collateral, including all principal, interest, fees, distributions and redemption and withdrawal proceeds payable to the Borrower under or in connection with any such Collateral Loans and all Proceeds from any sale or disposition of any such Collateral Loans, but excluding (a) any amounts received by the Borrower from or on behalf of an Obligor in respect of such Collateral Loan following the sale of such Collateral Loan by the Borrower that the Borrower is required to pay to the purchaser of such Collateral Loan, so long as such amounts are not included in the net proceeds reported to be received by the Borrower from such sale and (b) any amounts in respect of indemnities received by the Borrower but owing to parties other than the Borrower in accordance with the Related Documents for any Collateral Loan.

“Competent Authority” has the meaning given to it in the EU Securitisation Regulations.

“Competitor” means any private equity, credit, renewable energy, infrastructure and/or real estate fund, any business development company, Affiliate thereof or Person whose primary business is the management of private equity, renewable energy, credit, infrastructure and/or real estate funds (including mezzanine investment funds), excluding any commercial bank, investment bank or insurance company (including any commercial bank, investment bank or insurance company that sponsors private equity, credit, renewable energy, infrastructure funds and/or real estate, privately negotiated mezzanine funds or makes private equity investments, mezzanine or other loans); provided that any such fund sponsored by a commercial bank, investment bank or insurance company shall be deemed a Competitor.

“Concentration Calculation Amount” means (a) from the Closing Date to the date that is the six-month anniversary of the Closing Date, the greater of (i) the Maximum Portfolio Amount and (ii) the Aggregate Adjusted Collateral Balance (after giving effect to any proposed purchase of Collateral Loans) and (b) after the date that is the six-month anniversary of the Closing Date, the Aggregate Adjusted Collateral Balance.

“Concentration Limitations” means, as of any date of determination, the following limitations (calculated without duplication) as applied to the Eligible Collateral Loans owned (or, in relation to a proposed purchase of an Eligible Collateral Loan, proposed to be owned, with respect to which, if such purchase results in noncompliance with the limitations, the relevant requirements must be maintained or improved after giving effect to the purchase) by the Borrower, unless a waiver is provided in writing by the Administrative Agent specifying the agreed treatment of such Collateral Loan or Concentration Limitation:

(a) not more than 15.00% of the Aggregate Adjusted Collateral Balance may consist of First Lien Last Out Loans or Second Lien Loans;

(b) not more than 10.00% of the Aggregate Adjusted Collateral Balance may consist of Second Lien Loans;

(c) not more than 10.0% of the Aggregate Adjusted Collateral Balance may consist of Eligible Holdco Loans;

(d) not less than 85.00% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans denominated in Dollars;

(e) not less than 85.00% of the Aggregate Adjusted Collateral Balance may consist of Collateral Loans the Obligors of which have their headquarters in, a principal place of business in or are organized, formed or incorporated in the United States;

(f) not more than 10.00% of the Aggregate Adjusted Collateral Balance may consist of Revolving Collateral Loans or Delayed Drawdown Collateral Loans;

(g) not more than 5.00% of the Concentration Calculation Amount may consist of Collateral Loans that are issued by any Obligor and its Affiliates, except that Collateral

Loans that are issued by (i) the largest Obligor and their respective Affiliates may consist of up to 10.00% of the Concentration Calculation Amount, (ii) the second largest Obligor and their respective Affiliates may consist of up to 7.50% of the Concentration Calculation Amount and (iii) the third largest Obligor and their respective Affiliates may consist of up to 6.00% of the Concentration Calculation Amount;

(h) not more than 12.00% of the Concentration Calculation Amount may consist of Collateral Loans that are issued by Obligors and their Affiliates that belong to any single Industry Classification, except that (i) up to 25.00% may consist of Collateral Loans with Obligors and their Affiliates in the largest Industry Classification and (ii) up to 20.00% may consist of Collateral Loans with Obligors and their Affiliates in the second largest Industry Classification;

(i) not more than 7.50% of the Aggregate Adjusted Collateral Balance may consist of Fixed Rate Loans;

(j) not more than 5.00% of the Aggregate Adjusted Collateral Balance may consist of Recurring Revenue Loans;

(k) not more than 20.00% of the Aggregate Adjusted Collateral Balance may consist of Cov-Lite Loans; and

(l) not more than 10.00% of the Aggregate Adjusted Collateral Balance may consist of Partial PIK Loans (other than Excluded Partial PIK Loans).

“Conduit Vehicle” means Aries Capital Designated Activity Company, so long as it is controlled by BNP, or another conduit vehicle controlled by BNP and agreed by the Borrower with BNP, to which BNP may transfer all or part of its Individual Lender Maximum Funding Amount or Advances in accordance with the provisions of this Agreement.

“Conduit Vehicle Transferred Interests” has the meaning assigned to such term in Section 13.06(g).

“Conforming Changes” means, with respect to either the use or administration of an initial Benchmark or the use, administration, adoption, or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Banking Day,” the definition of “Interest Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing request or prepayment, conversion or continuance notices, the applicability and length of lookback periods, the applicability of any breakage payments under Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practices (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Facility Documents).

“Constituent Documents” means, in respect of any Person, the certificate or articles of incorporation, formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Contribution Notice” has the meaning assigned to such term in Section 10.04(a).

“Control” means the direct or indirect possession of the power to vote 20% or more of the voting securities of such Person or the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.

“Controlled Affiliate” means, with respect to the Equityholder, any operating entity, investment vehicle or fund that directly or indirectly controls or is controlled by the Equityholder, but excluding any special purpose subsidiary that is structured to be bankruptcy-remote.

“CORRA” means the Canadian overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Cov-Lite Loan” means a Collateral Loan with respect to which the related Obligor is not subject to financial covenants; provided that a Collateral Loan shall not constitute a Cov-Lite Loan if (a) the Related Documents require the Obligor thereunder to comply with one or more Maintenance Covenants (regardless of whether compliance with one or more incurrence covenants is otherwise required by the Related Documents) or (b) the Related Documents contain a cross default or cross-acceleration provision to, or such Collateral Loan is pari passu with or senior to, another loan of such Obligor that requires the Obligor to comply with one or more financial covenants or Maintenance Covenants. For the avoidance of doubt, any such loan that is capable of being described in this definition only (x) until the expiration of a period of six months or less after the initial issuance thereof or (y) for so long as there is no funded balance in respect thereof, in each case as set forth in the applicable Related Documents, will be deemed not to be a Cov-Lite Loan.

“Coverage Tests” means each of (a) the Minimum OC Coverage Test and (b) the Facility Interest Coverage Ratio Test.

“Covered Account” means each of the Collection Accounts (including the Interest Collection Subaccount, the Principal Collection Subaccount, the AUD Collection Account, the CAD Collection Account, the EUR Collection Account and the GBP Collection Account), the Payment Account, the Collateral Account, any additional account or subaccount of any of the foregoing including any additional account or subaccount established for the purposes of holding Available Currencies other than Dollars, the Revolving Reserve Account and any other account established by the Borrower at the Securities Intermediary with the consent of the Administrative Agent and subject to the Lien of the Collateral Agent and subject to an agreement establishing “control” (as used in the UCC) over such account in favor of the Collateral Agent pursuant to the terms of the Facility Documents.

“Covered Entity” means any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning set forth in Section 13.25.

“Cumulative Compounded SONIA Rate” means, with respect to an Interest Accrual Period for a GBP Advance, the percentage rate per annum determined by the Administrative Agent in accordance with the methodology set out in Schedule 13 attached hereto.

“Custodian” means U.S. Bank National Association in its capacity as custodian under the Custodian Agreement, and any successor thereto under the Custodian Agreement.

“Custodian Agreement” means that certain Custodian Agreement, dated as of the Closing Date, among the Custodian, the Borrower and the Collateral Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Data File” has the meaning assigned to such term in Section 8.06(b).

“Default” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulted Collateral Loan” means any Collateral Loan as to which at any time:

(a) a default as to all or any portion of one or more payments of principal and/or interest (including a failure of a selling institution to pay amounts due and payable to the Borrower with respect to the related participation) has occurred after the earlier of (i) any grace period applicable thereto and (ii) five (5) Business Days, in each case, past the applicable due date;

(b) a default (other than a default described in clause (a) of this definition) has occurred under the applicable Related Documents and for which the Borrower (or the agent or required lenders pursuant to the applicable Related Documents, as applicable) has elected to exercise any of its rights or remedies under the applicable Related Documents (including acceleration, foreclosing on collateral or the imposition of default pricing (for the avoidance of doubt, excluding any default pricing that occurs automatically without election pursuant to the terms of the applicable Related Documents, subject to agreement by the Administrative Agent));

(c) any portion of principal and/or interest (other than default interest) payable thereunder has been waived or forgiven by the holders of such obligation, unless waived by the Administrative Agent, in its sole discretion; or

(d) a Revaluation Event under clauses (c) or (f) of the definition thereof has occurred, unless waived by the Administrative Agent, in its sole discretion; provided, that a Collateral Loan shall no longer be considered a Defaulted Collateral Loan under this clause (d) if the financial reporting described in clause (f) of the definition of Revaluation Event is subsequently provided by the related Obligor.

“Defaulting Lender” means, at any time, any Lender that (a) has failed for three (3) or more Business Days after a Borrowing Date to fund its portion of an Advance required pursuant to the terms of this Agreement (other than failures to fund as a result of a bona fide dispute as to whether the conditions to borrowing were satisfied on the relevant Borrowing Date), (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund an Advance hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under the Bankruptcy Code or any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdiction, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgment or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) shall be conclusive and binding absent manifest error.

“Delayed Drawdown Collateral Loan” means a Collateral Loan that (a) requires the Borrower to make one or more future advances to the Obligor under the applicable Related Documents, which funding requirement is not subject to any conditions (other than (i) the representations and warranties being true and correct at the time of borrowing, (ii) no default or event of default existing immediately prior to or after the time of borrowing, (iii) pro forma compliance with a financial covenant or other financial metrics at the time of borrowing and/or (iv) the delivery of a borrowing notice or the taking of other administrative steps (including having the borrowing occur prior to a certain date)), (b) specifies a maximum amount that can be borrowed at one or more specified times, and (c) does not permit the re-borrowing of any amount previously repaid by the Obligor thereunder; provided that any such Collateral Loan will be a Delayed Drawdown Collateral Loan only to the extent of undrawn commitments and solely until all commitments by the Borrower to make advances on such Collateral Loan to the Obligor under the Related Documents expire or are terminated or are reduced to zero.

“Deliver” or “Delivered” or “Delivery” means the taking of the following steps:

(a) subject to clause (h) below, in the case of each Certificated Security (other than a Clearing Corporation Security):

(i) causing the delivery of such Certificated Security to the Securities Intermediary by registering the same in the name of the Securities Intermediary or its nominee or by endorsing the same to the Securities Intermediary in blank;

(ii) causing the Securities Intermediary to indicate continuously on its books and records that such Certificated Security is held for the benefit of the Secured Parties; and

(iii) causing the Securities Intermediary to maintain continuous possession of such Certificated Security;

(b) subject to clause (h) below, in the case of each Uncertificated Security (other than a Clearing Corporation Security):

(i) causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Securities Intermediary (or its nominee); and

(ii) causing the Securities Intermediary (or its nominee) to continuously indicate on its books and records that such Uncertificated Security is credited to the applicable Covered Account;

(c) in the case of each Clearing Corporation Security:

(i) causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Securities Intermediary; and

(ii) causing the Securities Intermediary to continuously indicate on its books and records that such Clearing Corporation Security is credited to the applicable Covered Account;

(d) in the case of each security issued or guaranteed by the United States of America or an agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank (“FRB”) (each such security a “Government Security”):

(i) causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Securities Intermediary at such FRB; and

(ii) causing the Securities Intermediary to continuously indicate on its books and records that such Government Security is credited to the applicable Covered Account;

(e) in the case of each Security Entitlement not governed by clauses (a) through (d) above:

(i) causing (x) the underlying Financial Asset to be credited to and continuously maintained in the appropriate Covered Account, (y) the Securities Intermediary to receive a Financial Asset from a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) or to acquire the underlying Financial Asset from a securities intermediary, and in either case, accepting it for credit to and continuously maintaining it in the appropriate Covered Account or (z) a securities intermediary (as defined in Section 8-102(a)(14) of the UCC) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to the Securities Intermediary’s securities account and causing the Securities Intermediary to make entries on its books and records that such Security Entitlement is credited to one of the Covered Accounts, which shall at all times be securities accounts; and

(ii) causing the Securities Intermediary to continuously indicate on its books and records that such Security Entitlement (or all rights and property of the Securities Intermediary representing such Security Entitlement) is credited to the applicable Covered Account;

(f) in the case of each Instrument, Cash or Money:

(i) causing the delivery of such Instrument, Cash or Money to the Securities Intermediary;

(ii) causing the Securities Intermediary to credit such Cash or Money to a “securities account” (as defined in Section 8-501(a) of the UCC), which may be a subaccount of the applicable Covered Account, in accordance with Article 9 of the UCC, and to hold such Instrument for the benefit of the Secured Parties, pursuant to agreement by the Securities Intermediary to treat such Instrument, Cash or Money as a Financial Asset; and

(iii) causing the Securities Intermediary to continuously indicate on its books and records that such Cash or Money so held is credited to the applicable Covered Account and such Instrument is held for the benefit of the Secured Parties;

(g) with respect to such of the Collateral as constitutes an account or a general intangible or is not otherwise described in the foregoing clauses (a) through (f), causing to be filed with the Secretary of State of the State of Delaware a properly completed UCC financing statement that names the Borrower as debtor and the Collateral Agent as secured party and that describes such Collateral (which financing statement may have been previously filed) or any equivalent filing in any applicable jurisdiction;

(h) in the case of any certificated security or uncertificated security either physically located outside of the United States or issued by a Person organized outside of the United States, that such additional actions shall have been taken as shall be necessary under applicable law or as shall be reasonably requested by the Collateral Agent under applicable law to accord the Collateral Agent rights substantially equivalent to those accorded to a secured party under the UCC that has possession or Control (as defined in the UCC) of such certificated security or uncertificated security; or

(i) in the case of each of clauses (a) through (h) above, such additional or alternative procedures as may hereafter become appropriate to perfect the security interest granted to the Collateral Agent hereunder in such items of the Collateral, consistent with Applicable Law.

In addition, the Servicer on behalf of the Borrower will obtain any and all consents required by the Related Documents relating to any Instruments, accounts or general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).

“Determination Date” means the last day of each Collection Period, or if such day is not a Business Day, the following Business Day.

“Diversity Score” means, as of any day, a single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 7 hereto, as such Diversity Scores shall be updated at the option of the Administrative Agent if Moody’s publishes revised criteria.

“Dollar Advance” means an Advance denominated in Dollars.

“Dollar Equivalent” means, as of any date of determination, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in a currency other than Dollars, the Dollar equivalent of such amount determined by (1) the Servicer so long as no Event of Default exists either prior to or after giving effect to such conversion or (2) if an Event of Default exists, the Administrative Agent, by reference to (x) for an actual currency exchange, the applicable currency-Dollar spot rate obtained by the Servicer or the Administrative Agent, as applicable, through customary banking channels, including, without limitation, any spot rate made available by the Collateral Agent or any Affiliate thereof as agreed to by the Servicer and the Administrative Agent or (y) for all other purposes, the applicable currency-Dollar spot rate that appeared on the Bloomberg screen for such currency at the end of the immediately preceding Business Day.

“Dollar Lender” means each Person listed on Schedule 1 as a “Dollar Lender” as of the Closing Date and any other Person that shall have become a party hereto as a “Dollar Lender” in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Dollars” and “$” mean lawful money of the United States of America.

“Due Date” means each date on which any payment is due on a Collateral Loan in accordance with its terms.

“Due Diligence Requirements” means the EU Due Diligence Requirements and the UK Due Diligence Requirements.

“EBITDA” means, with respect to any Relevant Test Period and the Obligor of any Collateral Loan (other than with respect to a Recurring Revenue Loan), the meaning of the term “Adjusted EBITDA,” the term “EBITDA” calculated using the most recent financial information of the Obligor, or any comparable definition in the Related Documents for such period and Collateral Loan (or, in the case of a Collateral Loan for which the Related Documents have not been executed, as set forth in the relevant marketing materials or financial model in respect of such Collateral Loan) as determined in the good faith discretion of the Servicer, and, in any case that the term “Adjusted EBITDA,” the term “EBITDA” or such comparable definition is not defined in such Related Documents, an amount, for the principal Obligor thereunder and any of its parents or subsidiaries that are obligated as guarantor pursuant to the Related Documents for such Collateral Loan (determined on a consolidated basis without duplication in accordance with GAAP (and also on a pro forma basis as determined in good faith by the Servicer in case of any acquisitions)) equal to net income from continuing operations for such period plus interest expense, income taxes, depreciation and amortization for such period, other non-cash charges and organization costs, extraordinary, one-time and/or non-recurring losses or charges, any other customary add-backs for similarly situated obligors the Servicer deems to be appropriate and any other item the Servicer and the Administrative Agent mutually deem to be appropriate.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, the United Kingdom, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Spread” means, with respect to (x) any floating rate Collateral Loan that bears interest based on Term SOFR, the current per annum rate at which it pays interest (including, without duplication, any upward or downward adjustment to such rate in accordance with the underlying instrument, including any upward or downward spread adjustment related to a change in the Benchmark) in excess of the Benchmark or (y) any floating rate Collateral Loan that bears interest based on a floating rate index other than Term SOFR (so long as the Benchmark is based on Term SOFR), the then-current base rate applicable to such floating rate Collateral Loan plus the rate at which such floating rate Collateral Loan pays interest (including, without duplication, any upward or downward adjustment to such rate in accordance with the underlying instrument, including any upward or downward spread adjustment related to a change in the applicable base rate) in excess of such base rate minus the Benchmark; provided, that the Effective Spread of any floating rate Collateral Loan will (i) be deemed to be zero, to the extent that the Borrower or the Servicer has actual knowledge that no payment of cash interest on such floating rate Collateral Loan will be made by the obligor thereof during the applicable due period, and (ii) not include any non-cash interest; provided further that for purposes of this definition, the interest rate spread shall be deemed to be, with respect to any floating rate Collateral Loan that has the Benchmark floor, (i) the stated interest rate spread (including, without duplication, any upward or downward adjustment to such rate in accordance with the underlying instrument, including any upward or downward spread adjustment related to a change in the Benchmark) plus, (ii) if positive, (a) the Benchmark floor value minus (b) the Benchmark as in effect for the current Interest Accrual Period.

“Eligible Collateral Loan” means, as of any date of determination, a Collateral Loan that meets each of the following criteria:

(a) it is (i) a First Lien Loan, (ii) a Second Lien Loan, (iii) a First Lien Last Out Loan or (iv) an Eligible Holdco Loan (including, in each case, (A) any Closing Date Participation Interest, solely to the extent such participation interest is elevated into an assignment no later than sixty (60) days after the Closing Date or (B) any other participation interest therein if approved by the Administrative Agent);

(b) if such Collateral Loan is a Class 4 Loan, it is not a Cov-Lite Loan;

(c) except in the case of a Recurring Revenue Loan, as of the date the Borrower acquired such Collateral Loan, the Obligor of such Collateral Loan has a minimum EBITDA of the Dollar Equivalent of $10,000,000 at all times, as calculated in accordance with the Related Documents of such Collateral Loan;

(d) it was acquired by the Borrower for a price of not less than 90% of its Principal Balance;

(e) it is not a Collateral Loan with (i) a Moody’s Rating of “Caa1” or lower or (ii) an S&P Rating of “CCC+” or lower as of acquisition;

(f) is not a Cov-Lite Loan which, on the date the Borrower acquired such Collateral Loan, has an EBITDA under the Dollar Equivalent of $25,000,000;

(g) it is not a Defaulted Collateral Loan at the time of acquisition by the Borrower;

(h) it is not a PIK Loan;

(i) it has an original term to maturity of not more than eight (8.0) years;

(j) it is denominated in a Permitted Currency and does not permit the currency or country in which such Collateral Loan is payable to be changed except to another Permitted Currency;

(k) the relevant Obligor’s principal place of business and/or incorporation, formation or organization and/or headquarters are in an Eligible Country;

(l) the Related Documents for such Collateral Loan are governed by the laws of the United States, Canada, the United Kingdom, Australia or a member state of the European Union;

(m) it is not a credit linked note or underwritten as a real estate loan or principally secured by real property;

(n) it does not constitute Margin Stock and is not by its terms convertible into or exchangeable for an equity security at the option of either the Borrower thereof or the holder, and it does not have attached warrants to purchase equity securities;

(o) it has been approved by the Administrative Agent in its sole discretion;

(p) the Related Documents for such Collateral Loan permit the pledge to the Collateral Agent by the Borrower;

(q) the Related Documents for such Collateral Loan provide for payments that do not subject the Borrower to withholding tax or other similar taxes, unless the related Obligor is required to make “gross-up” payments that ensure that the net amount actually received by the Borrower (after payment of all taxes, whether imposed on such Obligor or the Borrower) will equal the full amount that the Borrower would have received had no such taxes been imposed;

(r) it is capable of being sold, assigned or participated to the Borrower, together with any associated security, without any breach of applicable selling restrictions, any contractual provisions or any legal or regulatory requirements and the Borrower does not require any authorizations, consents, approvals or filings (other than such as have been obtained or effected) as a result of or in connection with any such sale, assignment or participation under any Applicable Law;

(s) it is not subject to a tender offer from the related Obligor other than (A) a Permitted Offer or (B) an exchange offer in which a security is exchanged for a security that would otherwise qualify for purchase herein;

(t) it is not a Structured Finance Obligation, a Zero Coupon Obligation or a Synthetic Security;

(u) it is not a Mezzanine Obligation;

(v) it is not a project, shipping/aircraft or infrastructure/construction financing;

(w) the relevant Obligor of such Collateral Loan is not a Governmental Authority;

(x) the Obligor of such Collateral Loan is not a commodity trader and producer, oil field services company or other entity highly exposed to commodity price/volume risk;

(y) the Obligor of such Collateral Loan is not a Sanctioned Person or operating, domiciled or conducting business in a Sanctioned Country;

(z) it is not a lease;

(aa) it will not cause the Borrower or the pool of assets to be required to be registered as an investment company under the Investment Company Act;

(bb) the Obligor of such Collateral Loan is not an Affiliate or portfolio company of the Borrower, the Servicer or the Equityholder;

(cc) the Borrower owns and has good and marketable legal and beneficial title to such Collateral Loan free and clear of any Lien or claim of any Person, other than Permitted Liens; and

(dd) to the knowledge of the Borrower, such Collateral Loan is not a Prohibited Loan in any material respect; and

(ee) it is not a securitisation position for the purposes of the Securitisation Regulations;

provided that the Administrative Agent may agree in writing to specifically waive any criteria set forth above (other than clauses (o), (p), (r), (y), (aa), (cc) and (ee)) with respect to any single Collateral Loan, including any waiver of any requirement for a Recurring Revenue Loan contained in the definition thereof (it being understood that the Administrative Agent is not required to provide any such waiver under any circumstances) and upon such waiver, such waived criteria will not constitute criteria for such Collateral Loan to qualify as an “Eligible Collateral Loan”.

“Eligible Country” means (a) the United States, (b) Canada, (c) the United Kingdom, (d) Australia or (e) OECD countries with a country ceiling for foreign currency bonds of at least “Aa2” by Moody’s and a foreign currency issuer credit rating of at least “AA” by S&P.

“Eligible Currency Advance” means any AUD Advance, CAD Advance, Euro Advance or GBP Advance.

“Eligible Holdco Loan” means, as of any date of determination, a senior Collateral Loan at a holdco level that is structurally subordinate to debt of the applicable operating subsidiary of the Obligor thereunder and that is recourse to such Obligor that meets the following criteria:

(a) such Collateral Loan is not a Cov-Lite Loan;

(b) such Collateral Loan is secured by substantially all assets of the Obligor thereunder, which shall include its equity interest in the applicable operating subsidiary (if allowable based on underlying distribution agreements), together with any rights to distributions or other proceeds in respect thereof;

(c) the Obligor under such Collateral Loan is engaged in the distribution and sale of beverage products or related products;

(d) the fixed charge coverage ratio or debt service coverage ratio, as the case may be, of the Obligor under such Collateral Loan and its consolidated group (however defined) is not below 1.00:1.00;

(e) the Total Net Leverage Ratio of the Obligor under such Collateral Loan and its consolidated group (however defined) is not in excess 8.50:1.00;

(f) the operating subsidiary of the Obligor under such Collateral Loan has not incurred any indebtedness in excess of the amount permissible in the underlying credit documentation, unless approved by the Servicer during an amendment or similar permissible changes; and

(g) Wells Fargo Bank, National Association, Wilmington Trust, N.A. or any of their respective Affiliates is an agent, arranger or lender under any credit or similar facility governing the indebtedness of the operating subsidiary of the Obligor under such Collateral Loan.

“Eligible Investments” means any Available Currency investment that, at the time it is Delivered, is Cash or one or more of the following obligations or securities:

(a) direct interest bearing obligations of, and interest bearing obligations guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

(b) demand or time deposits in, certificates of deposit of, bank deposit products, demand notes of, or bankers’ acceptances issued by any depository institution or trust company organized under the laws of the United States or any State thereof (including any federal or state branch or agency of a foreign depository institution or trust company) and subject to supervision and examination by federal and/or state banking authorities (including, if applicable, the Collateral Agent, the Custodian or the Administrative Agent or any agent thereof acting in its commercial capacity); provided that the short-term unsecured debt obligations of such depository institution or trust company at the time of such investment, or contractual commitment providing for such investment, are rated at least “A-1” by S&P and “P-1” by Moody’s;

(c) commercial paper that (i) is payable in an Available Currency and (ii) is rated at least “A-1” by S&P and “P-1” by Moody’s; and

(d) units of money market funds having a rating of the Highest Required Investment Category from each of S&P and Moody’s.

No Eligible Investment shall have an “f,” “r,” “p,” “pi,” “q,” “sf” or “t” subscript affixed to its S&P rating. Any such investment may be made or acquired from or through the Collateral Agent or the Administrative Agent or any of their respective Affiliates, or any entity for whom the Collateral Agent, the Administrative Agent, the Custodian or any of their respective Affiliates provides services and receives compensation (so long as such investment otherwise meets the applicable requirements of the foregoing definition of Eligible Investment at the time of acquisition) or acts as offeror of; provided that, notwithstanding the foregoing clauses (a) through (d), unless the Borrower and the Servicer have received the written advice of counsel of national reputation experienced in such matters to the contrary (together with an officer’s certificate of the Borrower or the Servicer to the Administrative Agent and the Collateral Agent that the advice specified in this definition has been received by the Borrower and the Servicer), Eligible Investments may only include obligations or securities that constitute cash equivalents for purposes of the rights and assets in paragraph (c)(8)(i)(B) of the exclusions from the definition of “covered fund” for purposes of the Volcker Rule. The Collateral Agent, Securities Intermediary and Custodian shall have no obligation to determine or oversee compliance with the foregoing or to determine whether an investment is an “Eligible Investment”.

“Equity Security” means any stock or similar security, certificate of interest or participation in any profit sharing agreement, reorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for an equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; any security future on any such security; or any security convertible, with or without consideration into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right.

“Equityholder” has the meaning given to such term in the recitals.

“Equityholder Collateral Loan” means each Collateral Loan sold and/or contributed by the Equityholder to the Borrower pursuant to the Loan Sale Agreement.

“Equityholder Purchased Loan Balance” means, as of any date of determination, an amount equal to the aggregate Principal Balance of all Equityholder Collateral Loans acquired by the Borrower prior to such date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Event” means (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the thirty (30) day notice requirement is waived); (b) the failure with respect to any Plan to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA); (c) the filing pursuant to Section 412(c) of the Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA); (e) the incurrence by the Borrower, the Equityholder, the Servicer or any member of an ERISA Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (f) (i) the receipt by the Borrower, the Equityholder, the Servicer or any member of an ERISA Group from the PBGC of a notice of determination that the PBGC intends to seek termination of any Plan or to have a trustee appointed for any Plan under Section 4042 of ERISA, or (ii) the filing by the Borrower, the Equityholder, the Servicer or any member of an ERISA Group of a notice of intent to terminate any Plan; (g) the incurrence by the Borrower, the Equityholder, the Servicer or any member of an ERISA Group of any liability (i) with respect to a Plan pursuant to Sections 4063 and 4064 of ERISA, (ii) with respect to a facility closing pursuant to Section 4062(e) of ERISA, or (iii) with respect to the complete withdrawal or partial withdrawal from any Multiemployer Plan; (h) the receipt by the Borrower, the Equityholder, the Servicer or any member of an ERISA Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, in endangered status or critical status, within the meaning of Section 432 of the Code or Section 305 of ERISA or is or is expected to be insolvent, within the meaning of Title IV of ERISA; or (i) the failure of the Borrower, the Equityholder, the Servicer or any member of an ERISA Group to make any required contribution to a Multiemployer Plan, in each case of subsections (a) through (i), that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

“ERISA Group” means any corporation or trade or business (whether or not incorporated) that, together with the Borrower, the Equityholder or the Servicer, is treated as a single employer under Section 414(b) or (c) of the Code or, for purposes of Section 302 of ERISA or Section 412 of the Code (and the regulations promulgated and rulings issued thereunder), Section 414(m) or (o) of the Code.

“Erroneous Payment” has the meaning assigned to such term in Section 12.07(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 12.07(d).

“Erroneous Payment Impacted Advances” has the meaning assigned to such term in Section 12.07(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 12.07(d).

“EU Bail-In Legislation Schedule” means the document described as the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Due Diligence Requirements” means the due diligence and verification requirements applicable to EU Institutional Investors under Article 5 of the EU Securitisation

Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder) in respect of securitization positions, as in effect and/or amended or supplemented from time to time.

“EU Institutional Investor” has the meaning given to “institutional investor” under the EU Securitisation Regulation.

“EU Risk Retention Requirement” means Article 6 of the EU Securitisation Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder).

“EU Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017 laying down a general framework for securitisation and creating a specific framework for simple, transparent and standardised securitisation, as amended, varied or substituted from time to time, including (i) any technical standards thereunder as may be effective from time to time and (ii) any guidance relating thereto as may from time to time be published by any Competent Authority and an EU regulator.

“EU Transparency Reporting Side Letter Agreement” means any side letter agreement between the Borrower and the Collateral Agent that identifies itself as an EU Transparency Reporting Side Letter Agreement (or equivalent or similar name) thereunder.

“EU Transparency Requirements” means Article 7 of the EU Securitisation Regulation (together with any delegated regulations, applicable guidance, regulatory technical standards, or implementing technical standards made thereunder).

“EURIBOR” means, for any Interest Accrual Period, with respect to any Euro Advance (or portion thereof), the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters Screen that displays an average European Money Markets Institute Settlement Rate (such page currently being EURIBOR01) (or any applicable successor or substitute page providing rate quotations comparable to those currently provided on such page of such service) at approximately 11:00 a.m. (London time) two (2) Business Days prior to the beginning of such Interest Accrual Period for deposits in Euros with a term equivalent to three months; provided that if such rate is not available at any such time for any reason, then “EURIBOR” with respect to any Advance shall be the rate at which Euro deposits of €5,000,000 and for a three-month maturity are offered by the principal London office of any bank (which may be the Administrative Agent) reasonably selected by the Administrative Agent in immediately available funds in the Euro-zone interbank market at approximately 11:00 a.m. (London time) on the applicable day (or, if such day is not a Business Day, on the immediately preceding Business Day); provided, further that, in the event that the rate as so determined above shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. EURIBOR shall always be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

“Euro Advance” means an Advance denominated in Euros.

“Euros” or “€” means the lawful currency of the EEA Member Countries that have adopted and retain the single currency in accordance with the treaty establishing the European Community, as amended from time to time.

“EUR Collection Account” means the single, segregated account with respect to Collections in Euros at the Securities Intermediary in the name of the Borrower subject to the lien of the Collateral Agent for the benefit of the Secured Parties.

“Event of Default” means the occurrence of any of the events, acts or circumstances set forth in Section 6.01.

“Excess Concentration Amount” means, as of any date of determination on which any one or more of the Concentration Limitations are exceeded, an amount (calculated by the Servicer and without duplication) equal to the Dollar Equivalent of the portion of the Adjusted Principal Balance of each Eligible Collateral Loan that causes such Concentration Limitation to be exceeded.

“Excess Interest Proceeds” means, at any time of determination, the excess of (1) amounts then on deposit in the Interest Collection Subaccount representing Interest Proceeds over (2) the projected amount required to be paid pursuant to Section 9.01(a)(i)(A), (B), (C), (D) and (E) on the next Payment Date, any prepayment date or the Final Maturity Date, as applicable, in each case, as determined by the Borrower in good faith and in a commercially reasonable manner.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Excluded Affiliate” means any portfolio company of (x) the Servicer, (y) the Equityholder or (z) any Affiliate thereof, as applicable, that is not consolidated on the financial statements of the Servicer or the Equityholder, as applicable.

“Excluded Amounts” means (a) any amount received in the Collection Account with respect to any Collateral Loan included as part of the Collateral, which amount is attributable to the payment of any Taxes, fees or other charges imposed by any Governmental Authority on such Collateral Loan or on any underlying asset securing such Collateral Loan and (b) any amount received in the Collection Account (or other applicable account) representing (i) any amount representing a reimbursement of insurance premiums, (ii) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Loans which are held in an escrow account for the benefit of the Obligor and the applicable secured party pursuant to escrow arrangements under a Related Document, (iii) any amount received in the Collection Account with respect to any Collateral Loan sold or transferred by the Borrower pursuant to Section 10.01 to the extent such amount is attributable to a time after the effective date of such sale, (iv) any interest accruing on a Collateral Loan prior to the related purchase date that was not purchased by the Borrower and is for the account of the Person from whom the Borrower purchased such Collateral Loan, and (v) any amounts deposited into the Collection Account manifestly in error.

“Excluded Partial PIK Loan” means a floating rate Partial PIK Loan where the portion of interest that is required to be paid in Cash carries a stated interest rate spread above the applicable index of greater than 4.25% per annum.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Secured Party or required to be withheld or deducted from a payment to a Secured Party: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such Secured Party is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located or (ii) that are Other Connection Taxes, (b) in the case of any Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (i) such Lender becomes a party hereto (other than pursuant to an assignment made under Section 13.03(h)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 13.03, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Secured Party’s failure to comply with Section 13.03(g), and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Expedited Notice of Borrowing” has the meaning assigned to such term in Section 2.03(d).

“Facility Amortization Requirement” means, (a) on each Payment Date occurring after the 6-month anniversary of the Facility Termination Date, pro rata to the Lenders to reduce the outstanding principal amount to not more than 75% of the outstanding principal amount as of the Facility Termination Date (calculated after giving effect to any paydown on such Payment Date pursuant to Section 9.01(a)(ii)), (b) on each Payment Date occurring after the 12-month anniversary of the Facility Termination Date, pro rata to the Lenders to reduce the outstanding principal amount to not more than 50% of the outstanding principal amount as of the Facility Termination Date (calculated after giving effect to any paydown on such Payment Date pursuant to Section 9.01(a)(ii)), (c) on each Payment Date occurring after the 18-month anniversary of the Facility Termination Date, pro rata to the Lenders to reduce the outstanding principal amount to not more than 25% of the outstanding principal amount as of the Facility Termination Date (calculated after giving effect to any paydown on such Payment Date pursuant to Section 9.01(a)(ii)) and (d) on each Payment Date occurring after the 24-month anniversary of the Facility Termination Date, pro rata to the Lenders to reduce the outstanding principal amount to zero.

“Facility Amount” means (a) on or prior to the Facility Termination Date, an amount equal to the Maximum Facility Amount (as such amount may be reduced from time to time pursuant to Section 2.07) and (b) following the Facility Termination Date, the outstanding principal balance of all of the Advances.

“Facility Documents” means this Agreement, the Notes, the Account Control Agreement, the Collateral Agent Fee Letter, the Custodian Agreement, the Lender Fee Letter, the Administrative Agent Fee Letter, the Loan Sale Agreement and any other security agreements and other instruments entered into or delivered by or on behalf of the Borrower pursuant to Section

5.01(c) to create, perfect or otherwise evidence the Collateral Agent’s security interest in the Collateral.

“Facility Increase” has the meaning assigned to such term in Section 2.18(a).

“Facility Increase Request” means the notice in the form of Exhibit H pursuant to which the Borrower requests an increase of the Maximum Facility Amount in accordance with Section 2.18.

“Facility Interest Coverage Ratio” means, with respect to any Collection Period, the percentage equivalent of a fraction, calculated as of the Determination Date for such Collection Period, (a) the numerator of which is equal to the sum of, without duplication, (i) the Collateral Interest Amount for such Collection Period and (ii) the amounts on deposit in the Interest Collection Subaccount, hereunder on the related Payment Date minus the amounts payable on the related Payment Date pursuant to Sections 9.01(a)(i)(A) and (C), and (b) the denominator of which is equal to the aggregate amount payable pursuant to Section 9.01(a)(i)(D) on the related Payment Date; provided that the amount determined under clause (i) above shall not include any collections with respect to assets held by the Borrower do not constitute Collateral.

“Facility Interest Coverage Ratio Test” means, as of any date, a test that shall be satisfied if the Facility Interest Coverage Ratio is greater than or equal to 150%.

“Facility Reduction Fee” has the meaning assigned to such term in the Lender Fee Letter.

“Facility Termination Date” means the last day of the Reinvestment Period.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Rate” means, for any period, the greater of (a) 0% and (b) a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it; provided that, if at any time a Lender is borrowing overnight funds from a Federal Reserve Bank that day, the Federal Funds Rate for such Lender for such day shall be the average rate per annum at which such overnight borrowings are made on that day as promptly reported by such Lender to the Borrower and the Agents in writing. Each determination of the Federal Funds Rate by a Lender pursuant to the foregoing proviso shall be conclusive and binding except in the case of manifest error.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Basis Amount” means, for any Payment Date, an amount equal to the Aggregate Principal Balance.

“Final Maturity Date” means the earlier to occur of (i) the Business Day 24 months after the Facility Termination Date and (ii) the date on which the Final Maturity Date is declared pursuant to Section 6.01.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“First Lien First Out Loan” means one or more tranches of First Lien Loans issued by an Obligor under the same Related Documents as a First Lien Last Out Loan that at any time prior to and/or after an event of default under the Related Documents, will be paid in full in accordance with a specified waterfall or other priority of payments as specified in the Related Documents, an agreement among lenders or other applicable agreement before such First Lien Last Out Loan is paid.

“First Lien Last Out Loan” means a Collateral Loan that would be a First Lien Loan but for the fact that at any time prior to and/or after an event of default under the Related Documents, such Collateral Loan will be paid after any First Lien First Out Loan issued by the Obligor have been paid in full in accordance with a specified waterfall or other priority of payments as specified in the Related Documents, an agreement among lenders or other applicable agreement or the Obligor has a Working Capital Revolver, Priority Revolver or ABL Revolver that is at any time prior to and/or after an event of default, senior to such Collateral Loan in payment priority or in lien priority with respect to all collateral securing such Collateral Loan; provided that if the First Out Leverage of such Collateral Loan is (i) less than 0.25:1.00 after an Event of Default or (ii) less than 1.25:1.00 prior to an Event of Default, as determined by the Servicer in accordance with the Servicing Standard, then such Collateral Loan will constitute a First Lien Loan.

“First Lien Loan” means any Collateral Loan (for purposes of this definition, a “loan”) that meets the following criteria:

(a) is not (and is not expressly permitted by its terms to become) subordinate to any payment obligation of the relevant Obligor in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings (other than pursuant to a Permitted Lien, a Permitted Working Capital Lien and customary waterfall provisions contained in the applicable loan agreement or indenture);

(b) is secured by a pledge of collateral, which security interest is (i) validly perfected and first priority under Applicable Law (subject to liens permitted under the applicable credit agreement that are reasonable for similar Collateral Loans, Permitted Liens, Permitted Working Capital Liens and liens accorded priority by law in favor of any Governmental Authority) or (ii)(1) validly perfected and second priority in the accounts, documents, instruments, chattel paper, letter-of-credit rights, supporting obligations, deposit accounts, investments accounts (as such terms are defined in the UCC) and any other assets securing any Working Capital Revolver, Priority Revolver or ABL Revolver

under Applicable Law and proceeds of any of the foregoing (a first priority lien on such assets, a “Permitted Working Capital Lien”) and (2) validly perfected and first priority (subject to liens permitted under the applicable credit agreement that are reasonable for similar Collateral Loans and liens accorded priority by law in favor of any Governmental Authority) in all other collateral under Applicable Law;

(c) the Servicer determines in good faith that the value of the collateral for such Collateral Loan on or about the time of acquisition (together with other attributes of the Obligor including its enterprise value, general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate to repay the outstanding principal balance of the Collateral Loan plus the aggregate outstanding balances of all other Collateral Loans of equal or higher seniority secured by a first priority Lien over the same collateral; and

(d) for which the Obligor of such loan and its Affiliates has been designated on the date such Collateral Loan was acquired by the Borrower as a “First Lien Loan” by the Administrative Agent.

“First Lien Senior Leverage Cap” means, with respect to any Collateral Loan, if such Collateral Loan is (a) a Class 1 Loan, a Senior Net Leverage Ratio of 6.50:1.00, (b) a Class 2 Loan, a Senior Net Leverage Ratio of 6.50:1.00, (c) a Class 3 Loan, a Senior Net Leverage Ratio of 6.50:1.00 or (d) a Class 4 Loan, a Senior Net Leverage Ratio of 6.00:1.00.

“First Lien Senior Leverage Cut-Off” means, with respect to any Collateral Loan, if such Collateral Loan is (a) a Class 1 Loan, a Senior Net Leverage Ratio of 5.50:1.00, (b) a Class 2 Loan, a Senior Net Leverage Ratio of 5.50:1.00, (c) a Class 3 Loan, a Senior Net Leverage Ratio of 5.50:1.00 or (d) a Class 4 Loan, a Senior Net Leverage Ratio of 5.00:1.00.

“First Out Leverage” means the ratio of (x) the sum of first out indebtedness, Working Capital Revolver capacity, Priority Revolver capacity and ABL Revolver capacity that is secured by a Permitted Working Capital Lien to (y) EBITDA.

“Fixed Rate Loan” means any Collateral Loan that bears a fixed rate of interest.

“Floor” means a rate of interest equal to 0.0%.

“Foreign Currency Advance Amount” means, on any Measurement Date, the sum of (a) the Dollar Equivalent of the aggregate principal amount of all AUD Advances outstanding on such date, plus (b) the Dollar Equivalent of the aggregate principal amount of all CAD Advances outstanding on such date, plus (c) the Dollar Equivalent of the aggregate principal amount of all Euro Advances outstanding on such date, plus (d) the Dollar Equivalent of the aggregate principal amount of all GBP Advances outstanding on such date, in each case after giving effect to all repayments of Advances and the making of new Advances on such date.

“Foreign Lender” means a Lender that is not a U.S. Person.

“FRB” has the meaning specified in the definition of Deliver.

“FSMA” means the Financial Services and Markets Act 2000, as amended.

“Fundamental Amendment” means, with respect to each Lender, any amendment, modification, waiver or supplement of or to this Agreement or any Facility Document that would (a) increase or extend the term of the Individual Lender Maximum Funding Amounts or change the Final Maturity Date (other than an increase of the Individual Lender Maximum Funding Amount of a particular Lender or the addition of a new Lender agreed to by the relevant Lender), (b) extend the date fixed for the payment of principal of or interest on any Advance or any fee hereunder, (c) reduce the amount of any such payment of principal, (d) reduce the rate at which Interest is payable thereon or any fee is payable hereunder (other than in connection with the appointment of a Benchmark Replacement), (e) release any material portion of the Collateral, except in connection with dispositions permitted hereunder, (f) alter the terms of Section 9.01 or Section 13.01(b), (g) modify the definition of the terms “Required Lenders,” “Maximum Available Amount,” “Advance Rate,” “Borrowing Base,” “Coverage Test,” “Facility Interest Coverage Ratio,” “Facility Interest Coverage Ratio Test,” “Minimum OC Coverage Test,” “Collateral Quality Test,” “Collateral Loan,” “Eligible Collateral Loan,” “Eligible Country,” “Class 1 Loan,” “Class 2 Loan”, “Class 3 Loan” “Class 4 Loan” or “OC Ratio” or any component thereof defined therein (in each case, other than any administrative, non-material amendment agreed to by the Borrower and the Administrative Agent); (h) modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof or (i) extend the Reinvestment Period, in each case to the extent such amendment, modification, waiver or supplement relates to such Lender.

“FX Revaluation Date” means, with respect to any Advance denominated in an currency other than Dollars, each of the following: (i) the Borrowing Date of each Advance, (ii) each Monthly Reporting Date, (iii) each Payment Date, (iv) any date on which the Borrower provides a report to the Administrative Agent setting forth the amount of the Advances and the value of the Collateral hereunder, and (v) such additional dates as the Administrative Agent shall determine or the Required Lenders shall reasonably require.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States.

“GBP Advance” means an Advance denominated in Pounds Sterling.

“GBP Collection Account” means the single, segregated account with respect to Collections in Pounds Sterling at the Securities Intermediary in the name of the Borrower subject to the lien of the Collateral Agent for the benefit of the Secured Parties.

“GBP Funding Rate” has the meaning assigned to such term in Section 2.12(c)(i).

“Government Security” has the meaning specified in the definition of Deliver.

“Governmental Authority” means, with respect to any Person, any nation or government, any supranational, state or other political or subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory, taxing or administrative functions of or pertaining to government and any court or arbitrator, in each case, having jurisdiction or authority over such Person.

“Governmental Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Governmental Authorities.

“Governmental Filings” means all filings, including franchise and similar tax filings, and the payment of all fees, assessments, interests and penalties associated with such filings with all Governmental Authorities.

“Highest Required Investment Category” means (a) with respect to ratings assigned by Moody’s, “Aa2” or “P-1” for one month instruments, “Aa2” and “P-1” for three month instruments, “Aa3” and “P-1” for six month instruments and “Aa2” and “P-1” for instruments with a term in excess of six months and (b) with respect to rating assigned by S&P, “A-1” for short-term instruments and “A” for long-term instruments.

“Increase Effective Date” has the meaning assigned to such term in Section 2.18(c).

“Indebtedness” means, with respect to any Person, as of any day, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (iv) all capital lease obligations of such Person as lessee; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person, but limited to the lower of (x) the fair market value of such asset as determined by such Person in good faith and (y) the amount of Indebtedness secured by such Lien; and (vii) all Indebtedness of others guaranteed by such Person. Notwithstanding the foregoing, “Indebtedness” does not include (x) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment, (y) a commitment arising in the ordinary course of business to make a future investment or fund subsequent draws under Revolving Collateral Loans, Delayed Drawdown Collateral Loans or the unfunded portion of any existing investment or (z) indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any First Lien Loan that arises solely as an accounting matter under ASC 860; provided, that such indebtedness (i) is nonrecourse to the Borrower and (ii) would not represent a claim against the Borrower in a bankruptcy, insolvency, examinership or liquidation proceeding of the Borrower, in each case, in excess of the amount sold or purportedly sold.

“Implied Equity” means, for a Collateral Loan subject to a binding commitment to be contributed to the Borrower on a cashless basis where such acquisition has not yet settled, an amount equal to the product of (i) the difference between (x) one and (y) the Advance Rate of such Collateral Loan and (ii) the Adjusted Principal Balance of such Collateral Loan, in each case as agreed in connection with the relevant Approval Request.

“Indemnified Party” has the meaning assigned to such term in Section 13.04(b).

“Indemnified Taxes” means (a) Taxes other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Facility Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Independent Accountants” has the meaning assigned to such term in Section 8.08(a).

“Independent Director” means a natural person who, (A) for the five-year period prior to his or her appointment as Independent Director, has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower, the Equityholder or any of their respective Affiliates (other than his or her service as an Independent Director or officer of the Borrower or other Affiliates that are structured to be “bankruptcy remote”); (ii) a customer or supplier of the Borrower, the Equityholder or any of their respective Affiliates (other than his or her service as an Independent Director or officer of the Borrower or any other Affiliates that are structured to be “bankruptcy remote”); (iii) a Person controlling or under common control with any partner, shareholder, member, manager, Affiliate or supplier of the Borrower or any Affiliate of the Borrower or (iv) any member of the immediate family of a person described in clauses (i), (ii) or (iii); provided, that an independent manager may serve in similar capacities for other special purpose entities established from time to time by Affiliates of the Borrower and (B) has (i) prior experience as an independent director or manager for a Person whose charter documents required the consent of the independent director thereof before such Person could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities and who is provided by Puglisi & Associates, Citadel SPV (USA), LLC, Corporation Service Company, CT Corporation, Lord Securities Corporation, National Registered Agents, Inc., Stewart Management Company, Wilmington Trust Company, or, if none of those companies is then providing professional independent directors, another nationally-recognized company reasonably approved by Agent.

“Individual Lender Maximum Funding Amount” means, as to each Lender on any date of determination, the maximum amount of Advances to the Borrower that may be lent by such Lender pursuant to Section 2.01 in an aggregate principal amount at any one time outstanding for such Lender up to but not exceeding the amount applicable to such Lender on such date of determination as specified on Schedule 1 or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Individual Lender Maximum Funding Amount, as applicable, as such amount may be reduced from time to time pursuant to Section 2.07 or increased or reduced from time to time pursuant to assignments effected in accordance with Section 13.06(a).

“Industry Classification” means the industry classifications set forth in Schedule 4 hereto, including, at the Servicer’s request, any modifications that may be made thereto or additional categories that may be subsequently established by reference to the Moody’s codes. The determination of which Industry Classification to which an Obligor belongs shall be made in good faith by the Servicer.

“Ineligible Collateral Loan” means, at any time, a Collateral Loan or any portion thereof, that fails to satisfy any criteria of the definition of Eligible Collateral Loan as of the date when such criteria are applicable (other than any criteria that has been waived pursuant to the definition thereof); it being understood that such criteria in the definition of Eligible Collateral Loan that is specified to be applicable only as of the date of acquisition of such Collateral Loan shall not be applicable after the date of acquisition of such Collateral Loan.

“Initial AUP Report Date” has the meaning assigned to such term in Section 8.08(a).

“Initial Asset List” has the meaning specified in Section 2.02(a) hereof.

“Insolvency Event” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under the Bankruptcy Code or any other applicable insolvency law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Instrument” has the meaning specified in Section 9-102(a)(47) of the UCC.

“Interest” means, for each day during an Interest Accrual Period, with respect to the Advances, the sum of the products (for each day elapsed during such Interest Accrual Period or other period) of:

where:

IR = the Interest Rate applicable for such day;

P = the principal amount of the Advances outstanding on such day; and

D = (x) with respect to Advances other than GBP Advances and CAD Advances, 360 days and (y) with respect to GBP Advances and CAD Advances, 365 days.

“Interest Accrual Period” means (a) with respect to the first Payment Date, the period from and including the Closing Date to and including the last Business Day of the calendar month preceding the first Payment Date and (b) with respect to any subsequent Payment Date, the period from and including the first Business Day of the calendar month in which the preceding Payment Date occurred and ending on the last Business Day of the calendar month immediately preceding the month in which such Payment Date occurs; provided that the final Interest Accrual Period hereunder shall end on and include the day prior to the payment in full of the Advances hereunder.

“Interest Collection Subaccount” has the meaning assigned to such term in Section 8.02(a).

“Interest Coverage Ratio” means, with respect to any Collateral Loan for any Relevant Test Period, the meaning of “Interest Coverage Ratio,” “Pro Forma Interest Coverage Ratio” or any comparable term in the Related Documents for such Collateral Loan, and in any case that “Interest Coverage Ratio,” “Pro Forma Interest Coverage Ratio” or such comparable term is not defined in such Related Documents, the ratio, for such Collateral Loan, of (a) EBITDA of the related Obligor for the Relevant Test Period to (b) cash interest expense of such Obligor for the Relevant Test Period, in each case, as calculated by the Servicer in good faith using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the applicable Related Documents.

“Interest Proceeds” means, with respect to any Collection Period or the related Determination Date, without duplication, the sum of:

(a) all payments of interest and other income received in cash by the Borrower during such Collection Period on the Collateral Loans (including interest purchased with Principal Proceeds, interest and other income received in cash on Ineligible Collateral Loans and the accrued interest received in cash in connection with a sale of any such Collateral Loan during such Collection Period);

(b) all principal and interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with Interest Proceeds and all interest payments received by the Borrower during such Collection Period on Eligible Investments purchased with amounts credited to the Revolving Reserve Account;

(c) all amendment and waiver fees, late payment fees (including compensation for delayed settlement or trades), and all protection fees and other fees and commissions received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds;

(d) commitment fees, facility fees, anniversary fees, ticking fees and other similar fees received by the Borrower during such Collection Period unless the Servicer has determined in its sole discretion that such payments are to be treated as Principal Proceeds; and

(e) cash contributed to the Borrower that the Borrower specified in the Contribution Notice shall constitute Interest Proceeds and is deposited into a Collection Account in accordance with Section 8.02 as designated by the Borrower;

provided that:

(1) as to any Defaulted Collateral Loan (and only so long as it remains a Defaulted Collateral Loan), any amounts received in respect thereof will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all Collections in respect thereof since it became a Defaulted Collateral Loan equals the Principal Balance of such Defaulted Collateral Loan at the time as of which it became a Defaulted Collateral Loan and all amounts received in excess thereof will constitute Interest Proceeds; and

(2) any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Collateral Loan will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the outstanding Principal Balance of the related Collateral Loan, at the time it became a Defaulted Collateral Loan, for which such Equity Security was received in exchange.

“Interest Rate” means, as of any date of determination, an interest rate per annum equal to Term SOFR (or the Base Rate, if applicable) plus the Applicable Margin provided, however that with respect to Obligations that accrue interest at the Post-Default Rate pursuant to Section 2.14, the applicable Interest Rate shall be the Post-Default Rate.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

“Investor Report” means the ongoing quarterly investor reports required pursuant to and in accordance with Article 7(1)(e) of the EU Securitisation Regulation.

“Law” means any action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, treaty, rule of public policy, settlement agreement, statute, or writ, of any Governmental Authority, or any particular section, part or provision thereof.

“Lender” means each Person listed on Schedule 1 and any other Person that shall have become a party hereto in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Lender Fee Letter” means that certain fee letter, dated as of the Closing Date, by and among the Lenders, the Borrower and the Servicer, as amended or supplemented from time to time, and any other fee letter between a Lender, the Borrower and the Servicer that identifies itself as a Lender Fee Letter hereunder.

“Liabilities” means all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable and documented out-of-pocket fees and expenses of agents, experts and outside attorneys) and disbursements of any kind or nature whatsoever.

“Lien” means any mortgage, pledge, hypothecation, assignment, encumbrance, lien or security interest (statutory or other), or preference, priority or other security agreement, charge or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing authorized by the Borrower of any financing statement under the UCC or comparable law of any jurisdiction).

“Listed Collateral Loan” means, at any time, a Collateral Loan constituting a Broadly Syndicated Loan for which one or more bids are quoted and available from a Pricing Source, subject in each case to the proviso in the definition of “Listed Value”.

“Listed Value” means, for any Listed Collateral Loan at any time, the bid price for such Collateral Loan most recently quoted by a Pricing Source (or, if more than one such bid side price, then the average of such prices); provided that, if the Administrative Agent determines in its reasonable discretion that the price quoted by the applicable Pricing Source is based on less than two bona fide bids or otherwise does not reflect a bona fide trading level, the Listed Value shall be determined by the Administrative Agent in good faith and in a commercially reasonable manner.

“LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Borrower (as amended, restated, amended and restated, or otherwise modified).

“Loan Class” means a Class 1 Loan, a Class 2 Loan, a Class 3 Loan, or a Class 4 Loan, as applicable.

“Loan Sale Agreement” means that certain Purchase and Sale Agreement, dated as of the Closing Date, by and between the Equityholder and the Borrower, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Loan Type” means a First Lien Loan, a First Lien Last Out Loan, a Second Lien Loan or an Eligible Holdco Loan, as applicable.

“Loan Value” means, with respect to each Collateral Loan, as of any date of determination and expressed as a percentage of the Principal Balance of such Collateral Loan, a percentage equal to:

(a) if a Revaluation Event has not occurred with respect to such Collateral Loan and such Collateral Loan was purchased by the Borrower within sixty (60) calendar days of its origination, the purchase price of such Collateral Loan (excluding any original issue discount of 3% or less),

(b) if a Revaluation Event has not occurred with respect to such Collateral Loan and such Collateral Loan was not purchased by the Borrower within sixty (60) calendar days of its origination, a value determined by the Administrative Agent in its sole discretion at the time of acquisition or origination by the Borrower;

(c) if a Revaluation Event has occurred with respect to such Collateral Loan and such Collateral Loan is not a Defaulted Collateral Loan, the fair market value of such

Collateral Loan as determined by the Administrative Agent in its sole discretion; provided, that if such Collateral Loan is a Listed Collateral Loan, such fair market value shall not be less than the Listed Value thereof unless the Administrative Agent determines in its reasonable discretion that the price quoted by the applicable Pricing Source is based on less than two bona fide bids or otherwise does not reflect a bona fide trading level;

(d) if a Revaluation Event has occurred with respect to such Collateral Loan and such Collateral Loan is a Defaulted Collateral Loan, the fair market value of such Collateral Loan as determined by the Administrative Agent in its sole discretion;

(e) if Collateral Loan is a Defaulted Collateral Loan, an Equity Security or a PIK Loan (other than a Partial PIK Loan or an Excluded Partial PIK Loan), zero.

If the Borrower disagrees with the Loan Value assigned by the Administrative Agent to a Collateral Loan pursuant to clauses (b) or (c) above (an “Agent Valuation”), then the Borrower may, at its own expense, either (I) (1) no later than three (3) Business Days after the Administrative Agent adjusts the loan value (the “Dispute Period”), obtain two (2) or more actionable bids from an Approved Valuation Firm for a principal amount of such Collateral Loan (each, a “Third Party Bid”) or (2) no later than one (1) Business Day after the Administrative Agent assigns such Agent Valuation, obtain same day bid side pricing from Loan Pricing Corp. or IHS Markit Ltd. (or such other pricing service approved by the Administrative Agent in its sole discretion) (“Same Day Pricing”) with a minimum quote depth of two (2), or (II) (1) obtain an Appraisal from an Approved Valuation Firm or (2) with the Administrative Agent’s prior consent, a different valuation firm selected by the Borrower. If the Borrower obtains two (2) or more Third Party Bids pursuant to sub-clause (I)(1) above, then the average of such Third Party Bids shall be treated as the amended Loan Value. If the Borrower obtains Same Day Pricing pursuant to sub-clause (I)(2) above, then such pricing shall be treated as the amended Loan Value. If the Borrower obtains an Appraisal pursuant to sub-clause (II) above, then such Appraisal (or if it is a range, the midpoint of such range) shall be treated as the amended Loan Value.

If the Borrower is unable to obtain bids or pricing that satisfy the requirements set forth in sub-clauses (I)(1) or (I)(2) above, or an Appraisal that satisfies the requirements set forth in sub-clause (II) above, the Agent Valuation shall remain the Loan Value.

If the Loan Value of a Collateral Loan is disputed pursuant to sub-clause (II) above, then the Administrative Agent may at its own expense obtain an Appraisal from an alternative Approved Valuation Firm and the average of both Appraisals shall constitute the Loan Value upon delivery of a copy of such Appraisal to the Borrower and the Equityholder.

After the Loan Value of a Collateral Loan is adjusted as a result of a Revaluation Event, such Loan Value shall not be adjusted downward until a new Revaluation Event occurs after such adjustment, but may be adjusted upward (at the Administrative Agent’s discretion) if the facts giving rise to the adjustment no longer exist or the credit profile of the applicable Obligor improves (such adjustment to be made in accordance with one of the methodologies above).

For the duration of the Dispute Period, the Loan Value of a Collateral Loan that is disputed shall be the midpoint of the Agent Valuation and the Loan Value prior to the occurrence of the relevant Revaluation Event.

“Lookback Period” means five RFR Banking Days.

“Maintenance Covenant” means, as of any date of determination, a covenant by the Obligor of a Collateral Loan to comply with one or more financial covenants during each reporting period applicable to such Collateral Loan; provided that a covenant that otherwise satisfies the definition hereof and only applies when amounts are outstanding under the related Collateral Loan shall be a Maintenance Covenant.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Adverse Effect” means a material adverse effect on (a) the operations, business, properties, assets, or liabilities (actual or contingent) of the Borrower or the Servicer either individually or taken as a whole, (b) the validity or enforceability of this Agreement or any other Facility Document or the validity, enforceability or collectability of the Collateral Loans or the Related Documents generally or any material portion of the Collateral Loans or the Related Documents, (c) the rights and remedies of the Administrative Agent, the Lenders and the other Secured Parties with respect to matters arising under this Agreement or any other Facility Document, (d) the ability of each of the Borrower or the Servicer to perform its obligations under any Facility Document to which it is a party, or (e) the status, existence, perfection, priority or enforceability of the Collateral Agent’s Lien on the Collateral; provided that, for the avoidance of doubt, “Material Adverse Effect” does not include the occurrence of a Revaluation Event, Material Modification or change in Loan Value in relation to any one or more Eligible Collateral Loans.

“Material Modification” means, with respect to any Collateral Loan, any amendment, waiver, consent or modification of, or supplement to or inaction with, a Related Document with respect thereto (it being understood that a release document or similar instrument executed or delivered in connection with a disposition that is otherwise permitted under the applicable Related Documents shall not constitute an amendment or modification to such Related Document) executed or effected after the date on which such Collateral Loan is acquired by the Borrower, that:

(a) reduces, defers or forgives any principal amount of such Collateral Loan;

(b) reduces or forgives one or more interest payments which reduces the spread or coupon by more than 50 basis points or permits any interest due with respect to such Collateral Loan in cash to be deferred or capitalized and added to the principal amount of such Collateral Loan (other than (i) any modification that results in such Collateral Loan becoming a Partial PIK Loan, which, at the Borrower’s option, either (x) constitutes a “Revaluation Event” and a reclassification of such Collateral Loan as a Partial PIK Loan for purposes of clause (l) of the Concentration Limitations or (y) can be resubmitted to the Administrative Agent for approval under Section 2.02 as a new Collateral Loan, or (ii) any deferral or capitalization already expressly permitted by the terms of its Related Documents or pursuant to the application of a pricing grid, in each case, as of the date such Collateral

Loan was acquired by the Borrower or (iii) any change related to the replacement of a benchmark rate);

(c) extends, delays or waives any date fixed for any scheduled payment (including at maturity) of principal on such Collateral Loan, subject to any grace period agreed to by the Administrative Agent at the time of such modification;

(d) in the case of a First Lien Last Out Loan, a First Lien Loan, or a Recurring Revenue Loan, contractually or structurally subordinates such Collateral Loan by operation of a priority of payments, turnover provisions or the transfer of assets in order to limit recourse to the related Obligor (other than as permitted by the terms of the Related Documents on the date such Collateral Loan was acquired or, in the case of a First Lien Last Out Loan, a modification that subordinated such Collateral Loan in the manner contemplated in the definition of “First Lien Last Out Loan”);

(e) substitutes, alters, releases or terminates any material portion of the underlying assets securing such Collateral Loan without repayment (unless (i) such substitution, alteration, release or termination is expressly permitted by the Related Documents as of the date such Collateral Loan was acquired by the Borrower (or the Servicer on behalf of the Borrower) and (ii) no payment of principal payable under such Collateral Loan has been waived (and not subsequently paid)) or releases any material guarantor or co-Obligor from its obligations with respect thereto (other than as expressly permitted by the Related Documents as of the date such Collateral Loan was acquired by the Borrower) (or the Servicer on behalf of the Borrower) and each such substitution, alteration, release or termination materially and adversely affects the value of such Collateral Loan (as determined in the commercially reasonable discretion of the Administrative Agent);

(f) modifies any term or provision of the Related Documents of such Collateral Loan that impacts the calculation of any financial maintenance covenants or the related default or event of default provisions with respect to the related Collateral Loan, in each case, in a manner that is materially adverse to the value of such Collateral Loan as determined by the Administrative Agent in consultation with the Borrower; or

(g) results in change of currency of the Collateral Loan.

“Maximum Available Amount” means, on any date of determination, an amount equal to the lesser of:

(a) the Maximum Facility Amount at such time; and

(b) the Borrowing Base (calculated after giving effect to the deposit or investment of such borrowed funds on the borrowing date).

“Maximum Facility Amount” means $400,000,000 (as such amount may be reduced pursuant to Section 2.07); provided that it is understood that the loan facility established under this Agreement is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List), provided that the related conditions precedent set forth in Article III are satisfied with respect to such Advances on the applicable Borrowing Date.

“Maximum Portfolio Amount” means, as of any date of determination, the sum of (i) the greater of (x) the Maximum Facility Amount and (y) the fair market value of the Borrower’s assets, as determined solely by the Administrative Agent and (ii) the aggregate amount of all contributions by the Equityholder to the Borrower (other than contributions made to cure a Default or an Event of Default) less any distributions that constitute a return of capital to the Equityholder.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of the Collateral Loans as of such date is less than or equal to seven (7) years.

“Measurement Date” means (a) the Closing Date, (b) each Borrowing Date, (c) each Monthly Report Determination Date, (d) each Payment Date Report Determination Date and (e) each other date reasonably requested by the Administrative Agent.

“Mezzanine Obligations” means unsecured obligations that are contractually subordinated in right of payment to other debt of the same issuer.

“Minimum Floating Spread” means 4.25%.

“Minimum Weighted Average Spread Test” means a test that is satisfied on any date of determination if the Weighted Average Floating Spread equals or exceeds the Minimum Floating Spread.

“Minimum OC Coverage Test” means, as of any date, a test that is satisfied if the OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Money” has the meaning specified in Section 1-201(24) of the UCC.

“Monthly Report” has the meaning assigned to such term in Section 8.06(a).

“Monthly Report Determination Date” has the meaning assigned to such term in Section 8.06(a).

“Monthly Reporting Date” has the meaning assigned to such term in Section 8.06(a).

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Multicurrency Lender” means each Person listed on Schedule 1 as a “Multicurrency Lender” as of the Closing Date and any other Person that shall have become a party hereto as a “Multicurrency Lender” in accordance with the terms hereof pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower, the Equityholder or the Servicer or a member of an ERISA Group or to which the Borrower, the Equityholder or the Servicer or a member of an ERISA Group is obligated to make contributions or has any liability.

“Net-Debt-to-Recurring-Revenue Ratio” means, with respect to any Collateral Loan for any period, the meaning of “Net-Debt-to-Recurring-Revenue Ratio” or any comparable term defined in the Related Documents for such Collateral Loan, and in any case that “Net-Debt-to-Recurring-Revenue Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) indebtedness of the related Obligor under such Collateral Loan and all other indebtedness of such Obligor that is senior or pari passu in right of payment to such Collateral Loan minus Unrestricted Cash and cash equivalents to (b) TTM Recurring Revenue, as calculated by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents; provided that, in the event of a lack of any such information necessary to calculate the Net-Debt-to-Recurring-Revenue Ratio for any Collateral Loan, the Net-Debt-to-Recurring-Revenue Ratio for such Collateral Loan shall be a ratio calculated by the Administrative Agent in its sole discretion after consultation with the Servicer or, if agreed to by the Administrative Agent, by the Servicer in good faith in accordance with the Servicing Standard.

“Non-Dollar Sublimit” means 10% of the Maximum Facility Amount. The Non-Dollar Sublimit is part of, and not in addition to, the Maximum Facility Amount.

“Note” means each promissory note, if any, issued by the Borrower to a Lender in accordance with the provisions of Section 2.04(b), substantially in the form of Exhibit A.

“Notice of Borrowing” has the meaning assigned to such term in Section 2.03(a).

“Notice of Prepayment” has the meaning assigned to such term in Section 2.06(a).

“NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all indebtedness, whether absolute, fixed or contingent, at any time or from time to time owing by the Borrower to any Secured Party or any Affected Person under or in connection with this Agreement, the Notes or any other Facility Document, including all amounts payable by the Borrower in respect of the Advances, with interest thereon, and all other amounts payable hereunder or thereunder by the Borrower.

“Obligor” means, in respect of any Collateral Loan, each Person obligated to pay Collections in respect of such Collateral Loan, including any applicable guarantors; provided that for purposes of determining the domicile of an Obligor for purposes of the definitions of Concentration Limitations and Eligible Collateral Loan, the term “Obligor” shall only include the Person in respect of which the Collateral Loan was principally underwritten.

“Obligor Measurement Date” means the last day of each relevant period for which an Obligor delivers financial reporting information that includes the calculation of financial covenants, as certified by a Responsible Officer of such Obligor (which is required to occur no less frequently than quarterly).

“OC Ratio” means, as of any Business Day, the ratio of (a) the sum of (x) the Borrowing Base and (y) solely with respect to any Collateral Loans subject to a binding commitment to be contributed to the Borrower on a cashless basis that has not yet settled within ten (10) Business Days following entry into such commitment, the Implied Equity in connection with any acquisition of Collateral Loans for which the Borrower has entered into a binding commitment to acquire that have not yet settled and (b) the OC Ratio Denominator.

“OC Ratio Breach” means, on any Business Day, a failure of the Minimum OC Coverage Test.

“OC Ratio Denominator” means, as of any Business Day, the sum of (a) the Dollar Equivalent of the aggregate outstanding principal balance of the Advances, (b) the Dollar Equivalent of the aggregate cash purchase price of all Collateral Loans for which the Borrower has entered into a binding commitment to purchase that have not yet settled and (c) solely with respect to any Collateral Loans subject to a binding commitment to be contributed to the Borrower on a cashless basis that has not yet settled within ten (10) Business Days following entry into such commitment, the Adjusted Principal Balance of such Collateral Loan as agreed in connection with the relevant Approval Request.

“OECD” means the Organisation for Economic Co-Operation and Development.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Optional Sale” has the meaning assigned to such term in Section 10.01(e).

“Optional Sale Date” means any Business Day, provided 45 days’ prior written notice is given in accordance with Section 10.01(e).

“Other Connection Taxes” means, in the case of any Secured Party, any Taxes imposed as a result of a present or former connection between such Secured Party and the jurisdiction imposing such Tax (other than connections arising from such Secured Party having executed, delivered, become a party to, performed obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, the Notes or any other Facility Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to any Facility Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.03(h)).

“Partial PIK Loan” means a Collateral Loan where an Obligor has elected (and such election remains effective) to pay only a portion of the accrued and unpaid interest in Cash on a current basis, the remainder of which is or can be deferred and paid later; provided that (x) the portion of such interest required to be paid in Cash pursuant to the terms of the applicable Related Documents: (i) for floating rate instruments, carries a current cash pay spread not less than 2.25% per annum above the applicable index or (ii) for fixed rate instruments, carries a current cash pay spread not less than seven percent (7.00) % per annum.

“Participant” means any bank or other Person to whom a participation is sold as permitted by Section 13.06(c).

“Participant Register” has the meaning assigned to such term in Section 13.06(c)(ii).

“PATRIOT Act” has the meaning assigned to such term in Section 13.15.

“Payment Account” has the meaning assigned to such term in Section 8.03.

“Payment Date” means the 16th day of each April, July, October and January commencing with January 2026; provided that, if any such day is not a Business Day, then such Payment Date shall be the next succeeding Business Day.

“Payment Date Report” has the meaning assigned to such term in Section 8.06(b).

“Payment Date Report Determination Date” has the meaning assigned to such term in Section 8.06(b).

“PBGC” means the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

“Percentage” means with respect to any Lender as of any date of determination, (a) with respect to each Lender party hereto and listed on Schedule 1, the percentage applicable to such Lender on such date of determination as specified on Schedule 1, as such amount is reduced by any Assignment and Acceptance entered into by such Lender with an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor, and (b) with respect to each Lender that has become a party hereto pursuant to an Assignment and Acceptance and not listed on Schedule 1, the percentage set forth therein as such Lender’s Percentage, in each case as such amount is reduced by an Assignment and Acceptance entered into between such Lender and an assignee or increased by any Assignment and Acceptance entered into by such Lender with an assignor.

“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA.”

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Assignee” means (a) a Lender or any of its Affiliates or (b) any Person managed by a Lender or any of its Affiliates.

“Permitted Currencies” means Australian Dollars, Pounds Sterling, Euro, Dollars, Canadian Dollars and any other currency consented to by the Administrative Agent and available to the Collateral Agent.

“Permitted Distribution” means, on any Business Day, distributions of (x) Interest Proceeds so long as immediately after giving effect to such Permitted Distribution, sufficient Interest Proceeds remain to pay all amounts payable on the immediately following Payment Date pursuant to Section 9.01(a)(i) as determined by the Servicer in good faith and/or (y) prior to the last day of the Reinvestment Period, Principal Proceeds; provided that amounts may be distributed pursuant to this definition so long as (i) no (A) Event of Default, (B) Default caused by the occurrence of an event that with the passage of time, the giving of notice, or both, would constitute an Event of Default pursuant to Section 6.01(a), (b) or (l) or (C) Default, other than a Default pursuant to clause (B), that would be worsened or otherwise become an Event of Default as a result of such Permitted Distribution, has occurred and is continuing (or would occur immediately after giving effect to such Permitted Distribution), (ii) the Minimum OC Coverage Test is satisfied immediately prior to and immediately after giving effect to such Permitted Distribution and (iii) solely with respect to clause (y) above, the OC Ratio as of such date is equal to or greater than 1.05:1.00. Notwithstanding the foregoing, nothing in this definition shall limit the right or ability of the Borrower to make a Permitted Tax Distribution.

“Permitted Liens” means any of the following: (a) Liens for Taxes if such Taxes shall not at the time be due and payable or if a Person shall currently be contesting the validity thereof in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of such Person; (b) Liens imposed by law, such as materialmen’s, warehousemen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising by operation of law in the ordinary course of business for sums that are not overdue or are being contested in good faith; (c) Liens granted pursuant to or by the Facility Documents, (d) judgement Liens not constituting an Event of Default hereunder, (e) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by such Person, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management, operating account arrangements and netting arrangements, (f) with respect to collateral underlying any Collateral Loan, the Lien in favor of the Borrower herein and Liens permitted under the underlying instruments related to such Collateral Loan, (g) as to any agented Collateral Loan, Liens in favor of the agent on behalf of all the lenders to the related obligor, (h) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (x) attach only to the securities (or proceeds) being purchased or sold and (y) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with financing, (i) other customary Liens permitted with respect to the Collateral consistent with the Servicing Standard, (j) liens accorded priority by law in favor of any Governmental Authority and (k) precautionary Liens, and filings of financing statements under the UCC, covering assets sold or contributed to any Person not prohibited hereunder.

“Permitted Offer” means a tender offer pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Loan) in exchange for consideration consisting of (x) Cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligation being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Loans plus any accrued and unpaid interest in Cash.

“Permitted Refinancing” means any refinancing transaction undertaken by the Equityholder, the Borrower or an Affiliate of the Equityholder that is secured, directly or indirectly, by any Collateral Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement.

“Permitted Securitization” means any private or public term or conduit securitization transaction (a) undertaken by the Equityholder, the Borrower or an Affiliate of the Equityholder, that is secured, directly or indirectly, by any Collateral Loan currently or formerly included in the Collateral or any portion thereof or any interest therein released from the Lien of this Agreement, including, without limitation, any collateralized loan obligation or collateralized debt obligation offering or other asset securitization and (b) in the case of a term securitization, in which the Equityholder or an Affiliate thereof or underwriter or placement agent has agreed to purchase or place 100% of the equity and non-investment grade tranches of notes issued in such term securitization transaction. For the avoidance of doubt, notwithstanding any agreement by the Equityholder or an Affiliate to purchase or place 100% of the equity in such term securitization transaction, any such party agreeing to so purchase or place may designate other Persons as purchasers of such equity provided such party or parties remain primarily liable therefor if such designees fail to purchase or place in connection with the closing date of such term securitization and/or, after the closing of such term securitization, may transfer equity it purchases at the closing thereof.

“Permitted Tax Distribution” means distributions to the Equityholder (from the Collection Account or otherwise) to the extent required to allow the Equityholder to make sufficient distributions to qualify as a “regulated investment company” within the meaning of Section 851 of the Code and to otherwise eliminate federal or state income or excise taxes payable by the Equityholder in or with respect to any taxable year of the Equityholder (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of the Equityholder shall not exceed 115% of the amounts that the Borrower would have been required to distribute to the Equityholder to: (i) allow the Borrower to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Borrower’s liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Borrower’s liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Borrower had qualified to be taxed as a regulated investment company under the Code, (B) after the occurrence and during the continuance of an Event of Default, the amount of Permitted Tax Distributions made in any calendar quarter shall not exceed U.S.$1,500,000 (or such greater amount consented to by the Administrative Agent in its sole discretion) and (C) amounts may be distributed pursuant to this definition only to the extent of available Excess Interest Proceeds and/or Principal Proceeds and only so long as (x) each Coverage Test is satisfied immediately prior to and immediately after giving effect to such Permitted Tax Distribution (unless otherwise consented to by the Administrative Agent in its sole discretion), (y) the Borrower certifies the above in a RIC Distribution Notice to the Administrative Agent (with a copy to the Collateral Agent) at least two (2) Business Days prior to the applicable distribution and (z) the Borrower provides at least two (2) Business Days’ prior written notice thereof to the Administrative Agent and the Collateral Agent.

“Permitted Working Capital Lien” has the meaning assigned to such term in the definition of “First Lien Loan”.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“PIK Loan” means a loan (other than a Partial PIK Loan) that permits the Obligor thereon to defer or capitalize any portion of the accrued interest thereon.

“Plan” means an employee pension benefit plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 302 of ERISA or Section 412 of the Code, in any case, which is sponsored by the Borrower, the Equityholder, the Servicer or a member of an ERISA Group or to which the Borrower, the Equityholder, the Servicer or a member of an ERISA Group is obligated to make contributions or has any liability.

“Plan Asset Rule” has the meaning assigned to such term in Section 4.01(l).

“Portfolio Advance Rate Adjustment” means, as of any date of determination, the percentage set forth on the table below corresponding to the highest Diversity Score then-applicable to the Collateral Loans:

(i) for the period from the Closing Date to and including the date that is the six (6) month anniversary of the Closing Date:

Diversity Score	Advance Rate Adjustment
Less than 4	0%
Greater than or equal to 4, but less than 6	40%
Greater than or equal to 6, but less than 10	60%
Greater than or equal to 10, but less than 11	80%
Greater than or equal to 11	100%

(ii) for the period after the six (6) month anniversary of the Closing Date:

Diversity Score	Advance Rate Adjustment
Less than 4	0%
Greater than or equal to 4, but less than 6	40%
Greater than or equal to 6, but less than 10	60%
Greater than or equal to 10, but less than 14	80%
Greater than or equal to 14	100%

“Portfolio Report” means the ongoing quarterly portfolio level disclosure required pursuant to and in accordance with Article 7(1)(a) of the Securitisation Regulations.

“Post-Default Rate” means a rate per annum equal to the Interest Rate otherwise in effect pursuant to this Agreement plus 2.00% per annum.

“Potential Servicer Control Event” means any event which, with the passage of time, the giving of notice, or both, would (if not cured or otherwise remedied during such time) constitute a Servicer Control Event.

“Pounds Sterling” and “₤” means the lawful currency of the United Kingdom.

“PRASR” means the Securitisation Part of the rulebook of published policy of the Prudential Regulation Authority of the Bank of England.

“Pricing Source” means Mark-it Partners (formerly known as Loan X).

“Prime Rate” means the rate determined by BNP from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by BNP in connection with extensions of credit to debtors.

“Principal Balance” means, with respect to any loan, as of any date of determination, the outstanding principal amount of such loan, excluding any capitalized interest.

“Principal Collection Subaccount” has the meaning assigned to such term in Section 8.02(a).

“Principal Proceeds” means, with respect to any Collection Period or the related Determination Date, all amounts received by the Borrower during such Collection Period that do not constitute Interest Proceeds, including unapplied proceeds of the Advances and any amounts received by the Borrower as equity contributions (and not designated as Interest Proceeds in accordance with Section 10.04).

“Priority of Payments” has the meaning assigned to such term in Section 9.01(a).

“Priority Revolver” means with respect to a Collateral Loan, a senior secured revolving facility incurred by the Obligor of such Collateral Loan that is prior in right of payment to such loan.

“Private Authorizations” means all franchises, permits, licenses, approvals, consents and other authorizations of all Persons (other than Governmental Authorities).

“Proceeds” has, with reference to any asset or property, the meaning assigned to it under Section 9-102(a)(64) of the UCC and, in any event, shall include any and all amounts from time to time paid or payable under or in connection with such asset or property.

“Prohibited Loan” has the meaning assigned to such term on Schedule 2.

“Proposed Asset List” has the meaning specified in Section 2.02(b).

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning set forth in Section 13.25.

“QIB” has the meaning assigned to such term in Section 13.06(e).

“Qualified Institution” means a depository institution, bank or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (a)(i) that has either (A) a long-term issuer or unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (B) a short-term issuer or unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P or “P-1” or better by Moody’s, (ii) the parent corporation of which has either (A) a long-term issuer or unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (B) a short-term issuer or unsecured debt rating or certificate of deposit rating of “A-1” or better by S&P and “P-1” or better by Moody’s or (iii) is otherwise acceptable to the Administrative Agent and (b) the deposits of which are insured by the Federal Deposit Insurance Corporation.

“Qualified Purchaser” has the meaning assigned to such term in Section 13.06(e).

“Recipient” means the Administrative Agent and each Lender.

“Recurring Revenue” means, with respect to any Obligor, (a) the “Recurring Revenue” of such Obligor or any comparable term defined in the Related Documents, or (b) in the case of any Collateral Loan with respect to which the Related Documents do not include a definition of “Recurring Revenue” or any comparable term, the amount of revenues of such Obligor in respect of perpetual licenses, subscription agreements, maintenance streams or other similar and perpetual cash flow streams, as calculated by the Administrative Agent in its sole discretion after consultation with the Servicer or, if agreed to by the Administrative Agent, by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents.

“Recurring Revenue Loan” means a Collateral Loan that meets each of the following criteria as of the date of acquisition or origination by the Borrower, subject to waiver by the Administrative Agent in accordance with the definition of Eligible Collateral Loan hereto (for the avoidance of doubt, if any Collateral Loan does not meet the below listed conditions, but such failure is waived by the Administrative Agent, such Collateral Loan shall still be subject to the Advance Rates, Concentration Limitations and Revaluation Events applicable to Recurring Revenue Loans set forth herein):

(a) such Collateral Loan is a First Lien Loan;

(b) the Obligor with respect to such Collateral Loan is in a high growth industry or industry that customarily has businesses with recurring revenue models as determined by the Administrative Agent in its sole discretion or, if agreed to by the Administrative Agent, by the Servicer, in good faith in accordance with the Servicing Standard;

(c) the Obligor with respect to such Collateral Loan has generated a minimum of $25,000,000 in TTM Recurring Revenue during the most recent reporting period;

(d) the Net-Debt-to-Recurring-Revenue Ratio with respect to such Collateral Loan is less than 3.50:1.00 as of the later of the initial closing date of such Collateral Loan or the most recent Obligor Measurement Date, as applicable; and

(e) the Related Documents for such Collateral Loan require the Obligor with respect to such Collateral Loan to meet a minimum of two (2) financial maintenance covenants as determined by the Administrative Agent in its sole discretion, including a covenant for minimum liquidity and maximum ratio of principal loan amount outstanding to TTM Recurring Revenue.

“Register” has the meaning assigned to such term in Section 13.06(d).

“Regulation T,” “Regulation U” and “Regulation X” mean Regulation T, U and X, respectively, of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinvestment Period” means the period from and including the Closing Date to and including the earlier of (a) the date that is the third anniversary of the Closing Date and (b) the date of the termination of the Individual Lender Maximum Funding Amounts pursuant to Section 6.01.

“Related Documents” means, with respect to any Collateral Loan, (i) the loan or credit agreement evidencing such Collateral Loan, (ii) the principal security agreement, and (iii) if the same can be obtained without undue expense or effort, all other documents evidencing, securing, guarantying, governing or giving rise to such Collateral Loan but, for the avoidance of doubt, excluding immaterial certificates, notices and other ancillary documentation.

“Relevant Agents” has the meaning specified in Section 13.17.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board of the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Recipients” has the meaning specified in Section 13.24(a).

“Relevant Test Period” means, with respect to any Collateral Loan, the relevant test period for the calculation of EBITDA, Interest Coverage Ratio or Senior Net Leverage Ratio, as applicable, for such Collateral Loan in the applicable Related Documents or, if no such period is provided for therein, for Obligors delivering monthly financial statements, each period of the last twelve consecutive reported calendar months (provided that any such monthly financial statements will not be deemed reported hereunder until the date that is ten (10) Business Days after the date of receipt by the Borrower thereof), and for Obligors delivering quarterly financial statements, each period of the last four consecutive reported fiscal quarters of the principal Obligor on such Collateral Loan; provided that, with respect to any Collateral Loan for which the relevant test period is not provided for in the applicable Related Documents, if an Obligor is a newly-formed entity as to which twelve consecutive calendar months have not yet elapsed, “Relevant Test Period” shall initially include the period from the date of formation of such Obligor or closing date of the applicable Collateral Loan to the end of the twelfth calendar month or fourth fiscal quarter (as the case may be) from the date of formation or closing, as applicable, and shall subsequently include each period of the last twelve consecutive reported calendar months or four consecutive reported fiscal quarters (as the case may be) of such Obligor.

“Requested Amount” has the meaning assigned to such term in Section 2.03.

“Required Lenders” means, at any time, (a) Lenders having Percentages aggregating greater than or equal to 66 2/3% and (b) the Administrative Agent; provided that, in addition to the foregoing, (x) if there are two (2) or more Lenders that are not Affiliates at such time, at least two (2) Lenders that are not Affiliates shall be required to constitute “Required Lenders” and (y) Percentages owing to Defaulting Lenders shall be disregarded for the purposes of this definition.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means (a) in the case of (i) a corporation or (ii) a partnership or limited liability company that, in each case, pursuant to its Constituent Documents, has officers, any chief executive officer, chief financial officer, chief administrative officer, managing director, president, senior vice president, vice president, assistant vice president, treasurer, director or manager, and, in any case where two Responsible Officers are acting on behalf of such entity, the second such Responsible Officer may be a secretary or assistant secretary (provided that a director or manager of the Borrower shall be a Responsible Officer regardless of whether its Constituent Documents provide for officers), (b) without limitation of clause (a)(ii), in the case of a limited partnership, the Responsible Officer of the general partner, acting on behalf of such general partner in its capacity as general partner, (c) without limitation of clause (a)(ii), in the case of a limited liability company, any Responsible Officer of the sole member or managing member, acting on behalf of the sole member or managing member in its capacity as sole member or managing member, (d) in the case of a trust, the Responsible Officer of the trustee, acting on behalf of such trustee in its capacity as trustee, (e) an “authorized signatory” or “authorized officer” that has been so authorized pursuant to customary corporate proceedings, limited partnership proceedings, limited liability company proceedings or trust proceedings, as the case may be, and that has responsibilities commensurate with the matter for which it is acting as a Responsible Officer: the initial “authorized signatories” of the parties hereto are set forth on Schedule 6 (as such Schedule 6 may be modified from time to time by written notice), and (f) in the case of the Custodian, the Securities Intermediary, the Collateral Agent or Administrative Agent, an officer of the Custodian, the Securities Intermediary, the Collateral Agent or Administrative Agent, as applicable, duly authorized to act for or on behalf of such person and, in each case, having direct responsibility for the administration of this Agreement, the Custodian Agreement or the Account Control Agreement, as applicable.

“Retained Interest” has the meaning assigned to such term in Section 13.22(a).

“Retention Basis Amount” means the nominal value of all Collateral Loans held by the Borrower from time to time.

“Retention Holder Originated Collateral Loan” means (a) a Collateral Loan which the Equityholder, itself or through related entities, directly or indirectly, was involved in the original agreement which created the obligations or potential obligations of the debtor or potential debtor giving rise to such Collateral Loan; or (b) a Collateral Loan which the Equityholder purchased on its own account before transferring it to the Borrower.

“Revaluation Event” means, with respect to any Collateral Loan as of any date of determination, the occurrence of any one or more of the following events after the Trade Date (any of which, for the avoidance of doubt, may occur more than once):

(a) the Interest Coverage Ratio of the Obligor of such Collateral Loan for any Relevant Test Period (x) decreases by 20.0% or more from the time the Collateral Loan was acquired by the Borrower and (y) is less than 2.00:1.00;

(b) the Senior Net Leverage Ratio for any Relevant Test Period of the related Obligor with respect to such Collateral Loan (x) increases by either (i) 20.00% or (ii) 1.00:1.00, or more, in either case, from the ratio calculated on the date the Borrower acquired such Collateral Loan and (y) exceeds 3.00:1.00;

(c) an Insolvency Event occurs with respect to the Obligor;

(d) an Obligor defaults in the payment of principal or interest (after giving effect to any applicable grace period under the Related Documents, but not to exceed five days) with respect to such Collateral Loan or any other debt obligation of such Obligor secured by the same collateral and which is senior or pari passu to such Collateral Loan or the occurrence of any other default with respect to such Collateral Loan, in each case, together with the election by any agent or lender (including the Borrower) to accelerate such Collateral Loan or to enforce any other material secured creditor rights or remedies;

(e) the occurrence of a Material Modification with respect to such Collateral Loan that was not approved by the Administrative Agent (in its sole discretion);

(f) the related Obligor fails to deliver to the Borrower or the Servicer any quarterly or annual financial statements as required by the Related Documents of such Collateral Loan (after giving effect to any applicable grace period thereunder) or the Borrower fails to deliver such financial statements to the Administrative Agent as required herein;

(g) with respect to Broadly Syndicated Loans only, such Collateral Loan has (i) a long-term obligation rating assigned by Moody’s of “Caa1” or lower or (ii) a long-term issue credit rating assigned by S&P of “CCC+” or lower;

(h) with respect to Broadly Syndicated Loans only, such Collateral Loan has been downgraded by Moody’s or S&P by at least two rating sub-categories since it was acquired by the Borrower; provided, that if such Collateral Loan has been placed and remains on a credit watch with negative implication, it shall be treated as being downgraded by one rating sub-category;

(i) with respect to Recurring Revenue Loans only, the Net-Debt-to-Recurring-Revenue Ratio for the Relevant Test Period of the related Obligor with respect to such Collateral Loan increases by 0.50:1.00 or more from the ratio calculated on the date the Borrower acquired such Collateral Loan;

(j) with respect to Recurring Revenue Loans only, the TTM Recurring Revenue of the related Obligor with respect to such Collateral Loan decreases 20.0% or more from the time the Collateral Loan was acquired by the Borrower; or

(k) with respect to Eligible Holdco Loans only, the Interest Coverage Ratio of the of the Obligor of such Collateral Loan for any Relevant Test Period (x) decreases by 20.0% or more from the time the Collateral Loan was acquired by the Borrower or (y) is less than 2.00:1.00.

“Revolving Collateral Loan” means any Collateral Loan (other than a Delayed Drawdown Collateral Loan) that is a loan (including revolving loans, funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the related Obligor by the Borrower and which provides that such borrowed money may be repaid and re-borrowed from time to time; provided that any such Collateral Loan will be a Revolving Collateral Loan only until all commitments to make revolving advances to the Obligor expire or are terminated or irrevocably reduced to zero.

“Revolving Exposure” means, at any time, the sum of the Dollar Equivalent of the aggregate Unfunded Amount of each Collateral Loan (including each Ineligible Collateral Loan and each Defaulted Collateral Loan) at such time.

“Revolving Reserve Account” has the meaning assigned to such term in Section 8.04.

“RIC Distribution Notice” means a written notice setting forth the calculation of the Borrower’s net taxable income (determined as if the Borrower were a domestic corporation for U.S. federal income tax purposes) and of any Permitted Tax Distribution and certifying that the Equityholder remains a “regulated investment company” under Subchapter M of the Code.

“RFR Banking Day” means with respect to GBP Advances, a day (other than a Saturday or Sunday) in which banks are open for general business in London.

“Risk Retention Requirements” means the EU Risk Retention Requirement and the UK Risk Retention Requirement.

“S&P” means S&P Global Ratings, a Standard & Poor’s Financial Services, LLC business.

“Sale Settlement Condition” means, with respect to any binding commitment of the Borrower to sell a Collateral Loan, a condition that is beyond the control of the Borrower and/or the Servicer, as certified in writing by the Servicer to the Administrative Agent, which has resulted in the settlement of such sale not occurring within 30 days of the date of the Borrower entering into such binding commitment to sell.

“Sale Settlement Pending Collateral” means, on any date of determination, Collateral Loans that the Borrower, within the immediately preceding 30 days (or if a Sale Settlement Condition applies, within the immediately preceding 60 days (or any longer period to which the Administrative Agent may agree)), has entered into a binding commitment to sell that has not settled.

“Sanctioned Country” means, at any time, a country, region, or territory that is, or whose government is, the subject of comprehensive Sanctions.

“Sanctioned Person” means, at any time, a Person that is (a) the target of any Sanctions, (b) located, operating, organized or resident in a Sanctioned Country, or (c) owned or controlled (in each case as defined by the relevant Sanctions authority) by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means any economic or financial sanctions, trade embargoes and restrictions enacted, administered, imposed or enforced by the U.S. government, including OFAC, and the U.S. Department of State, the United Nations Security Council, the European Union or any EU member state or His Majesty’s Treasury.

“Scheduled Distribution” means, with respect to any Collateral Loan, for each Due Date, the scheduled payment of principal and/or interest and/or fees due on such Due Date with respect to such Collateral Loan.

“SECN” means the securitisation sourcebook of the handbook of rules and guidance adopted by the Financial Conduct Authority of the United Kingdom.

“Second Lien Loan” means any Collateral Loan (for purposes of this definition, a “loan”) that meets the following criteria:

(a) is secured by a pledge of collateral, which security interest is validly perfected and second priority (subject to liens permitted under the related underlying instruments that are reasonable and customary for similar Collateral Loans) under Applicable Law (other than a Collateral Loan that is second priority to a Permitted Working Capital Lien); and

(b) the Servicer determines in good faith that the value of the collateral securing the Collateral Loan (including based on enterprise value) on or about the time of origination or acquisition by the Borrower equals or exceeds the outstanding principal balance of the Collateral Loan plus the aggregate outstanding balances of all other Collateral Loans of equal or higher seniority secured by the same collateral.

“Secured Parties” means the Administrative Agent, the Collateral Agent, the Custodian, each Lender and the Securities Intermediary.

“Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, all as from time to time in effect.

“Securities Intermediary” means U.S. Bank National Association in its capacity as Securities Intermediary under the Account Control Agreement and any other entity as defined in Section 8-102(a)(14) of the UCC.

“Securitisation Regulations” the EU Securitisation Regulation and the UK Securitisation Framework.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC.

“Senior Net Leverage Ratio” means, with respect to any Collateral Loan (other than with respect to a Recurring Revenue Loan) for any Relevant Test Period, the meaning of “Senior Net Leverage Ratio” calculated using the most recent financial reporting available for such Collateral Loan, or any comparable term defined in the Related Documents for such Collateral Loan, and in any case that “Senior Net Leverage Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) senior secured indebtedness for borrowed money of the Obligor (other than indebtedness of such Obligor that is junior in terms of lien subordination to indebtedness of such Obligor held by the Borrower) minus Unrestricted Cash and cash equivalents of such Obligor and its subsidiaries that are loan parties to (b) EBITDA as calculated by the Servicer in accordance with the Servicing Standard.

“Servicer” means Overland Advantage, a Delaware statutory trust, in its capacity as servicer hereunder and any successor thereto in accordance herewith.

“Servicer Expense Cap” means, for any Payment Date, an amount not to exceed $75,000 during any twelve (12) month period.

“Servicer Expenses” means the out-of-pocket expenses incurred by the Servicer in connection with the Facility Documents.

“Servicer Fee” means, for any Collection Period, an amount equal to the product of (i) 0.50% per annum multiplied by (ii) the Fee Basis Amount, measured as of the Determination Date immediately preceding such Payment Date (calculated on the basis of a 360-day year and the actual number of days elapsed in the related Collection Period).

“Servicer Control Event” means any one of the following events:

(a) except as set forth in another clause of this definition, the Servicer breaches in any material respect any covenant or agreement applicable to it under this Agreement or any other Facility Document to which it is a party (it being understood that failure to meet any Coverage Test, any Concentration Limitation or the Collateral Quality Test is not a breach under this clause (a)), and, if capable of being cured, is not cured within 30 days of the earlier of (i) a Responsible Officer of the Servicer acquiring actual knowledge of such breach or (ii) the Servicer receiving written notice from either Agent of such breach;

(b) [Reserved];

(c) an act by the Servicer, or any of its senior investment personnel actively involved in managing the portfolio of the Borrower, that constitutes fraud or criminal activity in the performance of its obligations under the Facility Documents or the Servicer or any of its senior investment personnel actively involved in managing the portfolio of the Borrower being indicted for a criminal offense materially related to its asset management business; provided that the Servicer will be deemed to have cured any event of cause pursuant to this clause (c) if the Servicer (A)(x) with respect to any such person indicted for a criminal offense materially related to its asset management business, removes or causes the removal of such person from having any responsibility for the performance of the Servicer in managing the portfolio of the Borrower, or (y) terminates or causes the termination of employment of all individuals who engaged in the conduct constituting cause pursuant to this clause (c) and (B) makes the Borrower whole for any actual financial loss that such conduct caused the Borrower;

(d) the failure of any representation, warranty, or certification made or delivered by the Servicer in or pursuant to this Agreement or any other Facility Document to be correct when made that has a Material Adverse Effect on the Borrower or any Secured Party and is either incapable of being cured or is not cured within 30 days of the earlier of (i) a Responsible Officer of the Servicer acquiring actual knowledge of such breach or (ii) the Servicer receiving written notice from either Agent of such breach;

(e) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of $20,000,000, with respect to the Servicer (in each case, net of amounts covered by insurance), and the Servicer shall not have either (i) discharged, satisfied or provided for the discharge or satisfaction of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed, vacated or bonded during the pendency of the appeal, in each case, within sixty (60) days from the date of entry thereof;

(f) the Servicer shall have made payments to settle any litigation, claim or dispute (in each case, net of amounts covered by insurance) totaling more than, in the aggregate, $15,000,000;

(g) an Insolvency Event relating to the Servicer occurs;

(h) except as permitted hereunder, the Servicer or an Affiliate thereof meeting the requirements set forth in Section 11.01(c) ceases to be the Servicer;

(i) any failure by the Servicer to deliver any required reporting under the Facility Documents on or before the date occurring five (5) Business Days after the date such report is required to be made;

(j) any failure by the Servicer to deposit or credit, or to deliver for deposit, in the Covered Accounts any amount required hereunder to be so deposited, credited or delivered by it, or to make any distributions therefrom required by it, in each case on or before the date occurring three (3) Business Days after the date such deposit or distribution is required to be made by the Servicer; or

(k) a Change of Control occurs.

“Servicing Standard” has the meaning assigned to such term in Section 11.02(d).

“Solvent” means, as to any Person, such Person is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code or Section 271 of the Debtor and Creditor Law of the State of New York.

“SONIA” means, with respect to any Business Day, the sterling overnight index average published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the sterling overnight index average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source of the sterling overnight index average identified as such by the SONIA Administrator from time to time.

“SONIA Reporting Day” means the day which is the Lookback Period prior to the last day of the Interest Accrual Period or, if that day is not a Business Day, the immediately following Business Day.

“SONIA Reporting Time” means (a) with respect to an event described in Section 2.12(b)(i), close of business in London on the SONIA Reporting Day for the relevant GBP Advance, and (b) with respect to a Lender providing its GBP Funding Rate to the Administrative

Agent, close of business on the date falling two Business Days after the SONIA Reporting Day for the relevant GBP Advance (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Accrual Period for that GBP Advance).

“SR 2024” means the Securitisation Regulations 2024, as amended.

“Specified Eligible Investment” means an Eligible Investment meeting the requirements of Section 8.05(a) and that is available to the Collateral Agent, specified by the Servicer to the Collateral Agent (with a copy to the Administrative Agent) on or prior to the initial Borrowing Date; provided that, so long as no Event of Default shall have occurred and then be continuing, at any time with not less than five Business Days’ notice to the Collateral Agent (with a copy to the Administrative Agent) the Servicer may (and, if the then Specified Eligible Investment is no longer available to the Collateral Agent, shall) designate another Eligible Investment that meets the requirements of Section 8.05(a) and that is available to the Collateral Agent to be the Specified Eligible Investment for purposes hereof. After the occurrence and continuation of an Event of Default, a Specified Eligible Investment shall mean an Eligible Investment meeting the requirements of Section 8.05(a) and which has been selected by the Administrative Agent and specified to the Collateral Agent.

“Structured Finance Obligation” means any debt obligation owing by a special purpose finance vehicle that is secured directly and primarily by, primarily referenced to, and/or primarily representing ownership of, a pool of receivables or a pool of other assets, including collateralized debt obligations, residential mortgage-backed securities, commercial mortgage-backed securities, other asset-backed securities, “future flow” receivable transactions and other similar obligations; provided that loans to financial service companies, factoring businesses, health care providers and other genuine operating businesses do not constitute Structured Finance Obligations.

“Structuring Agent” means BNP Paribas Securities Corp.

“Substitute Eligible Collateral Loan” means each Eligible Collateral Loan pledged by the Borrower to the Collateral Agent, on behalf of the Secured Parties, pursuant to Section 10.01(d).

“Supported QFC” has the meaning set forth in Section 13.25.

“Synthetic Security” means a security or swap transaction (excluding, for purposes of this Agreement, a participation interest) that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“TARGET Day” means any day on which the T2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term CORRA” means, for any calculation with respect to a Term CORRA Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Accrual Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m., Toronto time, on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than three Business Days prior to such Periodic Term CORRA Determination Day.

“Term CORRA Administrator” means Candeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Borrowing” means any Advance comprised of Term CORRA Loans.

“Term CORRA Loan” means an Advance that bears interest at a rate based on the Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term SOFR” means, for any calculation with respect to an Advance in Dollars, the Term SOFR Reference Rate for a tenor equal to three (3) months on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Total Net Leverage Ratio” means, with respect to any Collateral Loan (other than with respect to a Recurring Revenue Loan) for any Relevant Test Period, the meaning of “Total Net Leverage Ratio” calculated using the most recent financial reporting available for such Collateral Loan, or any comparable term defined in the Related Documents for such Collateral Loan, and in any case that “Total Net Leverage Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) total indebtedness for borrowed money of the Obligor minus Unrestricted Cash and cash equivalents of such Obligor and its subsidiaries that are loan parties to (b) EBITDA as calculated by the Servicer in accordance with the Servicing Standard.

“Trade Date” has the meaning assigned to such term in Section 1.04(l).

“TTM Recurring Revenue” means, with respect to any Obligor and any date, the Recurring Revenue for such Obligor for the trailing twelve months ending on such date, as calculated by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents.

“UCC” means the New York Uniform Commercial Code; provided that if, by reason of any mandatory provisions of law, the perfection, the effect of perfection or non-perfection or priority of the security interests granted to the Collateral Agent pursuant to this Agreement are governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States of America other than the State of New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of such perfection, effect of perfection or non-perfection or priority.

“UK Due Diligence Requirements” means the due diligence and verification requirements applicable to UK Institutional Investors under SECN 4, Article 5 of Chapter 2 of the PRASR or regulations 32B to 32D (inclusive) of the SR 2024 (together with (a) all relevant guidance, policy statements and directions relating thereto published by the Financial Conduct Authority of the United Kingdom and/or the Prudential Regulation Authority and/or The Pensions Regulator (or their successors), (b) any guidelines relating to the application of the EU Risk Retention Requirement which are applicable in the United Kingdom and (c) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating thereto, in each case, as may be further amended, supplemented or replaced, from time to time ), in each case as in effect and/or amended or supplemented from time to time.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook

(as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Institutional Investor” has the meaning given to “institutional investor” under the SR 2024.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Risk Retention Requirement” means SECN 5 and Article 6 of Chapter 2 of the PRASR (together with (a) all relevant guidance, policy statements and directions relating thereto published by the Financial Conduct Authority of the United Kingdom and/or the Prudential Regulation Authority and/or The Pensions Regulator (or their successors), (b) any guidelines relating to the application of the EU Risk Retention Requirement which are applicable in the United Kingdom and (c) any other applicable laws, acts, statutory instruments, rules, guidance or policy statements published or enacted relating thereto, in each case, as may be further amended, supplemented or replaced, from time to time).

“UK Securitisation Framework” means the SR 2024, together with (i) the SECN, (ii) the PRASR, and (iii) relevant provisions of the FSMA, setting out the framework for the regulation of securitization in the United Kingdom.

“Uncertificated Security” has the meaning specified in Section 8-102(a)(18) of the UCC.

“Unfunded Amount” means, with respect to any Collateral Loan, as of any date of determination, the unfunded commitment of the Borrower with respect to such Collateral Loan as of such date.

“Unrestricted Cash” has the meaning assigned to the term “Unrestricted Cash” or any comparable term defined in the Related Documents for each Collateral Loan, and in any case that “Unrestricted Cash” or such comparable term is not defined in such Related Documents, all cash available for use for general corporate purposes and not held in any reserve account or legally or contractually restricted for any particular purposes or subject to any lien (other than blanket liens permitted under or granted in accordance with such Related Documents).

“Unused Fees” has the meaning assigned to such term in the Lender Fee Letter.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning set forth in Section 13.25.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 13.03(g)(iii).

“Volcker Rule” means Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

“Warranty Collateral Loans” has the meaning given in the Loan Sale Agreement.

“Weighted Average Advance Rate” means, as of any date of determination with respect to all Eligible Collateral Loans included in the Aggregate Net Collateral Balance, the number obtained by (a) summing the products obtained by multiplying (i) the Advance Rate of each Eligible Collateral Loan by (ii) such Eligible Collateral Loan’s contribution to the Aggregate Net Collateral Balance and dividing (b) such sum by the Aggregate Net Collateral Balance.

“Weighted Average Life” means, as of any date of determination with respect to all Eligible Collateral Loans, the number of years following such date obtained by:

(a) summing the products of (i) the Average Life at such time of each Eligible Collateral Loan multiplied by (ii)(A) the Principal Balance plus (B) the Unfunded Amount of such Collateral Loan; and

(b) dividing such sum by the sum of the Aggregate Principal Balance plus the Unfunded Amount of all Eligible Collateral Loans as of such date.

For purposes of the foregoing, the “Average Life” is, on any date of determination with respect to any Eligible Collateral Loan, the quotient obtained by dividing (i) the sum of the products of (A) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the respective dates of each successive Scheduled Distribution of principal of such Collateral Loan and (B) the respective amounts of principal of such Scheduled Distributions by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Loan. The Average Life of the Unfunded Amount of such Collateral Loan will be deemed to equal the Average Life of such amount of such Collateral Loan if such amount were funded. Notwithstanding the foregoing, the Weighted Average Life of a Revolving Collateral Loan shall be excluded from such calculation unless mutually agreed to by the Borrower and the Administrative Agent.

“Weighted Average Floating Spread” means, as of any Measurement Date, a fraction (expressed as a percentage) obtained by (i)(x) multiplying the Principal Balance of each floating rate Collateral Loan (excluding the unfunded portion of any Delayed Drawdown Collateral Loan or Revolving Collateral Loan) held by the Borrower as of such Measurement Date by its Effective Spread and (y) multiplying the unfunded portion of each Delayed Drawdown Collateral Loan and each Revolving Collateral Loan held by the Borrower as of such Measurement Date by the related commitment fee, (ii) summing the amounts determined pursuant to clause (i), and (iii) dividing the sum determined pursuant to clause (ii) by the Aggregate Principal Balance of all floating rate Collateral Loans; provided that Defaulted Collateral Loans shall not be included in the calculation of the Weighted Average Floating Spread.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Working Capital Revolver” means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related obligor, which current assets subject to such security interest do not constitute a material portion of the obligor’s total assets (it being understood that such revolving lending facility may be secured on a junior lien basis by other assets of the related obligor).

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time in relation to any Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described as such in relation to that Bail-in Legislation in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“Zero Coupon Obligation” means a loan that does not provide for periodic payments of interest in Cash or that pays interest only at its stated maturity.

Section 1.02 Rules of Construction. For all purposes of this Agreement and the other Facility Documents, except as otherwise expressly provided or unless the context otherwise requires, (a) singular words shall connote the plural as well as the singular and vice versa (except as indicated), as may be appropriate, (b) the words “herein,” “hereof” and “hereunder” and other words of similar import used in any Facility Document refer to such Facility Document as a whole and not to any particular article, schedule, section, paragraph, clause, exhibit or other subdivision thereof, (c) the headings, subheadings and table of contents set forth in any Facility Document are solely for convenience of reference and shall not constitute a part of such Facility Document nor shall they affect the meaning, construction or effect of any provision hereof, (d) references in any Facility Document to “include” or “including” shall mean include or including, as applicable, without limiting the generality of any description preceding such term, (e) any definition of or reference to any Facility Document, agreement, instrument or other document shall be construed as referring to such Facility Document, agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or any other Facility Document), (f) any reference in any Facility Document, including the introduction and recitals to such Facility Document, to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions set forth herein or in any other applicable agreement), (g) any reference to any law or regulation herein shall refer to such law or regulation as amended, modified, supplemented or replaced from time to time, (h) any Event of Default shall be continuing until expressly waived in writing by the requisite Lenders, (i) except as set forth herein, references herein to the knowledge or actual knowledge of a Person shall mean the actual knowledge following due inquiry of such Person, (j) except as otherwise expressly provided for in this Agreement, any use of “material” or “materially” or words of similar meaning in this Agreement shall mean material, as determined by the Administrative Agent in its reasonable discretion, (k) unless otherwise expressly stated in this Agreement, if at any time any change in generally accepted accounting principles (including the adoption of IFRS) would affect the computation of any covenant (including the computation of any financial covenant) set forth in this Agreement or any other Facility Document, the Borrower and the Administrative Agent shall negotiate in good faith to amend such covenant to preserve the original intent in light of such change; provided, that, until so amended, (i) such covenant shall continue to be computed in accordance with the application of generally accepted accounting principles prior to such change and (ii) the Borrower shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant made before and after giving effect to such change in generally accepted accounting principles, (l) the words “execution,” “signed,” “signature,” and words of like import in this Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act and (m) any reference in any Facility Document to the Interest Collection Subaccount or the Principal Collection Subaccount (or, in each case, amounts on deposit therein) shall be deemed to include any Interest Proceeds or any Principal Proceeds, respectively, in the AUD Collection Account, in the CAD Collection Account, the EUR Collection Account and the GBP Collection Account.

Section 1.03 Computation of Time Periods. Unless otherwise stated in the applicable Facility Document, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including,” the word “through” means “to and including” and the words “to” and “until” both mean “to but excluding.” Periods of days referred to in any Facility Document shall be counted in calendar days unless Business Days are expressly prescribed. Unless otherwise indicated herein, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York City on such day.

Section 1.04 Collateral Value Calculation Procedures. In connection with all calculations required to be made pursuant to this Agreement with respect to Scheduled Distributions on any Collateral Loan, or any payments on any other assets included in the Collateral, with respect to the sale of and reinvestment in Collateral Loans, and with respect to the income that can be earned on Scheduled Distributions on such Collateral Loans and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.04 shall be applied. The provisions of this Section 1.04 shall be applicable to any determination or calculation that is covered by this Section 1.04, whether or not reference is specifically made to Section 1.04, unless some other method of calculation or determination is expressly specified in the particular provision.

(a) All calculations with respect to Scheduled Distributions on any Collateral Loan shall be made on the basis of information as to the terms of each such Collateral Loan and upon reports of payments, if any, received on such Collateral Loan that are furnished by or on behalf of the Obligor of such Collateral Loan and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.

(b) For purposes of calculating the each Coverage Test, except as otherwise specified in the definition thereof, such calculations will not include (i) scheduled interest and principal payments on Defaulted Collateral Loans and Ineligible Collateral Loans unless or until such payments are actually made or such payments are determined likely to be received by the Servicer pursuant to the definition of Collateral Interest Amount and (ii) ticking fees and other similar fees in respect of Collateral Loans, unless or until such fees are actually paid.

(c) For each Collection Period and as of any date of determination, the Scheduled Distribution on any Collateral Loan (other than a Defaulted Collateral Loan or an Ineligible Collateral Loan, which, unless such payments are determined likely to be received by the Servicer pursuant to the definition of Collateral Interest Amount shall be assumed to have Scheduled Distributions of zero) shall be the total amount of (i) payments and collections to be received during such Collection Period in respect of such Collateral Loan, (ii) proceeds of the sale of such Collateral Loan received and, in the case of sales which have not yet settled, to be received during such Collection Period that are not reinvested in additional Collateral Loans or retained in a Collection Account for subsequent reinvestment pursuant to Article X, which proceeds, if received as scheduled, will be available in a Collection Account and available for distribution at the end of such Collection Period and (iii) amounts referred to in clause (i) or (ii) above that were received in prior Collection Periods but were not disbursed on a previous Payment Date or retained in a Collection Account for subsequent reinvestment pursuant to Article X.

(d) Each Scheduled Distribution receivable with respect to a Collateral Loan shall be assumed to be received on the applicable Due Date.

(e) References in the Priority of Payments to calculations made on a “pro forma basis” shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments, that precede (in priority of payment) or include the clause in which such calculation is made.

(f) For purposes of calculating all Concentration Limitations, in both the numerator and the denominator of any component of the Concentration Limitations, Ineligible Collateral Loans will be treated as having a Principal Balance equal to zero. Ineligible Collateral Loans will not be included in the calculation of the Collateral Quality Test.

(g) Determinations of the Collateral Loans, or portions thereof, that constitute Excess Concentration Amounts will be determined in the way that produces the highest Borrowing Base at the time of determination, it being understood that a Collateral Loan (or portion thereof) that falls into more than one category of Collateral Loans will be deemed, solely for purposes of such determinations, to fall only into the category that produces the highest such Borrowing Base at such time (without duplication).

(h) All calculations required to be made hereunder with respect to the Collateral Loans and the Borrowing Base will be made on a Trade Date basis and after giving effect to (x)

all purchases or sales to be entered into on such Trade Date and (y) all Advances requested to be made on such Trade Date plus the balance of all unfunded Advances to be made in connection with the Borrower’s purchase of previously requested (and approved) Collateral Loans.

(i) Unless otherwise expressly provided for herein, all monetary calculations (other than for Dollars) under this Agreement shall be the Dollar Equivalent of such amount, as applicable. Notwithstanding anything to the contrary herein, other than the Borrower’s failure to comply with its repayment obligations under Section 2.06(b)(iii) (after giving effect to any grace periods set forth therein), no Default or Event of Default shall be deemed to have occurred and no monetary thresholds shall be deemed not complied with (including, for the avoidance of doubt, the Foreign Currency Advance Amount exceeding the Non-Dollar Sublimit then in effect) solely as a result of changes in the applicable exchange rate.

(j) References in this Agreement to the Borrower’s “purchase” or “acquisition” of a Collateral Loan include references to the Borrower’s acquisition of such Collateral Loan by way of a sale and/or contribution from the Equityholder and the Borrower’s making or origination of such Collateral Loan. Portions of the same Collateral Loan acquired by the Borrower on different dates (whether through purchase, receipt by contribution or the making or origination thereof, but excluding subsequent draws under Revolving Collateral Loans or Delayed Drawdown Collateral Loans) will, for purposes of determining the purchase price of such Collateral Loan, be treated as a weighted average purchase price for any particular Collateral Loan.

(k) For the purposes of calculating compliance with each of the Concentration Limitations all calculations will be rounded to the nearest 0.01%.

(l) In connection with the acquisition or disposition of a Collateral Loan or Eligible Investment, the trade date (the “Trade Date”) (and not the settlement date) with respect to any such Collateral Loan or Eligible Investment under consideration for acquisition or disposition shall be used to determine whether such acquisition or disposition is permitted hereunder.

ARTICLE II

ADVANCES

Section 2.01 Revolving Credit Facility. On the terms and subject to the conditions hereinafter set forth, including Article III, each Lender severally agrees to make available to the Borrower an uncommitted revolving credit facility providing for Advances from time to time in Available Currencies on any Business Day during the Reinvestment Period (or immediately thereafter pursuant to Section 8.04), pro rata based on each Lender’s unused Individual Lender Maximum Funding Amount as of such date, in each case in an aggregate principal amount at any one time outstanding up to but not exceeding the Dollar Equivalent of such Lender’s Individual Lender Maximum Funding Amount and, as to all Lenders, in an aggregate principal amount at any one time outstanding up to but not exceeding the Dollar Equivalent of the Maximum Available Amount as then in effect; provided, that, after making any such Advance, (i) the Minimum OC Coverage Test shall be satisfied and (ii) in the case of an Advance denominated in an Available Currency other than Dollars, the Foreign Currency Advance Amount would not exceed the Non-Dollar Sublimit on such day. The Eligible Currency Advances shall be made solely by the Multicurrency Lenders and the Dollar Advances shall be made by the Dollar Lenders and/or the Multicurrency Lenders, as applicable, in each case in accordance with Section 2.03(d).

Within such limits and subject to the other terms and conditions of this Agreement, the Borrower may borrow (and re-borrow) Advances under this Section 2.01 and prepay Advances under Section 2.06. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge that this is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance, except that, in the case of Collateral Loans on the Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request) subject to compliance with the conditions set forth in Section 3.02.

Section 2.02 Requests for Collateral Loan Approval.

(a) The initial Asset List which the Administrative Agent has approved for purchase by the Borrower prior to the Closing Date is attached hereto as Schedule 8 (such list, the “Initial Asset List”). The Borrower shall have the ability to commit to purchase and purchase any loan on the Initial Asset List without further approval by the Administrative Agent only if the Borrower commits to purchase such loan within fifteen (15) Business Days of the Closing Date. On the date occurring fifteen (15) Business Days after the Closing Date, any approved loan, if not purchased or committed to be purchased by the Borrower, will be deemed to be removed from the Initial Asset List and the Approved List.

(b) Following the Closing Date, prior to the date of purchase of any loan, the Servicer, on behalf of the Borrower, shall provide to the Administrative Agent (with a copy to the Borrower and the Collateral Agent) a list of one or more loans (the “Proposed Asset List”) that the Borrower is requesting be included in the Approved List and which, subject to such inclusion, may be purchased with, if applicable, funds held in the Principal Collection Subaccount, the proceeds of Advances or Principal Proceeds pursuant to Section 10.02.

(c) For each loan on the Proposed Asset List, the Borrower (or the Servicer on its behalf) shall provide a notice by electronic mail that contains the information listed in Exhibit G with respect to each loan (which information shall include the amount of the Advance to be requested in order to settle the related purchase) together with any attachments required in connection therewith, and copies of any Related Documents related to such Collateral Loan on the Approved List (in each case, an “Approval Request”).

(d) If the Administrative Agent receives an Approval Request by 12:00 p.m. on any Business Day, the Administrative Agent shall use commercially reasonable efforts to notify the Servicer and Borrower in writing (including via electronic mail) whether it has approved or rejected such Approval Request by 12:00 p.m. on or prior to the second Business Day thereafter (it being understood, for the avoidance of doubt, that (x) any Approval Request received by the Administrative Agent after 12:00 p.m. on any Business Day shall be deemed to have been received on the following Business Day and (y) any Approval Request as to which the Administrative Agent has not notified the Servicer and Borrower that it has approved such Approval Request by 12:00 p.m. on or prior to the second Business Day thereafter shall be deemed to have been rejected).

Following the receipt by the Borrower and the Servicer of an approval by the Administrative Agent, any approved loans shall be deemed to be included in the Approved List.

(e) The Borrower shall have the ability to commit to purchase any loan approved and added to the Approved List pursuant to clause (d) above without further approval by the Administrative Agent only if the Borrower commits to purchase such loan within ten (10) Business Days from the date of such approval by the Administrative Agent. On the date occurring ten (10) Business Days after the date of such approval by the Administrative Agent, any such approved loan, if not purchased or committed to be purchased by the Borrower, will be deemed to be removed from the Approved List. Furthermore, the Borrower shall have the ability to request a removal from the Approved List, it being understood that approval of any such request shall be made by the Administrative Agent in its sole discretion.

(f) Notwithstanding anything in this Agreement to the contrary, the Administrative Agent shall have the right, acting in its sole and absolute discretion, to (A) approve or reject any Approval Request or any loan in a Proposed Asset List, (B) at any time, rescind the approval of any Approval Request or any loan in the Approved List if the credit quality and terms of such Collateral Loan have changed materially from the credit quality and terms of such Collateral Loan at the time of such approval and (C) request additional information reasonably available to the Borrower regarding any proposed Collateral Loan; provided that any rescission of approval shall not invalidate any commitment to purchase a Collateral Loan entered into by the Borrower (or the Servicer on its behalf) prior to one (1) Business Day after the delivery (via email) of such rescission; provided, further that the Servicer shall not initiate negotiations to acquire any proposed Collateral Loan on the Approved List after receipt of a notice of rescission in respect thereof. For the avoidance of doubt, this provision does not apply with respect to any Eligible Collateral Loan owned by the Borrower.

(g) As early as commercially practicable, but no later than 5:00 p.m. on the Business Day following the day that the Borrower (or the Servicer on its behalf) purchases a Collateral Loan on the Approved List, the Borrower (or the Servicer on its behalf) shall provide by electronic mail to the Administrative Agent (with a copy to the Borrower and the Collateral Agent) a copy of the Collateral Loan Buy Confirmation.

Section 2.03 Making of the Advances. (a) If the Borrower desires that the Lenders make an Advance under this Agreement with respect to the Borrower’s (i) purchase of a Collateral Loan on the Approved List pursuant to Section 2.02 or (ii) subject to Section 8.04, funding of additional extensions of credit under Revolving Collateral Loans and Delayed Drawdown Collateral Loans, it shall give the Collateral Agent and the Administrative Agent (with a copy to each Lender) a written notice (each, a “Notice of Borrowing”) for such Advance (which notice shall be irrevocable and effective upon receipt) not later than (x) with respect to a Dollar Advance, 2:00 p.m. at least one (1) Business Day prior to the day of the requested Advance and (y) with respect to any Advance, other than a Dollar Advance, 2:00 p.m. New York City time at least three (3) Business Days prior to the day of the requested Advance.

Each Notice of Borrowing shall be substantially in the form of Exhibit B, dated the date the request for the related Advance is being made, signed by a Responsible Officer of the Borrower or the Servicer, as applicable, shall attach a Borrowing Base Calculation Statement

(which Borrowing Base Calculation Statement shall give pro forma effect to any Collateral Loans being acquired with the proceeds of such Advance on such date or the following Business Day), and shall otherwise be appropriately completed. In addition, the Servicer must provide (or have previously provided) to the Administrative Agent for each Collateral Loan copies of the Asset Information related to such Collateral Loan and such additional materials related to such Collateral Loan as may be reasonably requested by the Administrative Agent. The proposed Borrowing Date specified in each Notice of Borrowing shall be a Business Day falling on or prior to the Facility Termination Date, the currency of the Advance requested shall be in an Available Currency and the amount of the Advance requested in such Notice of Borrowing (the “Requested Amount”) shall be equal to at least $500,000 or an integral multiple of $100,000 in excess thereof or another amount mutually agreed upon (or, if less, the remaining unfunded Individual Lender Maximum Funding Amounts hereunder or, in the case of Revolving Collateral Loans and Delayed Drawdown Collateral Loans, such lesser amount required to be funded by the Borrower in respect thereof).

(b) On the last day of the Reinvestment Period, to the extent the amount of funds on deposit in the Revolving Reserve Account are less than the Revolving Exposure, the Borrower shall submit a Notice of Borrowing for a Requested Amount sufficient to fund the Revolving Reserve Account in an amount equal to the Revolving Exposure.

(c) Each Lender shall, not later than 2:00 p.m. on each Borrowing Date, make its Percentage of the applicable Requested Amount available to the Borrower by disbursing such funds in the applicable Available Currency to the applicable Principal Collection Subaccount (or in accordance with the wire instructions delivered in connection with the Notice of Borrowing).

(d) Multicurrency Provisions.

(i) Each Lender hereby agrees that (A) each Eligible Currency Advance shall be funded in its entirety by the Multicurrency Lenders and (B) each Advance funded in Dollars shall be funded in its entirety by the Dollar Lenders or the Multicurrency Lenders, as applicable.

(ii) The Servicer shall calculate the Dollar Equivalent of each Eligible Currency Advance on each FX Revaluation Date and notify the Administrative Agent and the Collateral Agent of such calculation. Such Dollar Equivalent shall become effective as of such FX Revaluation Date and shall be the Dollar Equivalent of such amounts until the next FX Revaluation Date to occur.

(iii) Notwithstanding anything to the contrary herein, at no time shall (x) any Multicurrency Lender have any obligation to fund any Advance in any currency other than an Available Currency or (y) any Dollar Lender have any obligation to fund any Advance in any currency other than Dollars.

(e) Notwithstanding anything in this Section 2.03 to the contrary, the Servicer, on behalf of the Borrower, may deliver a Notice of Borrowing to the Collateral Agent and the Administrative Agent (with a copy to each Lender) after 2 p.m. at least one (1) Business Day prior to the proposed Advance and prior to 11 a.m. on the date of the proposed Advance (an “Expedited Notice of Borrowing”). Upon receipt of an Expedited Notice of Borrowing, each Lender shall use commercially reasonable efforts to make such Advance on the proposed funding date set forth in the Expedited Notice of Borrowing subject to the terms and conditions for borrowings otherwise set forth in this Agreement; provided, that if a Lender is unable to make an Advance pursuant to an Expedited Notice of Borrowing due to the occurrence of a force majeure, or any other unexpected and unforeseen event, including, without limitation, market disruptions, such Lender shall make such Advance subject to the terms and conditions for Advances otherwise set forth in this Agreement as soon as such Lender is reasonably able to do so.

Section 2.04 Evidence of Indebtedness. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to it and resulting from the Advances made by such Lender to the Borrower, from time to time, including the amounts and currencies of principal and interest thereon and paid to it, from time to time hereunder; provided that the failure of any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Advances in accordance with the terms of this Agreement.

(b) Any Lender may request that its Advances to the Borrower be evidenced by a Note. In such event, the Borrower shall promptly prepare, execute and deliver to such Lender a Note payable to such Lender and otherwise appropriately completed. Thereafter, the Advances of such Lender evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to Section 13.06(a)) be represented by a Note payable to such Lender (or registered assigns pursuant to Section 13.06(a)), except to the extent that such Lender (or assignee) subsequently returns any such Note for cancellation and requests that such Advances once again be evidenced as described in clause (a) of this Section 2.04.

Section 2.05 Payment of Principal and Interest. The Borrower shall pay principal and Interest on the Advances as follows:

(a) 100% of the outstanding principal amount of each Advance, together with all accrued and unpaid Interest thereon, shall be payable on the Final Maturity Date.

(b) Interest shall accrue on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full. The Administrative Agent shall, prior to each Payment Date, determine the accrued and unpaid Interest for the related Interest Accrual Period and Unused Fees payable thereto using the Interest Rate applicable thereto during such Interest Accrual Period to be paid by the Borrower on each Payment Date for the related Interest Accrual Period and shall advise each Lender, the Collateral Agent and the Servicer thereof and shall send a consolidated invoice of all such Interest and Unused Fees to the Borrower on the third (3rd) Business Day prior to the Payment Date Report Determination Date with respect to such Payment Date.

(c) Accrued and unpaid Interest shall be payable in arrears (i) on each Payment Date, and (ii) in connection with any prepayment of the Advances pursuant to Section 2.06(a) or Section 2.06(b)(iii); provided that (x) with respect to any prepayment in full of the Advances outstanding, accrued and unpaid Interest on such amount up to but not including the date of prepayment shall be payable on such date or as otherwise agreed to between the Lenders and the Borrower and (y) with respect to any partial prepayment of the Advances outstanding, accrued and unpaid Interest on such amount up to but not including the date of prepayment shall be payable on the Payment Date following such prepayment (or on such date of prepayment if requested by the Administrative Agent).

(d) The obligation of the Borrower to pay the Obligations, including the obligation of the Borrower to pay the Lenders the outstanding principal amount of the Advances and accrued interest thereon, shall be absolute and unconditional, and shall be paid strictly in accordance with the terms hereof (including Section 2.15), under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower or any other Person may have or have had against any Secured Party or any other Person except as otherwise provided under the Facility Documents.

Section 2.06 Prepayment of Advances.

(a) Optional Prepayments. The Borrower may, from time to time on any Business Day, voluntarily prepay Advances in whole or in part, without penalty or premium; provided that the Borrower shall have delivered to the Collateral Agent, the Lenders and the Administrative Agent written notice of such prepayment (such notice, a “Notice of Prepayment”) in the form of Exhibit C not later than 2:00 p.m. one (1) Business Day prior to the date of such prepayment. The Administrative Agent shall promptly notify the Lenders of such Notice of Prepayment. Each such Notice of Prepayment shall specify the portion of the outstanding principal balance that shall be prepaid and be irrevocable and effective upon receipt and shall be dated the date such notice is being given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. Each Notice of Prepayment shall provide for prepayment of Advances by the Borrower pursuant to this Section 2.06(a), in each case, in an aggregate principal amount of the Dollar Equivalent of at least $500,000 or, if less, the entire outstanding principal amount of the Advances of the Borrower. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory Prepayments.

(i) The Borrower shall prepay the Advances on each Payment Date in the manner and to the extent provided in the Priority of Payments.

(ii) Notwithstanding anything to the contrary herein, if any Monthly Report or Payment Date Report shows that the Foreign Currency Advance Amount at such time exceeds the Non-Dollar Sublimit then in effect, then, within five (5) Business Days of delivery of such Monthly Report or Payment Date Report, as applicable, the Borrower shall prepay Advances in an aggregate amount sufficient to reduce the Foreign Currency Advance Amount as of such date of payment to an amount not to exceed 100% of the Non-Dollar Sublimit then in effect.

(iii) In connection with any prepayment pursuant to clause (i) or (ii) above, the Borrower shall deliver to the Collateral Agent, the Lenders and the Administrative Agent a Notice of Prepayment not later than 2:00 p.m. New York City time two (2) Business Days prior to the date of such prepayment. The Administrative Agent shall promptly notify the

Lenders of such Notice of Prepayment. Each such Notice of Prepayment shall specify the portion of the outstanding principal balance and the currency of the Advance that shall be prepaid and be irrevocable and effective upon receipt and shall be dated the date such notice is being given, signed by a Responsible Officer of the Borrower and otherwise appropriately completed. If a Notice of Prepayment is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c) Additional Prepayment Provisions. Each prepayment pursuant to this Section 2.06 shall be subject to Sections 2.05(c), 2.11 and 2.15 and applied to the Advances in accordance with the Lenders’ respective Percentages.

(d) Available Currency. Any and all prepayments made by the Borrower under the Facility Documents shall be made in the applicable Available Currency.

Section 2.07 Changes of Individual Lender Maximum Funding Amounts.

(a) Automatic Reduction and Termination. Subject to the provisions of Section 8.04, the Individual Lender Maximum Funding Amounts of each Lender shall be automatically reduced to zero at 5:00 p.m. on the Facility Termination Date.

(b) Optional Reductions. At any time after the Closing Date, the Borrower shall have the right to terminate or reduce the unused amount of the Facility Amount at any time or from time to time concurrently with the payment of any applicable Facility Reduction Fee payable in connection therewith upon not less than two (2) Business Days’ prior notice to the Collateral Agent, the Lenders and the Administrative Agent of each such termination or reduction, which notice shall specify the effective date of such termination or reduction and the amount of any such reduction; provided, that (i) the amount of any such reduction of the Facility Amount shall be equal to at least $500,000 or an integral multiple of $100,000 in excess thereof or, if less, the remaining unused portion thereof and (ii) no such reduction will reduce the Facility Amount below the sum of (x) the aggregate principal amount of Advances outstanding at such time and (y) the positive difference, if any, between the Revolving Exposure at such time and the amount in the Revolving Reserve Account. Such notice of termination or reduction shall be irrevocable and effective only upon receipt and shall be applied pro rata to reduce the respective Individual Lender Maximum Funding Amounts of each Lender. Except as otherwise set forth herein, upon the occurrence of the Collection Date, this Agreement shall terminate automatically.

(c) Effect of Termination or Reduction. The Individual Lender Maximum Funding Amounts of the Lenders once terminated or reduced may not be reinstated. Each reduction of the Facility Amount pursuant to this Section 2.07 shall be applied ratably among the Lenders in accordance with their respective Individual Lender Maximum Funding Amounts.

Section 2.08 Maximum Lawful Rate. It is the intention of the parties hereto that the interest on the Advances shall not exceed the maximum rate permissible under Applicable Law. Accordingly, anything herein or in any Note to the contrary notwithstanding, in the event any interest is charged to, collected from or received from or on behalf of the Borrower by the Lenders pursuant hereto or thereto in excess of such maximum lawful rate, then the excess of such payment over that maximum shall be applied first to the payment of amounts then due and owing by the Borrower to the Secured Parties under this Agreement (other than in respect of principal of and interest on the Advances) and then to the reduction of the outstanding principal amount of the Advances of the Borrower.

Section 2.09 Several Obligations. The failure of any Lender to make any Advance to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Advance on such date. Neither Agent shall be responsible for the failure of any Lender to make any Advance, and no Lender shall be responsible for the failure of any other Lender to make an Advance required to be made by such other Lender.

Section 2.10 Increased Costs.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), compulsory loan, insurance charge, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Affected Person;

(ii) subject any Affected Person to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Affected Person or the London interbank market or any other market relevant to any Applicable Index, any other condition, cost or expense (other than Taxes), affecting this Agreement or Advances made by such Affected Person by reference to the Applicable Index or any participation therein;

and the result of any of the foregoing shall be to increase the cost to such Affected Person of making, continuing, converting into or maintaining any Advance made by reference to the Applicable Index (or of maintaining its obligation to make any such Advance) or to reduce the amount of any sum received or receivable by such Affected Person hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Affected Person for such additional costs incurred or reduction suffered as specified in a certificate delivered to the Borrower pursuant to clause (c) of this Section 2.10.

(b) Capital Requirements. If any Affected Person determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Affected Person’s capital or on the capital of such Affected Person’s holding company, if any, as a consequence of this Agreement or the Advances made by such Affected Person to a level below that which such Affected Person or such Affected Person’s holding company could have achieved but for such Change in Law (taking into consideration such Affected Person’s policies and the policies of such Affected Person’s holding company with respect to capital adequacy and liquidity coverage), by an amount deemed to be material by such Affected Person, then from time to time the Borrower will pay to such Affected Person in Dollars, such additional amount or amounts as will compensate such Affected Person or such Affected Person’s holding company for any such reduction suffered or charge imposed; provided that the amounts payable under this Section 2.10(b) shall be without duplication of amounts payable under Section 13.03 and shall not include any Excluded Taxes.

(c) Certificates from Lenders. A certificate of an Affected Person setting forth in reasonable detail the basis for such demand and the amount or amounts, in Dollars, necessary to compensate such Affected Person or its holding company as specified in clause (a) or (b) of this Section 2.10 shall be promptly delivered to the Borrower and shall be conclusive absent manifest error; provided, that such Affected Person charges such increased costs to borrowers that are substantially similar to the Borrower in financing transactions materially similar to the financing transaction set forth in this Agreement. The Borrower shall pay such amount shown as due on any such certificate on the next Payment Date after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 2.10 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Borrower shall not be required to compensate an Affected Person pursuant to this Section 2.10 for any costs, reductions, penalties or interest incurred more than nine months prior to the date that such Affected Person notifies the Borrower of the Change in Law giving rise to any increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof.

(e) Lending Office. Upon the occurrence of any event giving rise to the Borrower’s obligation to pay additional amounts to a Lender pursuant to clauses (a) or (b) of this Section 2.10, such Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate a different lending office if such designation would reduce or obviate the obligations of the Borrower to make future payments of such additional amounts; provided that such designation is made on such terms that such Lender and its lending office suffer no unreimbursed cost or material legal or regulatory disadvantage (as reasonably determined by such Lender), with the object of avoiding future consequence of the event giving rise to the operation of any such provision.

Section 2.11 Compensation; Breakage Payments. The Borrower agrees to compensate each Affected Person from time to time, on the Payment Date (or on the applicable date of prepayment) immediately following such Affected Person’s written request (which request shall set forth the basis for requesting such amounts) in accordance with the Priority of Payments, for all reasonable and documented actual losses, expenses and liabilities (including any interest paid by such Affected Person to lenders of funds borrowed to make or carry an Advance bearing interest that was computed by reference to the Applicable Index and any loss sustained by such Affected Person in connection with the re-employment of such funds but excluding loss of anticipated profits), which such Affected Person may sustain: (i) if for any reason (including any failure of a condition precedent set forth in Article III but excluding a default by the applicable Lender) any Advance bearing interest that was computed by reference to the Applicable Index by the Borrower does not occur on the Borrowing Date specified therefor in the applicable Notice of Borrowing delivered by the Borrower, and (ii) if any payment or prepayment of any Advance bearing interest that was computed by reference to the Applicable Index is not made on a Payment Date or pursuant to a Notice of Prepayment given by the Borrower. A certificate as to any amounts payable pursuant to this Section 2.11 submitted to the Borrower by any Lender (with a copy to the Agents, and accompanied by a reasonably detailed calculation of such amounts and a description of the basis for requesting such amounts) shall be conclusive in the absence of manifest error.

Section 2.12 Inability to Determine Rates; SONIA Market Disruption and Cost of Funds. With respect to any Advance other than a GBP Advance, if, prior to the first day of any Interest Accrual Period or prior to the date of any Advance, as applicable,

(a) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Applicable Index (other than Adjusted Cumulative Compounded SONIA) cannot be determined pursuant to the definition thereof, or

(b) the Administrative Agent determines, following notice from the Required Lenders, that for any reason in connection with any request for an Advance or a conversion thereto or a continuation thereof that the Applicable Index (other than Adjusted Cumulative Compounded SONIA) for any requested Interest Accrual Period with respect to a proposed Advance does not adequately and fairly reflect the cost to such Lenders of making and maintaining such Advance, the Administrative Agent will promptly so notify the Borrower, the Collateral Agent and each Lender; provided that the Administrative Agent has made a similar determination with respect to similarly situated borrowers in similar facilities. Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or maintain Advances with reference to Applicable Index (other than Adjusted Cumulative Compounded SONIA) shall be suspended (to the extent of the affected Advances or affected Interest Accrual Periods) until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice (it being understood that the occurrence of any such event shall not require repayment of any Advances). Upon receipt of such notice, (i) the Borrower may revoke any pending request for borrowing of, conversion to or continuation of Advances (to the extent of the affected Advances or affected Interest Accrual Periods) or, failing that, will be deemed to have converted such request into a request for Advances in the amount specified therein bearing interest at a rate per annum equal to the Base Rate plus the Applicable Margin and (ii) any outstanding affected Advances will be deemed to have been converted into Advances bearing interest at the Base Rate. For the avoidance of doubt, this Section 2.12 shall not apply with respect to any Applicable Index during a Benchmark Unavailability Period with respect to such Applicable Index.

(c) With respect to a GBP Advance:

(i) If (A) there is no applicable SONIA or Central Bank Rate for the purposes of calculating the Cumulative Compounded SONIA Rate for an RFR Banking Day during an Interest Accrual Period for a GBP Advance, or (B) the Administrative Agent receives notifications before the SONIA Reporting Time for such GBP Advance from a Lender or

Lenders (in each case, whose aggregate participations in such GBP Advance exceed 50% of such GBP Advance) that its cost of funds relating to its participation in such GBP Advance would be in excess of the Adjusted Cumulative Compounded SONIA, each Lender’s share of such GBP Advance shall instead accrue interest at the percentage rate per annum which is equal to the weighted average of the rates notified to the Administrative Agent by each Lender as soon as practicable and in any event by the SONIA Reporting Time for such GBP Advance, in each case, expressed as a percentage rate per annum equal to such Lender’s cost of funds relating to its participation in such GBP Advance (with respect to each Lender, each such rate, its “GBP Funding Rate”).

(ii) If this Section 2.12(c) applies and the Administrative Agent or the Borrower so requires, the Administrative Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(iii) Any alternative basis agreed pursuant to clause (ii) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties hereto.

(iv) If the circumstances set forth in clause (i)(B) above exist and (A) a Lender’s GBP Funding Rate is less than the Adjusted Cumulative Compounded SONIA; or (B) a Lender does not notify a rate to the Administrative Agent by the relevant SONIA Reporting Time, such Lender’s GBP Funding Rate relating to its participation in such GBP Advance shall be deemed, for the purposes of calculating the weighted average pursuant to clause (i) above, to be the Adjusted Cumulative Compounded SONIA for such GBP Advance.

(v) Subject to clause (iv) above, if this Section 2.12(c) applies but any Lender does not notify a rate to the Administrative Agent by the SONIA Reporting Time for the relevant GBP Advance, the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.

Section 2.13 Rescission or Return of Payment. The Borrower agrees that, if at any time (including after the occurrence of the Final Maturity Date) all or any part of any payment theretofore made by it to any Secured Party or any designee of a Secured Party is or must be rescinded or returned for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates), the obligation of the Borrower to make such payment to such Secured Party shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence and this Agreement and any other applicable Facility Document shall continue to be effective or be reinstated, as the case may be, as to such obligations, all as though such payment had not been made.

Section 2.14 Post-Default Interest. During the existence and continuance of an Event of Default pursuant to Section 6.01(a) or Section 6.01(i), all Obligations shall bear interest at the Post-Default Rate until the applicable Event of Default is no longer continuing or has been waived in accordance with the terms hereof. Interest payable at the Post-Default Rate shall be payable on each Payment Date in accordance with the Priority of Payments.

Section 2.15 Payments Generally. (a) All amounts owing and payable to any Secured Party, any Affected Person or any Indemnified Party, in respect of the Advances and other Obligations, including the principal thereof, interest, fees, indemnities, expenses or other amounts payable under this Agreement or any other Facility Document, shall be paid by the Borrower to the applicable recipient in the applicable Available Currency, in immediately available funds, in accordance with the Priority of Payments, and all without counterclaim, setoff, deduction, defense, abatement, suspension or deferment. Each Lender shall provide wire instructions to the Borrower and the Collateral Agent. All payments made by the Collateral Agent pursuant to a Payment Date Report on any Payment Date shall be wired by the Collateral Agent by 4:00 p.m. on such Payment Date. Prepayments to be made pursuant to Section 2.06 for which the Collateral Agent has received a Notice of Prepayment one (1) Business Day prior to the scheduled date of prepayment shall be wired by the Collateral Agent by 2:00 p.m. on such date. All other payments by the Borrower must be received by the Collateral Agent on or prior to 3:00 p.m. on a Business Day (the Collateral Agent shall then wire such funds to the Lenders by 5:00 p.m. on such Business Day); provided that, payments received by the Collateral Agent after 3:00 p.m. or payments received by the Lenders after 5:00 p.m. on a Business Day will be deemed to have been paid on the next following Business Day. For the avoidance of doubt, for purposes of Section 6.01, amounts paid by the Borrower shall be deemed received upon payment by the Borrower to the Collateral Agent. At no time will the Collateral Agent have any duty (express or implied) to fund (or front or advance) any amount owing by the Borrower hereunder.

(b) Except as otherwise expressly provided herein, all computations of interest, fees and other Obligations shall be made on the basis of a year of (x) 360 days for the actual number of days elapsed in computing interest on any Dollar Advance, AUD Advance and Euro Advance and (y) 365 days for the actual number of days elapsed in computing interest on any GBP Advance and CAD Advance, the date of the making of the Advance shall be included and the date of payment shall be excluded; provided that, if an Advance is repaid on the same day on which it is made, one day’s Interest shall be paid on such Advance. All computations made by the Collateral Agent or the Administrative Agent under this Agreement or any other Facility Document shall be conclusive absent manifest error.

(c) Any Collections on deposit in the Principal Collection Subaccount denominated in a Permitted Currency may be converted by the Collateral Agent into Dollars on any Business Day (other than a Payment Date) pursuant to the definition of “Dollar Equivalent” (x) at the direction of the Servicer so long as no Event of Default exists either prior to or after giving effect to such conversion (as shall be deemed certified by the Servicer upon delivery of any such direction to the Collateral Agent) or (y) if an Event of Default exists, at the direction of the Administrative Agent. The Servicer or the Administrative Agent, as applicable, shall provide no less than one (1) Business Day’s prior written notice to the Administrative Agent or the Servicer, as applicable, and the Collateral Agent of any such conversion. The Servicer shall instruct the Collateral Agent, no later than two (2) Business Days immediately preceding each Payment Date, to convert amounts on deposit in the applicable Collection Account into Dollars pursuant to the definition of “Dollar Equivalent” to the extent necessary to make payments required in Dollars hereunder. All risks and expenses incident to such conversion are the responsibility of the Borrower and the Collateral Agent shall have (x) no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Servicer or the Administrative Agent, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

(d) Any and all payments made by the Borrower under the Facility Documents shall be made in the applicable Available Currency. For purposes of Section 9.01(a), any amounts on deposit in the Collection Account denominated in any Available Currency shall be applied on any Payment Date (i) first, to make payments in such Available Currency and (ii) second, to make payments in any other Available Currency (pro rata based on available amounts from each other Available Currency, unless otherwise directed in writing by the Servicer), as converted by the Servicer pursuant to the definition of “Dollar Equivalent”; provided, that such payments shall be subject to availability of such funds pursuant to Section 9.01(a). The Servicer shall instruct the Collateral Agent, no later than two (2) Business Days immediately preceding each Payment Date, to convert amounts on deposit in the applicable Collection Account into each Available Currency (pro rata based on available amounts from each other Available Currency, unless otherwise directed in writing by the Servicer). Any Principal Proceeds on deposit in the Collection Account denominated in an Available Currency may be converted by the Servicer into another Available Currency on any Business Day (other than a Payment Date) pursuant to the definition of “Dollar Equivalent”. All risks and expenses incident to such conversion is the responsibility of the Borrower and the Collateral Agent shall have (x) no responsibility for fluctuations in exchange rates affecting any Collections or conversion thereof and (y) to the extent it complies with the instructions provided by the Servicer, no liability for any losses incurred or resulting from the rates obtained in such foreign exchange transactions.

Section 2.16 Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.01(d).

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Event of Default or Default exists), to the funding of any Advance in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held as cash collateral for future funding obligations of that Defaulting Lender to fund Advances under this Agreement; fourth, to the payment of any amounts owing to other Lenders as a result of any judgment from a court of competent jurisdiction obtained by any Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Event of Default or Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment from a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that

Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Advances in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Advances of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Advances of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.16 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) For any period during which that Lender is a Defaulting Lender, that Defaulting Lender shall not be entitled to receive any Unused Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender).

(b) If the Administrative Agent and the Borrower agree that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Advances of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Advances to be held on a pro rata basis by the Lenders in accordance with their respective Individual Lender Maximum Funding Amounts, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

Section 2.17 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Facility Document, upon the occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.17(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative

Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document; provided that the Administrative Agent will promptly notify the Servicer and all the parties hereto of any such amendment.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower, the Servicer and the Lenders (with a copy to the Collateral Agent) of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.17(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.17, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Facility Document, except, in each case, as expressly required pursuant to this Section 2.17.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Facility Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate or EURIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion, in consultation with the Borrower, or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may, in consultation with the Borrower, modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent, in consultation with the Borrower, may modify the definition of “Interest Accrual Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the Borrower may revoke any Notice of Borrowing, or a request for a conversion to or continuation of Advances to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Available Currency and, failing that, (A) in the case of any request for any affected Dollar Advances, the Borrower will be deemed to have converted any such Notice of Borrowing or request for conversion into a Notice of Borrowing or request for conversion to Dollar Advances bearing interest at a per annum rate equal to the Base Rate plus the Applicable Margin and (B) in the case of any Notice of Borrowing in an Available Currency other than Dollars, then such request shall be ineffective and (ii)(A) any outstanding affected Dollar Advances will be deemed to have been converted into Dollar Advances bearing interest at a per annum rate equal to the Base Rate plus Applicable Margin and (B) any outstanding Advances denominated in an Available Currency other than Dollars, at the Borrower’s election, shall either (I) be converted into Dollar Advances (in an amount equal to the Dollar Equivalent of such Available Currency) immediately, or, with respect to any Advance bearing interest at a term rate, at the end of the applicable Interest Accrual Period or (II) with respect to any Advance bearing interest at a term rate, be prepaid at the end of the applicable Interest Accrual Period; provided that, with respect to an Advance that does not bear interest at a term rate, if no election is made by the Borrower by the date that is three Business Days after receipt by the Borrower of such notice, the Borrower shall be deemed to have elected clause (I) above; provided, further that, with respect to any Advance bearing interest at a term rate, if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Accrual Period for the applicable Advance, the Borrower shall be deemed to have elected clause (I) above. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest (except with respect to any prepayment or conversion of an Advance that does not bear interest at a term rate) on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.11.

(f) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent, in consultation with the Borrower, will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Facility Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Facility Document. The Administrative Agent will promptly notify the Borrower and the Lenders (with a copy to the Collateral Agent) of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(g) Certain Defined Terms. As used in this Section 2.17:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Available Currency, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Accrual Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Accrual Period” pursuant to Section 2.17(d).

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for syndicated credit facilities in the applicable Available Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Facility Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower (or the Servicer on its behalf) giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities in the applicable Available Currency at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Available Currency:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Available Currency, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, any other Relevant Governmental Body, the central bank for the Available Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component thereof), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component thereof) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), which states that the administrator of such Benchmark (or such component thereof) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (1) the applicable Benchmark Replacement Date and (2) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to any then-current Benchmark for any Available Currency, the period (if any) (x) beginning at the time that a

Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.17 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Facility Document in accordance with Section 2.17.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

Section 2.18 Increase in the Maximum Facility Amount.

(a) Request for Increase. Provided that no Default or Event of Default has occurred and is continuing and subject to compliance with the terms of this Section 2.18, from time to time prior to the Facility Termination Date the Borrower may request one or more increases to the Maximum Facility Amount (each such increase, a “Facility Increase”).

(b) Conditions to Effectiveness. No Facility Increase will be effective unless:

(i) the Borrower has delivered to the Administrative Agent (with a copy to the Collateral Agent) a Facility Increase Request;

(ii) the Administrative Agent and each existing Lender and/or each additional lender that shall have agreed to increase its Individual Lender Maximum Funding Amount or provide a new Individual Lender Maximum Funding Amount, as applicable, consents to such Facility Increase, in its sole discretion;

(iii) such Facility Increase is for at least $25,000,000, or such other amount agreed to by the Administrative Agent;

(iv) on or prior to the proposed Increase Effective Date, the Borrower shall have paid to the Administrative Agent and the increasing Lenders any fees payable in connection therewith;

(v) the Maximum Facility Amount following such Facility Increase will not exceed (a) $500,000,000 or (b) such other amount as mutually agreed between the Borrower and the Administrative Agent;

(vi) as of the effective date of such increase and immediately after giving effect thereto, each of the representations and warranties of the Borrower, the Servicer and the Equityholder contained in the Facility Documents are true and correct in all material respects as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and

(vii) no Default or Event of Default has occurred and is continuing at the time of the making of such Facility Increase or will result upon the effectiveness of such Facility Increase.

(viii) To the extent requested by the Administrative Agent, the Borrower has delivered legal opinions (addressed to each of the Secured Parties) of counsel to the Borrower, the Equityholder, the Servicer, the Collateral Agent and the Custodian, covering such matters as the Administrative Agent and its counsel shall reasonably request.

(c) Effective Date. The Administrative Agent shall determine the effective date of any Facility Increase (the “Increase Effective Date”) and shall notify the Borrower, the Lenders, the Equityholder, the Collateral Agent and the Servicer of the Increase Effective Date.

(d) Individual Lender Maximum Funding Amount Increase. On any Increase Effective Date, (i) each Lender’s Individual Lender Maximum Funding Amount will, to the extent applicable to such Lender, be increased or added, as applicable, in accordance with a revised Schedule I to be provided by the Administrative Agent to each Lender on or prior to the Increase Effective Date and (ii) each Lender shall take such actions necessary or appropriate to reallocate the outstanding Advances among the Lenders on the Increase Effective Date so that each Lender holds a pro rata portion of outstanding Advances based on their respective Individual Lender Maximum Funding Amount.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01 Conditions Precedent to Initial Advance. The obligation of each Lender to make its initial Advance hereunder shall be subject to the conditions precedent that the Administrative Agent shall have received on or before the Closing Date the following, each in form and substance reasonably satisfactory to the Administrative Agent:

(a) each of the Facility Documents (other than the Collateral Agent Fee Letter, which shall be delivered directly to the Collateral Agent) duly executed and delivered by the parties thereto, which shall each be in full force and effect;

(b) true and complete copies of the Constituent Documents of the Borrower, the Equityholder and the Servicer as in effect on the Closing Date;

(c) a certificate of a Responsible Officer of the Borrower certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its member approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (iv) that no Default or Event of Default has occurred and is continuing, and (v) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(d) a certificate of a Responsible Officer of the Servicer certifying (i) as to its Constituent Documents, (ii) as to its resolutions or other action of its board of directors or members approving this Agreement and the other Facility Documents to which it is a party and the transactions contemplated hereby and thereby, (iii) that its representations and warranties set forth in the Facility Documents to which it is a party are true and correct in all material respects as of the Closing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), and (iv) as to the incumbency and specimen signature of each of its Responsible Officers authorized to execute the Facility Documents to which it is a party;

(e) financing statements (or the equivalent thereof in any applicable foreign jurisdiction, as applicable) in proper form for filing on the Closing Date, under the UCC with the Secretary of State of the State of Delaware and any other applicable filing office in any applicable jurisdiction that the Administrative Agent deems necessary or desirable in order to perfect the interests in the Collateral contemplated by this Agreement;

(f) copies of proper financing statement amendments (or the equivalent thereof in any applicable foreign jurisdiction, as applicable), if any, necessary to release all security interests and other rights of any Person in the Collateral previously granted by the Borrower, the Equityholder or any transferor;

(g) legal opinions (addressed to each of the Secured Parties) of counsel to the Borrower, the Equityholder, the Servicer, the Collateral Agent and the Custodian, covering such matters as the Administrative Agent and its counsel shall reasonably request;

(h) evidence reasonably satisfactory to it that all of the Covered Accounts shall have been established, and the Account Control Agreement shall have been executed and delivered by the Borrower, the Collateral Agent and the Securities Intermediary and shall be in full force and effect;

(i) evidence that (i) all invoiced fees and expenses due and payable to each Lender on or prior to the Closing Date have been received or will be received contemporaneously with the Closing Date; (ii) the reasonable and documented fees and expenses of Mayer Brown LLP, counsel to the Administrative Agent, in connection with the transactions contemplated hereby (to the extent invoiced on or prior the Closing Date) shall have been paid by the Borrower; and (iii) all other reasonable and documented expenses and fees (including legal fees of outside counsel and any fees required under the Collateral Agent Fee Letter) that are invoiced on or prior to the Closing Date shall have been paid by the Borrower;

(j) delivery of such Collateral (including any promissory note, executed assignment agreements and Word or pdf copies of the principal credit agreement for each initial Collateral Loan, to the extent received by the Borrower) in accordance with the Custodian Agreement shall have been effected;

(k) a certificate of a Responsible Officer of the Borrower, dated as of the Closing Date, certifying to the effect that, in the case of each item of Collateral pledged to the

Collateral Agent, on the Closing Date and, in the case of clauses (i) through (iii) below, immediately prior to the delivery thereof on the Closing Date:

(i) the Borrower is the owner of such Collateral free and clear of any Liens except for those which are being released on the Closing Date or Permitted Liens;

(ii) the Borrower has not assigned, pledged or otherwise encumbered any interest in such Collateral (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than Permitted Liens or interests granted pursuant to this Agreement; and

(iii) upon the grant by the Borrower, the Collateral Agent has a first priority perfected security interest in the Collateral, except Permitted Liens or as permitted by this Agreement; and

(l) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; and

(m) such other opinions, instruments, certificates and documents from the Borrower as the Agents or any Lender shall have reasonably requested.

Section 3.02 Conditions Precedent to Each Advance. The obligation of each Lender to make each Advance to be made by it (including the initial Advance) on each Borrowing Date shall be subject to the fulfillment (or written waiver) of the following conditions; provided that the conditions described in clauses (d) and (e) (other than a Default or Event of Default described in Section 6.01(i)) below need not be satisfied if the proceeds of the Advance are used to fund Revolving Collateral Loans or Delayed Drawdown Collateral Loans then owned by the Borrower or to fund the Revolving Reserve Account to the extent required under Section 8.04:

(a) subject to Section 2.02, the Administrative Agent must have received and approved an Approval Request for the loan(s) the Borrower intends to purchase with the proceeds of the Advance and such approval has not expired or been rescinded or the loan(s) the Borrower intends to purchase with the proceeds of the Advance must be on the current Approved List;

(b) the Administrative Agent shall have received a Notice of Borrowing with respect to such Advance (including the Borrowing Base Calculation Statement attached thereto, all duly completed) delivered in accordance with Section 2.03;

(c) immediately before and after the making of such Advance on the applicable Borrowing Date, each Coverage Test shall be satisfied (as demonstrated on the Borrowing Base Calculation Statement attached to such Notice of Borrowing) and the Collateral Quality Test will be satisfied, maintained or improved;

(d) each of the representations and warranties of the Borrower, the Servicer and the Equityholder contained in the Facility Documents shall be true and correct in all material respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date as if made on such date); provided that any representations of the Borrower, the Servicer and the Equityholder contained in the Facility Documents that is already qualified by any materiality standard or a no Material Adverse Effect standard shall be true and correct in all respects as of such Borrowing Date (except to the extent such representations and warranties expressly relate to any earlier date, in which case such representations and warranties shall be true and correct as of such earlier date as if made on such date) without regard to the materiality standard set forth in this clause (d);

(e) no Default, Event of Default, Potential Servicer Control Event or Servicer Control Event shall have occurred and be continuing at the time of the making of such Advance or shall result upon the making of such Advance;

(f) the Reinvestment Period shall not have terminated;

(g) immediately after giving effect to any Advance of an Available Currency not denominated in Dollars, the Foreign Currency Advance Amount shall not exceed the Non-Dollar Sublimit; and

(h) after giving effect to such Advance, the sum of the aggregate outstanding principal balance of the Advances and the Revolving Exposure shall not exceed the Maximum Facility Amount.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.01 Representations and Warranties of the Borrower. The Borrower represents and warrants to each of the Secured Parties on and as of each Measurement Date, as follows:

(a) Due Organization. It is a limited liability company duly formed and validly existing under the laws of the State of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b) Due Qualification. It is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it of, and the performance of its obligations under, the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the Advances or the pledge of the Collateral hereunder, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents, in each case, in any material respect or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. It has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party, the Advances under this Agreement, the pledge of the Collateral under this Agreement and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f) Compliance with Agreements, Laws, Etc. It has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(g) Location. Its office in which it maintains its limited liability company books and records is located at the addresses set forth on Schedule 5. Its registered office and jurisdiction of organization is the jurisdiction referred to in Section 4.01(a).

(h) Investment Company Act. Neither it nor the pool of Collateral is required to register as an “investment company” under the Investment Company Act.

(i) ERISA. Neither it nor any member of the ERISA Group has, or during the past six years had, any liability or obligation with respect to any Plan or Multiemployer Plan that would reasonably be expected to result in a Material Adverse Effect.

(j) Taxes; Tax Status.

(i) It has filed all income Tax returns and all other material Tax returns which are required to be filed by it, if any, and has paid all income Taxes and all other material Taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such Taxes, that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.

(ii) The Borrower (A) is a “disregarded as an entity separate from its owner” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes that is wholly owned by a U.S. Person, (B) is not subject to any Tax in any jurisdiction outside the United States, (C) is not subject to any material Taxes imposed by a state or local taxing authority and (D) is not subject to any material Taxes imposed by a state or local taxing authority.

(k) Filings and Stamp Taxes. This Agreement is in proper legal form under the applicable law of the jurisdiction of incorporation or formation of the Borrower for the enforcement hereof or thereof against the Borrower, and to ensure legality, validity, enforceability, priority or admissibility in evidence of this Agreement it is not necessary that (i) this Agreement, or any other document be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction of incorporation or formation of the Borrower or (ii) that any registration charge or stamp or similar tax be paid in any jurisdiction on or in respect of this Agreement or any other document.

(l) Plan Assets. Its assets are not and during the term of this Agreement will not be deemed to be as “plan assets” for purposes of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Rule”) and the Collateral is not and during the term of this Agreement will not be deemed to be “plan assets” for purposes of the Plan Asset Rule. Borrower is not subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans.

(m) Solvency. After giving effect to each Advance hereunder, and the disbursement of the proceeds of such Advance, it is and will be Solvent.

(n) Representations Relating to the Collateral. (i) It owns and has good and marketable legal and beneficial title to all Collateral Loans and other Collateral free and clear of any Lien or claim of any Person, other than Permitted Liens;

(ii) except for Permitted Liens or as contemplated by the Facility Documents, it has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral. It has not authorized the filing of and is not aware of any financing statements or any equivalent filing in any applicable jurisdiction against it that include a description of collateral covering the Collateral other than any financing statement or any equivalent filing in any applicable jurisdiction relating to the security interest granted to the Collateral Agent hereunder, relating to assets sold or contributed to any Person not prohibited hereunder, relating to the closing of a Permitted Securitization contemplated by Section 10.01(e) or that has been terminated; and it is not aware of any judgment, PBGC liens or tax lien filings against it or any of its assets;

(iii) the Collateral constitutes Money, Cash, accounts (as defined in Section 9-102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9-102(a)(42) of the UCC), Uncertificated Securities, Certificated Securities or Security Entitlements to

Financial Assets resulting from the crediting of Financial Assets to a “securities account” (as defined in Section 8-501(a) of the UCC);

(iv) all Covered Accounts constitute “securities accounts” under Section 8-501(a) of the UCC;

(v) this Agreement creates a valid, continuing and, upon Delivery of Collateral, filing of the financing statements referred to in clause (viii) below and execution of the Account Control Agreement, perfected security interest (as defined in Section 1-201(37) of the UCC) in the Collateral in favor of the Collateral Agent, for the benefit and security of the Secured Parties, which security interest is prior to all other Liens (other than Permitted Liens) and claims and is enforceable as such against creditors of and purchasers from it, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(vi) it has received all consents and approvals required by the terms of the Related Documents in respect of such Collateral to the pledge hereunder to the Collateral Agent of its interest and rights in such Collateral;

(vii) with respect to the Collateral that constitutes Security Entitlements, all such Collateral has been and will have been credited to the applicable Covered Account and the Securities Intermediary for each Covered Account has agreed to treat all assets credited to such Covered Account as Financial Assets;

(viii) with respect to Collateral that constitutes accounts or general intangibles (as defined in Section 9-102(a)(42) of the UCC), it has caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in the Collateral granted to the Collateral Agent, for the benefit and security of the Secured Parties, hereunder (which it hereby agrees may be an “all assets” filing);

(ix) it has taken all steps necessary to enable the Collateral Agent to obtain “control” (within the meaning of the UCC) with respect to each Covered Account;

(x) the Covered Accounts are in its name and not in the name of any other Person. It has not instructed the Securities Intermediary of any Covered Account to comply with the entitlement order of any Person other than the Collateral Agent; provided that, until the Collateral Agent delivers a notice of exclusive control, it and the Servicer may cause Cash in the Covered Accounts to be invested in Eligible Investments, and the proceeds thereof to be paid and distributed in accordance with this Agreement; and

(xi) each Collateral Loan was originated without any fraud or material misrepresentation by the Servicer or, to the best of the Borrower’s knowledge, on the part of the Obligor.

(o) Eligibility. (i) The information contained in each Notice of Borrowing delivered pursuant to Section 2.03, is an accurate and complete listing of all Collateral Loans included in the Collateral as of the related Borrowing Date and the information contained therein with respect to the identity of such Collateral Loan and the amounts owing thereunder is true, correct and complete as of the related Borrowing Date and (ii) with respect to each Collateral Loan included in any calculation of the Borrowing Base or OC Ratio, such Collateral Loan is an Eligible Collateral Loan at such time; provided that, notwithstanding anything to contrary contained herein, to the extent any such Collateral Loan is repurchased or otherwise removed from the Borrowing Base pursuant to the Loan Sale Agreement, then no such breach of the foregoing clause (ii) shall constitute an Event of Default or other breach of this Agreement.

(p) Anti-Corruption Laws and Anti-Terrorism Laws. None of the Borrower, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Borrower, their respective employees or agents has engaged in any activity or conduct which would materially violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Borrower and its subsidiaries have instituted and maintains policies and procedures reasonably designed to prevent violation of such laws, regulations and rules.

(q) Sanctions. The Borrower and its subsidiaries are in compliance in all material respects with Sanctions. None of the Borrower, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Borrower, their respective employees or agents, is a Person that is, or is owned or controlled by Persons that are engaged in any activities, dealings, or transactions with Sanctioned Persons or Sanctioned Countries, or that would otherwise be in material violation of Sanctions.

(r) No Default. Neither it nor any of its subsidiaries is in default under or with respect to any contractual obligation or restriction that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(s) No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(t) Information. Each Notice of Borrowing and all written information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole and after giving effect to all written updates provided by the Borrower or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not (when taken as a whole and after giving effect to all written updates provided by the Borrower or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Borrower or on its behalf which was provided to any Borrower from an Obligor with respect to a Collateral Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Borrower; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any Lender by any Borrower or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Borrower represent only that such information represents such Borrower’s good faith estimates as of the date of preparation thereof, based upon methods and data such Borrower and, if applicable, the Equityholder, believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and any of their Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

(u) Procedures. In selecting and disposing of the Collateral, no selection procedures were employed which are intended to be adverse to the interests of any Secured Party.

(v) Volcker Rule. The transactions contemplated by this Agreement and the other Facility Documents do not result in any Lender or the Administrative Agent holding an “ownership interest” in a “covered fund” for purposes of the Volcker Rule.

Section 4.02 Representations and Warranties of the Servicer. The Servicer represents and warrants to each of the other Secured Parties on and as of each Measurement Date, as follows:

(a) Due Organization. It is a statutory trust duly formed and validly existing under the laws of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b) Due Qualification. It is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Non-Contravention. None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, except, in the case of clauses (A), (B) and (C) above, where such conflict, contravention, breach, violation or default could not reasonably be expected to have a Material Adverse Effect.

(e) Governmental Authorizations; Private Authorizations; Governmental Filings. It has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.

(f) Compliance with Agreements, Laws, Etc. It has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

(g) Taxes. It has filed all income Tax returns and all other material Tax returns which are required to be filed by it, if any, and has paid all income Taxes and all other material Taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such Taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.

(h) [Reserved].

(i) Anti-Corruption Laws and Anti-Terrorism Laws. None of the Servicer, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Servicer, their respective employees or agents has engaged in any activity or conduct which would materially violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Servicer and its subsidiaries have instituted and maintains policies and procedures reasonably designed to prevent violation of such laws, regulations and rules.

(j) Sanctions. The Servicer and its subsidiaries are in compliance in all material respects with Sanctions. None of the Servicer, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Servicer, their respective employees or agents is a Person that is, or is owned or controlled by Persons that are engaged in any activities, dealings, or transactions with Sanctioned Persons or Sanctioned Countries, or that would otherwise be in material violation of Sanctions.

(k) No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(l) Information. Each Notice of Borrowing and all written information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole and after giving effect to all written updates provided by the Servicer or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not (when taken as a whole and after giving effect to all written updates provided by the Servicer or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Servicer or on its behalf which was provided to the Servicer from an Obligor with respect to a Collateral Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Servicer; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any Lender by the Servicer or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Servicer represents only that such information represents the Servicer’s good faith estimates as of the date of preparation thereof, based upon methods and data the Servicer and, if applicable, the Equityholder, believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Servicer and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

(m) Procedures. In selecting and disposing of the Collateral, no selection procedures were employed which are intended to be adverse to the interests of any Secured Party.

(n) Plan Assets. None of the assets of the Servicer are (i) deemed to constitute “plan assets” within the meaning of the Plan Asset Rule or (ii) subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans.

(o) ERISA. Neither it nor any member of its ERISA Group has, or during the past six years had, any liability or obligation with respect to any Plan or Multiemployer Plan that would reasonably be expected to result in a Material Adverse Effect.

Section 4.03 Representations and Warranties of the Equityholder. The Equityholder represents and warrants to each of the other Secured Parties on and as of each Measurement Date, as follows:

(a) Due Organization. It is a statutory trust duly formed and validly existing under the laws of Delaware, with full power and authority to own and operate its assets and properties, conduct the business in which it is now engaged and to execute and deliver and perform its obligations under this Agreement and the other Facility Documents to which it is a party.

(b) Due Qualification. It is duly qualified to do business and, to the extent applicable, is in good standing in each other jurisdiction in which the nature of its business, assets and properties, including the performance of its obligations under this Agreement, the other Facility Documents to which it is a party and its Constituent Documents, requires such qualification, except where the failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect.

(c) Due Authorization; Execution and Delivery; Legal, Valid and Binding; Enforceability. The execution and delivery by it of, and the performance of its obligations under the Facility Documents to which it is a party and the other instruments, certificates and agreements contemplated thereby are within its powers and have been duly authorized by all requisite action by it and have been duly executed and delivered by it and constitute its legal, valid and binding obligations enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(d) Investment Company Act. It (i) is not required to register as an “investment company” under the Investment Company Act and (ii) has elected to be regulated as a “business development company” for purposes of the Investment Company Act.

(e) Non-Contravention. None of the execution and delivery by it of this Agreement or the other Facility Documents to which it is a party, the consummation of the transactions herein or therein contemplated, or compliance by it with the terms, conditions and provisions hereof or thereof, will (i) conflict with, or result in a breach or violation of, or constitute a default under its Constituent Documents or (ii) conflict with or contravene in any material respect, and with respect to clause (B), result in the creation of a Lien (other than Permitted Liens) under, (A) any Applicable Law, (B) any indenture, agreement or other contractual restriction binding on or affecting it or any of its assets, including any Related Document, or (C) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its assets or properties, except, in the case of clauses (A), (B) and (C) above, where such conflict, contravention, breach, violation or default could not reasonably be expected to have a Material Adverse Effect.

(f) Governmental Authorizations; Private Authorizations; Governmental Filings. It has obtained, maintained and kept in full force and effect all material Governmental Authorizations and material Private Authorizations which are necessary for it to properly carry out its business, and made all material Governmental Filings necessary for the execution and delivery by it of the Facility Documents to which it is a party and the performance by it of its obligations under this Agreement and the other Facility Documents to which it is a party.

(g) Compliance with Agreements, Laws, Etc. It has duly observed and complied in all material respects with all Applicable Laws relating to the conduct of its business and its assets. It has preserved and kept in full force and effect its legal existence. It has preserved and kept in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

(h) Taxes. It has filed all income Tax returns and all other material Tax returns which are required to be filed by it, if any, and has paid all income Taxes and all other material Taxes shown to be due and payable on such returns, if any, or pursuant to any assessment received by any such Person other than any such taxes, assessments or charges that are being contested in good faith by appropriate proceedings and for which appropriate reserves in accordance with GAAP have been established.

(i) Anti-Corruption Laws and Anti-Terrorism Laws. None of the Equityholder, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Equityholder, their respective employees or agents has engaged in any activity or conduct which would materially violate any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction and the Equityholder and its subsidiaries have instituted and maintains policies and procedures reasonably designed to prevent violation of such laws, regulations and rules.

(j) Sanctions. The Equityholder and its subsidiaries are in compliance in all material respects with Sanctions. None of the Equityholder, its subsidiaries, their respective directors or officers, or, to the best knowledge of the Equityholder, their respective employees or agents is a Person that is, or is owned or controlled by Persons that are engaged in any activities, dealings, or transactions with Sanctioned Persons or Sanctioned Countries, or that would otherwise be in material violation of Sanctions.

(k) No Default. Neither it nor any of its subsidiaries is in default under or with respect to any contractual obligation or restriction that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l) No Proceedings. There is no litigation, proceeding or investigation pending or, to its knowledge, threatened against it before any Governmental Authority (i) asserting the invalidity of any Facility Document to which it is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Facility Document to which it is a party or (iii) that could reasonably be expected to have a Material Adverse Effect.

(m) Information. All written information (other than financial projections, pro forma financial information, other forward-looking information, information of a general economic or general industry nature and all third party memos or reports) heretofore or hereafter furnished by it or on its behalf to any Secured Party in connection with the Facility Documents or any transaction contemplated hereby or thereby is and will be (when taken as a whole and after giving effect to all written updates provided by the Equityholder or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) true, complete and correct in all material respects as of the date such information is stated or certified and does not and will not (when taken as a whole and after giving effect to all written updates provided by the Equityholder or on its behalf to the Administrative Agent for delivery to the Lenders from time to time) omit to state a material fact necessary to make the statements contained therein not misleading; provided that solely with respect to information furnished by the Equityholder or on its behalf which was provided to the Equityholder from an Obligor with respect to a Collateral Loan, such information only needs to be true, complete and correct in all material respects to the actual knowledge of the Equityholder; provided further that, with respect to financial projections, pro forma financial information and other forward-looking information that has been delivered to the Administrative Agent or any Lender by the Equityholder or on its behalf in connection with the transactions contemplated by this Agreement or delivered under any Facility Document, the Equityholder represents only that such information represents the Equityholder’s good faith estimates as of the date of preparation thereof, based upon methods and data the Servicer and, if applicable, the Equityholder, believed to be reasonable and accurate at the time made, it being recognized by the Agents and the Lenders that such projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Equityholder and any of its Affiliates, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by such projections may differ from such projections and such differences may be material.

(n) Originator. It is an “originator” for the purposes of the Securitisation Regulations in respect of the Retention Holder Originated Collateral Loans.

(o) Establishment. It has established, and, in its capacity as Servicer, manages the securitisation contemplated by the Facility Documents.

(p) Sole purpose. It (i) is not an entity that has been established or operates for the sole purpose of securitising exposures and (ii) has the capacity to meet its payment obligations from resources not related to the exposures it securitises.

(q) Collateral Loans. As of the date hereof, the Aggregate Principal Balance of all Retention Holder Originated Collateral Loans divided by the Aggregate Principal Balance of all Collateral Loans, is greater than or equal to 5%.

(r) Plan Assets. None of the assets of the Equityholder are (i) deemed to constitute “plan assets” within the meaning of the Plan Asset Rule or (ii) subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans.

(s) ERISA. Neither it nor any member of its ERISA Group has, or during the past six years had, any liability or obligation with respect to any Plan or Multiemployer Plan that would reasonably be expected to result in a Material Adverse Effect.

ARTICLE V

COVENANTS

Section 5.01 Affirmative Covenants of the Borrower. The Borrower covenants and agrees that, until the Collection Date:

(a) Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party, its Constituent Documents and each Related Document to which it is a party and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party, its Constituent Documents and the Related Documents to which it is a party, except, in the case of this clause (v), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Enforcement.

(i) It shall not take any action that would release any Obligor from any of such Obligor’s material covenants or obligations under any instrument or agreement included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to the terms of this Agreement, (1) amendments to Collateral Loans in accordance with the Servicing Standard and (2) actions taken in connection with the work out or restructuring of any Collateral Loan in accordance with the provisions hereof, and (C) other actions by the Servicer required hereby or otherwise to the extent not prohibited by, or in conflict with, this Agreement.

(ii) It will perform all of its obligations and agreements contained in this Agreement or any other Facility Document to which such Person is a party.

(c) Further Assurances. Subject to the limitations set forth herein and in the other Facility Documents, it shall promptly upon the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), at its expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority (subject to Permitted Liens) perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens). Subject to the limitations set forth herein and in the other Facility Documents, at the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), it shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents.

(d) Financial Statements; Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender):

(i) within 120 days after the end of each fiscal year of the Equityholder, an annual report of the Equityholder containing an audited consolidated statement (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of assets, liabilities, and capital as of the end of such fiscal year, and audited consolidated statements (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of operations and cash flows, for the year then ended, prepared in accordance with GAAP, each reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (except to the extent resulting from the impending maturity of the Obligations) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Equityholder and its consolidated subsidiaries on a consolidated basis; provided, that the financial statements required to be delivered pursuant to this clause (i) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Equityholder’s annual report on Form 10-K, shall be deemed delivered to the Administrative Agent on the date such documents are made available;

(ii) within 60 days after the end of each of the first three quarters of each fiscal year of the Equityholder, an unaudited financial report of the Equityholder containing a consolidated statement (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of assets, liabilities, and capital, consolidated statements (together with a consolidating schedule showing the balance sheet and income statement of the Borrower) of operations, and a market value report regarding the Equityholder’s investments, in each case for the period then ended, all certified by one of its senior financial officers as presenting fairly in all material respects the financial condition and results of operations of the Equityholder and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided, that the financial statements required to be delivered pursuant to this clause (ii) which are made available via EDGAR, or any successor system of the Securities Exchange Commission, in the Equityholder’s quarterly report on Form 10-Q, shall be deemed delivered to the Administrative Agent on the date such documents are made available;

(iii) (x) a certificate of a Responsible Officer of the Borrower within three Business Days after a Responsible Officer of the Borrower obtains actual knowledge of the occurrence and continuance of any (A) Default (provided, that if any such Default is subsequently cured within the time period provided for herein, the failure to provide notice of such Default shall not itself constitute an Event of Default hereunder), (B) Event of Default, (C) event or occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect or (D) receipt of notice from the agent on a Collateral Loan that the related Obligor has defaulted (beyond applicable grace periods) in the payment of principal or interest, and (y) a notice from the Servicer or a Responsible Officer of the Borrower (which may be by email) within the later of (1) three Business Days after the Servicer or a Responsible Officer of the Borrower obtains actual knowledge or (2) ten Business Days after the Servicer or Borrower receives notice of the occurrence and continuance of any (A) Revaluation Event, including any Revaluation Event with respect to a Recurring Revenue Loan (except that Revaluation Events under clauses (c), (d) and (e) thereof must be notified hereunder within three Business Days after the Servicer or a Responsible Officer of the Borrower obtains actual knowledge) or (B) Collateral Loan that ceases to be an Eligible Collateral Loan, in each case setting forth the details thereof and the action, if any, which the Borrower is taking or proposes to take with respect thereto;

(iv) from time to time such additional information regarding the Borrower’s financial position or business and the Collateral (including reasonably detailed calculations of each Coverage Test and the Collateral Quality Test) as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request if reasonably available without undue burden or expense;

(v) promptly after the occurrence of any ERISA Event, notice of such ERISA Event and copies of any material communications with all Governmental Authorities or any Multiemployer Plan received by the Borrower with respect to such ERISA Event;

(vi) promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer,” anti-money laundering and Sanctions rules and regulations, including but not limited to the PATRIOT Act and Beneficial Ownership Regulation;

(vii) if it is a “legal entity customer” as defined in the Beneficial Ownership Regulation, promptly following any change in the information provided in the Beneficial Ownership Certification delivered by it that would result in a change to the list of beneficial owners identified in such certification, an updated Beneficial Ownership Certification;

(viii) within two Business Days after a Responsible Officer of the Borrower obtains actual knowledge thereof, provide notice to the Administrative Agent of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, directly and adversely affecting in any material respect the Collateral (taken as a whole), the Facility Documents, or any Secured Party’s interest in the Collateral;

(ix) with respect to each Obligor of a Collateral Loan that is not a Broadly Syndicated Loan, subject to any confidentiality obligations: (1) within ten (10) Business Days of the completion of the Servicer’s portfolio review of such Obligor (which, for each Obligor shall occur no less frequently than four (4) times per calendar year) (I) the most recent financial reporting packages that correspond to such portfolio review with respect to such Obligor and with respect to each related Collateral Loan (including any attached or included information, statements and calculations) received as of the date of the Servicer’s most recent portfolio review and (II) the internal monitoring report prepared by the Servicer with respect to each Obligor and (2) upon demand by the Administrative Agent, such other information as the Administrative Agent may reasonably request with respect to any Collateral Loan or Obligor (to the extent reasonably available to the Servicer); and

(x) at least ten (10) Business Days in advance of the effective date of any resignation or removal of any Independent Director, notice to the Administrative Agent thereof.

(e) Access to Records and Documents. It shall permit the Administrative Agent (or any Person designated by the Administrative Agent as its agent or representative, subject to delivery of standard confidentiality agreements) to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies thereof at reasonable intervals: (i) its books, records and accounts relating to its business, financial condition, operations, assets and its performance under the Facility Documents and the Related Documents and to discuss the foregoing with its and such Person’s officers, partners, employees and accountants, and (ii) the Related Documents with respect to the Collateral; provided that, so long as no Event of Default has occurred, the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year pursuant to either this Section 5.01(e) or Section 5.02(e) by the Lenders and the Administrative Agent; provided, further, that a designee selected by the Servicer shall have the right to be present during any meeting with outside accountants. The Administrative Agent shall be permitted to schedule such visits on behalf of the Lenders and shall (1) coordinate in good faith with the Lenders to determine dates which are acceptable to a majority of the Lenders and whenever possible occur on one such date as a single group and (2) provide 10 days’ prior notice to the Lenders of any such visit and any Lender shall be permitted to accompany the Administrative Agent in such visit.

(f) Use of Proceeds. It shall use the proceeds of each Advance made hereunder solely:

(i) to fund or pay the purchase price of Collateral Loans or Eligible Investments acquired by the Borrower in accordance with the terms and conditions set forth herein (it being understood that the Borrower may request an Advance to fund the applicable Advance Rate of one or more Collateral Loans either on the date of acquisition or at a later time during the Reinvestment Period pursuant to Article II);

(ii) to fund additional extensions of credit under Revolving Collateral Loans and Delayed Drawdown Collateral Loans purchased in accordance with the terms of this Agreement;

(iii) to fund the Revolving Reserve Account on or prior to the Facility Termination Date to the extent the Revolving Reserve Account is required to be funded pursuant to Section 8.04 (and the Borrower shall submit a Notice of Borrowing requesting Advances for a Borrowing Date falling no more than five and no less than one Business Day prior to the Facility Termination Date with a Requested Amount sufficient to fully fund the Revolving Reserve Account under Section 8.04);

(iv) to make Permitted Distributions or Permitted Tax Distributions in accordance with Section 5.03(k);

(v) to pay fees and expenses;

(vi) for deposit in the Principal Collection subaccount in connection with the cure of any OC Ratio Breach; and

(vii) for general corporate purposes.

Without limiting the foregoing, it shall use the proceeds of each Advance in a manner that does not, directly or indirectly, violate any provision of its Constituent Documents or any Applicable Law, including Regulation T, Regulation U and Regulation X.

(g) Information and Reports. Each Notice of Borrowing, each Monthly Report, each Payment Date Report and all other written information, reports, certificates and statements furnished by or on behalf of it to any Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby shall be true, complete and correct in all material respects as of the date such information is stated or certified; provided that solely with respect to information furnished by the Borrower which was provided to the Borrower from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct to the actual knowledge of the Borrower; provided further that, with respect to projected financial information, the Borrower represents only that such information represents the Borrower’s good faith estimates as of the date of preparation thereof, based upon methods and data the Borrower believes to be reasonable and accurate, but actual results during the periods covered by such projections may differ materially from such projections.

(h) Opinions as to Collateral. On or before each five year anniversary of the Closing Date, at the request of the Administrative Agent, it shall furnish to the Agents an opinion of counsel addressed to the Agents and the Borrower stating that, in the opinion of such counsel, as of the date of such opinion, under the Delaware UCC, the UCC financing statement(s) filed in connection with the lien and security interest created by this Agreement shall remain effective and no additional financing statements, continuation statements or amendments with respect to such financing statement(s) shall be required to be filed in the State of Delaware from the date thereof through the next five years to maintain the perfection of the security interest of this Agreement as such security interest otherwise exists on the date thereof.

(i) No Other Business. It shall not engage in any business or activity other than borrowing Advances pursuant to this Agreement, funding, acquiring, owning, holding, administering, selling, enforcing, lending, exchanging, redeeming, pledging, contracting for the management of and otherwise dealing with Collateral Loans, Eligible Investments and the

Collateral in connection therewith and entering into and performing its obligations under the Facility Documents, any applicable Related Documents and any other agreement contemplated by this Agreement.

(j) Tax Matters. It shall remain disregarded as an entity separate from its owner for U.S. federal income tax purposes that is wholly owned by a U.S. Person. It shall (and each Lender hereby agrees to) treat the Advances and the Notes as debt for U.S. federal income tax purposes and will take no contrary position, unless otherwise required pursuant to a closing agreement with the U.S. Internal Revenue Service or a non-appealable judgment from a court of competent jurisdiction. It will file (or cause to be filed) on a timely basis all income and other material Tax returns required to be filed by it, if any, and will pay all income and other material Taxes due and payable by it and any assessments made against it or any of its property (other than any amount the validity of which is contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP are provided on the books of the Borrower).

(k) Compliance with Legal Opinions. The Borrower shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, issued on the Closing Date and relating to the issues of substantive consolidation.

(l) Priority of Payments. It shall instruct (or cause the Servicer to instruct) the Collateral Agent to apply all Interest Proceeds and Principal Proceeds solely in accordance with the Priority of Payments and the other provisions of this Agreement.

Section 5.02 Covenants of the Servicer. The Servicer covenants and agrees that, until the Collection Date:

(a) Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party and its Constituent Documents and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its Constituent Documents, except, in the case of this clause (v), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Enforcement. It shall not take any action that would release any Obligor from any of such Obligor’s material covenants or obligations under any instrument or agreement included in the Collateral, except in the case of (A) repayment of Collateral Loans, (B) subject to the terms of this Agreement, (1) amendments to Collateral Loans in accordance with the Servicing Standard and (2) actions taken in connection with the work out or restructuring of any Collateral Loan in accordance with the provisions hereof, and (C) other actions by the Servicer required hereby or otherwise to the extent not prohibited by, or in conflict with, this Agreement.

(c) Further Assurances. Subject to the limitations set forth herein and in the other Facility Documents, it shall promptly upon the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), at its expense, execute and deliver such further instruments and take such further action in order to maintain and protect the Collateral Agent’s first-priority (subject to Permitted Liens) perfected security interest in the Collateral pledged by the Borrower for the benefit of the Secured Parties free and clear of any Liens (other than Permitted Liens). Subject to the limitations set forth herein and in the other Facility Documents, at the reasonable request of either Agent or the Required Lenders (through the Administrative Agent), it shall promptly take, at the Borrower’s expense, such further action in order to establish and protect the rights, interests and remedies created or intended to be created under this Agreement in favor of the Secured Parties in the Collateral, including all actions which are necessary to (x) enable the Secured Parties to enforce their rights and remedies under this Agreement and the other Facility Documents, and (y) effectuate the intent and purpose of, and to carry out the terms of, the Facility Documents.

(d) Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent:

(i) (x) a certificate of a Responsible Officer of the Servicer within three (3) Business Days after a Responsible Officer of the Servicer obtains actual knowledge of the occurrence and continuance of any (A) Default, (B) Event of Default, (C) Potential Servicer Control Event, (D) Servicer Control Event, (E) event or occurrence that has resulted or could reasonably be expected to result in a Material Adverse Effect or (F) receipt of notice from the agent on a Collateral Loan that the related Obligor has defaulted (beyond applicable grace periods) in the payment of principal or interest, and (y) a notice from a Responsible Officer of the Servicer (which may be by email) within the later of (1) three Business Days after a Responsible Officer of the Servicer obtains actual knowledge or (2) ten Business Days after the Servicer receives notice of the occurrence and continuance of any (A) Revaluation Event, including any Revaluation Event with respect to a Recurring Revenue Loan (except that Revaluation Events under clauses (c), (d) and (e) thereof must be notified hereunder within three Business Days after a Responsible Officer of the Servicer obtains actual knowledge) or (B) Collateral Loan that ceases to be an Eligible Collateral Loan, in each case setting forth the details thereof and the action, if any, which the Servicer is taking or proposes to take with respect thereto;

(ii) from time to time such additional information regarding the Collateral (including reasonably detailed calculations of each Coverage Test and the Collateral Quality Test) as the Administrative Agent or the Required Lenders (through the Administrative Agent) may reasonably request if reasonably available without undue burden or expense;

(iii) a Borrowing Base Calculation Statement on (A) each date on which the Servicer sells or substitutes (or commits to sell or substitute, as the case may be) any Collateral Loan and (B) each other date reasonably requested by the Administrative Agent upon at least two (2) Business Days’ notice to the Servicer;

(iv) promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer,” anti-money laundering and sanctions rules and regulations, including but not limited to the PATRIOT Act and Beneficial Ownership Regulation;

(v) if it is a “legal entity customer” as defined in the Beneficial Ownership Regulation, promptly following any change in the information provided in the Beneficial Ownership Certification delivered by it that would result in a change to the list of beneficial owners identified in such certification, an updated Beneficial Ownership Certification; and

(vi) within three (3) Business Days after a Responsible Officer of the Servicer obtains actual knowledge thereof, provide notice to the Administrative Agent of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any material labor controversy, material litigation, material action, material suit or material proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, directly and adversely affecting in any material respect the Collateral (taken as a whole), the Facility Documents, or any Secured Party’s interest in the Collateral, in each case except to the extent the foregoing does not and would not have a Material Adverse Effect;

provided, that, notwithstanding anything to the contrary contained in this Agreement (including this Section 5.02(d)) or any other Facility Document, the Servicer shall not be required to disclose or provide any information (i) in respect of which disclosure to any Secured Party (or any of their respective representatives or contractors) is prohibited by Applicable Laws, (ii) that is subject to attorney-client privilege or (iii) in respect of which the Servicer owes confidentiality obligations to any unaffiliated third party that prohibits such disclosure; provided that, with respect to this clause (iii), the Servicer shall (A) make the Administrative Agent aware of such confidentiality obligations (to the extent permitted under the applicable confidentiality obligation) and (B) use commercially reasonable efforts to communicate the relevant information in a way that does not violate such confidentiality obligations.

(e) Access to Records and Documents. It shall permit the Administrative Agent (or any Person designated by the Administrative Agent as its agent or representative, subject to delivery of standard confidentiality agreements) to, upon reasonable advance notice and during normal business hours, visit and inspect and make copies thereof at reasonable intervals its books, records and accounts relating to the Collateral, the Borrower, the Facility Documents and the performance of the Servicer under the Facility Documents and to discuss the foregoing with its and such Person’s applicable officers, partners, employees and accountants; provided that so long as no Event of Default has occurred the Borrower shall be responsible for all costs and expenses for only one such visit per fiscal year pursuant to either this Section 5.02(e) or Section 5.01(e) by the Lenders and the Administrative Agent; provided, further, that a designee selected by the Servicer shall have the right to be present during any meeting with outside accountants. The Administrative Agent shall be permitted to schedule such visits on behalf of the Lenders and shall (1) coordinate in good faith with the Lenders to determine dates which are acceptable to a majority of the Lenders and whenever possible occur on one such date as a single group and (2) provide 10 days’ prior notice to the Lenders of any such visit and any Lender shall be permitted to accompany the Administrative Agent in such visit.

(f) Information and Reports. Each Notice of Borrowing, each Monthly Report, each Payment Date Report and all other written information, reports, certificates and statements furnished by or on behalf of it to any other Secured Party for purposes of or in connection with this Agreement, the other Facility Documents or the transactions contemplated hereby or thereby shall be true, complete and correct in all material respects as of the date such information is stated or certified; provided that solely with respect to information furnished by the Servicer which was provided to the Servicer from an Obligor with respect to a Collateral Loan, such information shall only need to be true, complete and correct to the actual knowledge of the Servicer; provided further that, with respect to projected financial information, the Servicer represents only that such information represents the Servicer’s good faith estimates as of the date of preparation thereof, based upon methods and data the Servicer believes to be reasonable and accurate, but actual results during the periods covered by such projections may differ materially from such projections.

(g) Collections. It shall direct any agent or administrative agent for any Collateral Loan to remit all payments and collections with respect to such Collateral Loan and, if applicable, to direct the Obligor with respect to such Collateral Loan to remit all such payments and collections with respect to such Collateral Loan directly to the Collection Account.

(h) Priority of Payments. It shall instruct the Collateral Agent to apply all Interest Proceeds and Principal Proceeds solely in accordance with the Priority of Payments and the other provisions of this Agreement.

(i) Anti-Corruption Laws and Sanctions. The Servicer shall maintain policies and procedures reasonably designed to prevent violation of any applicable Sanctions, anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction. To the extent such use would violate Applicable Law, the Servicer shall not, and shall procure that its subsidiaries and its or their respective directors, officers, employees, agents, and Affiliates shall not, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, sister company, joint venture partner or any other Person (i) to fund, finance, or facilitate any activity, transaction, or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions, any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise). Neither the Servicer, nor any of its subsidiaries, shall engage in any activities or transactions involving Sanctioned Persons or Sanctioned Countries or otherwise in violation of Sanctions.

(j) Taxes. The Servicer will (i) timely file all income and other material Tax returns required to be filed by it and (ii) pay, or cause to be paid, all income and other material Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(k) [Reserved].

Section 5.03 Negative Covenants of the Borrower. The Borrower covenants and agrees that, until the Collection Date:

(a) Restrictive Agreements. It shall not enter into or suffer to exist or permit to become effective any agreement that prohibits, limits or imposes any condition upon its ability to create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or revenues constituting Collateral, whether now owned or hereafter acquired, to secure its obligations under the Facility Documents other than this Agreement and the other Facility Documents.

(b) Liquidation; Merger; Sale of Collateral. It shall not consummate any plan of liquidation, dissolution, partial liquidation, merger, consolidation or division (or suffer any liquidation, dissolution or partial liquidation) nor sell, transfer, exchange or otherwise dispose of any of its assets, or enter into an agreement or commitment to do so or enter into or engage in any business with respect to any part of its assets, except as expressly permitted by this Agreement and the other Facility Documents (including in connection with the repayment in full of the Obligations).

(c) Amendments to Constituent Documents, Etc. Without the consent of the Administrative Agent and each Required Lender (such consent not to be unreasonably withheld or delayed), but subject to 5.03(g), (i) it shall not amend, modify or take any action inconsistent with its Constituent Documents and (ii) it will not amend, modify or waive in any material respect any term or provision in any Facility Document (other than in accordance with the respective terms thereof).

(d) ERISA. It shall not establish or incur any liability or obligation with respect to any Plan or Multiemployer Plan and none of the Equityholder, the Servicer or any member of the ERISA Group shall establish or incur any liability or obligation with respect to any Plan or Multiemployer Plan that in each case would reasonably be expected to result in a Material Adverse Effect.

(e) Liens. It shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any of its assets now owned or hereafter acquired by it at any time, except for Permitted Liens or as otherwise expressly permitted by this Agreement and the other Facility Documents.

(f) Margin Requirements; Covered Transactions. It shall not (i) extend credit to others for the purpose of buying or carrying any Margin Stock in such a manner as to violate Regulation T or Regulation U or (ii) use all or any part of the proceeds of any Advance, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that violates the provisions of the Regulations of the Board of Governors, including, to the extent applicable, Regulation U and Regulation X.

(g) Changes to Filing Information; Change of Location of Underlying Instruments. It shall not change its name or its jurisdiction of organization from that referred to in Section 4.01(a), unless (x) in the case of a change to its jurisdiction of organization, it receives the consent of each Lender and (y) it gives ten (10) days’ (or such shorter period as agreed to by the Administrative Agent) prior written notice to the Agents and takes all actions that the Administrative Agent or the Required Lenders (through the Administrative Agent) reasonably request and determine to be necessary to protect and perfect the Collateral Agent’s perfected security interest in the Collateral. It shall not, without the prior consent of the Administrative Agent, consent to the Collateral Agent moving any Certificated Securities or Instruments, unless the Borrower has given at least ten (10) days’ (or such shorter period as agreed to by the Administrative Agent) written notice to the Administrative Agent and has taken all actions required under the UCC of each relevant jurisdiction in order to ensure that the Collateral Agent’s first priority perfected security interest (subject to Permitted Liens) continues in full effect.

(h) Transactions with Affiliates. Except as may be otherwise required or permitted by the Loan Sale Agreement, it shall not sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, the Servicer, the Equityholder and/or any of their Affiliates (including sales of Defaulted Collateral Loans and other Collateral Loans), unless (x) such transaction is upon terms no less favorable to the Borrower than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate (it being agreed that any purchase or sale at par shall be deemed to comply with this provision) or (y) the Borrower has received the prior written consent of the Administrative Agent with respect to such transaction. Notwithstanding the foregoing or anything to the contrary contained herein, nothing shall prohibit Borrower from (i) transferring or distributing the Collateral Loans to the Equityholder or an Affiliate of the Equityholder, as applicable, in accordance with Article X, (ii) making Permitted Distributions (in accordance with the definition thereof), (iii) making Permitted Tax Distributions (in accordance with the definition thereof) or (iv) effecting any transactions in accordance with the terms of the Loan Sale Agreement.

(i) Investment Company Restriction. It shall not and shall not permit the pool of Collateral to become required to register as an “investment company” under the Investment Company Act.

(j) Anti-Corruption and Sanctions. The Borrower shall ensure that policies and procedures applicable to it are maintained that are reasonably designed to prevent violation of any applicable Sanctions, anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction. To the extent such use would violate Applicable Law, the Borrower shall not, and shall procure that its subsidiaries and its or their respective directors, officers, employees, agents, and Affiliates shall not, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, sister company, joint venture partner or any other Person (i) to fund, finance, or facilitate any activity, transaction, or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions, any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise). Neither the Borrower, nor any of its subsidiaries, shall engage in any activities or transactions involving Sanctioned Persons or Sanctioned Countries or otherwise in violation of Sanctions.

(k) Distributions. It shall not make any distributions or other payments in respect of on account of any class of membership interests of the Borrower now or hereafter outstanding or otherwise except (i) Permitted Distributions (in accordance with the definition thereof) and (ii) Permitted Tax Distributions (in accordance with the definition thereof).

(l) Indebtedness; Guarantees; Securities; Other Assets. It shall not incur or assume or guarantee any Indebtedness, obligations (including contingent obligations) or other liabilities, or issue any additional securities, whether debt or equity, in each case other than (i) pursuant to or as expressly permitted by this Agreement and the other Facility Documents, including expenses payable in the ordinary course of business, (ii) obligations under its Constituent Documents or (iii) pursuant to customary indemnification, expense reimbursement and similar provisions under the Related Documents. It shall not acquire any Collateral Loan or other property other than as expressly permitted under the Facility Documents, it being understood and agreed that the Borrower shall be permitted to acquire Collateral Loans from the Servicer, the Equityholder and/or their Affiliates and from unaffiliated third parties.

(m) Validity of this Agreement. It shall not (i) take any action or omit to take any action, the result of which would permit the validity or effectiveness of any Facility Document or any grant of Collateral under this Agreement to be impaired, or permit the Lien of this Agreement to be amended, hypothecated, subordinated, terminated or discharged, or take any action or omit to take any action, the result of which would permit any Person to be released from any covenant or obligation with respect to this Agreement and (ii) except as permitted by any Facility Document, take any action that would permit the Lien of this Agreement not to constitute a valid first priority perfected security interest in the Collateral (subject to Permitted Liens).

(n) Subsidiaries. It shall not have or permit the formation of any subsidiaries, except in connection with the receipt of equity securities pursuant to an exercise of remedies with respect to a Collateral Loan or any work-out or restructuring of a Collateral Loan.

(o) Name. It shall not conduct business under any name other than its own.

(p) Employees. It shall not have any employees.

(q) Non-Petition. It shall not be party to any agreements under which it has any material obligation or liability (direct or contingent) without using commercially reasonable efforts to include customary “non-petition” and “limited recourse” provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for loan agreements, related loan documents, any agreements related to the purchase and sale of any Collateral Loan which contain customary (as determined by the Servicer) purchase or sale terms or which are documented using customary (as determined by the Servicer) loan trading documentation in connection with the Collateral Loans and any agreement that does not impose a material obligation on the Borrower and that is of a type that customarily does not include “non-petition” or “limited recourse” provisions (including customary service contracts and engagement letters entered into with third party service providers (including independent accountants and providers of independent directors)).

(r) Certificated Securities. It shall not acquire or hold any Certificated Securities in bearer form in a manner that does not satisfy the requirements of United States Treasury Regulations section 1.165-12(c) (as determined by the Servicer).

Section 5.04 Covenants of the Equityholder. The Equityholder covenants and agrees that, until the Collection Date:

(a) Compliance with Agreements, Laws, Etc. It shall (i) duly observe and comply in all material respects with all Applicable Laws relative to the conduct of its business or to its assets, (ii) preserve and keep in full force and effect its legal existence, (iii) preserve and keep in full force and effect its rights, privileges, qualifications and franchises, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (iv) comply with the terms and conditions of each Facility Document to which it is a party and its Constituent Documents and (v) obtain, maintain and keep in full force and effect all Governmental Authorizations, Private Authorizations and Governmental Filings which are necessary to properly carry out its business and the transactions contemplated to be performed by it under the Facility Documents to which it is a party and its Constituent Documents, except, in the case of clause (v), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Other Information. It shall provide to the Administrative Agent or cause to be provided to the Administrative Agent (with enough additional copies for each Lender) promptly following any reasonable request by the Administrative Agent or any Lender, all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer,” anti-money laundering and Sanctions laws, rules and regulations, including but not limited to the PATRIOT Act and the Beneficial Ownership Regulation. If it is a “legal entity customer” as defined in the Beneficial Ownership Regulation, it shall also provide to the Administrative Agent an updated Beneficial Ownership Certification following of any change in the information provided in any Beneficial Ownership Certification delivered by it that would result in a change to the list of beneficial owners identified in such certification.

(c) Anti-Corruption Laws and Sanctions. The Equityholder shall maintain policies and procedures reasonably designed to prevent violation of any applicable Sanctions, anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction. To the extent such use would violate Applicable Law, the Equityholder shall not, and shall procure that its subsidiaries and its or their respective directors, officers, employees, agents, and Affiliates shall not, use the proceeds of the loan hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, sister company, joint venture partner or any other Person (i) to fund, finance, or facilitate any activity, transaction, or business of or with any Person, or in any country or territory, that, at the time of such funding, is, a Sanctioned Person or Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions, any applicable anti-bribery, anti-corruption, anti-terrorism or anti-money laundering laws, regulations or rules in any applicable jurisdiction by any Person (including any Person participating in the loan hereunder, whether as underwriter, advisor, investor, lender, hedge provider, facility or security agent or otherwise). Neither the Equityholder, nor any of its subsidiaries, shall engage in any activities or transactions involving Sanctioned Persons or Sanctioned Countries or otherwise in violation of Sanctions.

(d) Separateness. The Equityholder shall not take any action that causes, or omit to take any action that results in, the Borrower’s failure to comply with any of its covenants in Section 5.05 and the Equityholder shall take all other actions necessary to maintain the accuracy of the factual assumptions set forth in the legal opinions of Dechert LLP, as special counsel to the Borrower, issued on the Closing Date and relating to the issues of substantive consolidation.

(e) Liens. The Equityholder shall neither pledge (nor permit to be pledged) the equity interests in the Borrower nor otherwise permit any equity interests of the Borrower to be subject to a Lien other than Permitted Liens.

(f) Taxes. The Equityholder will (i) timely file all income and other material Tax returns required to be filed by it and (ii) pay, or cause to be paid, all income and other material Taxes, assessments and other governmental charges, other than Taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

Section 5.05 Certain Undertakings Relating to Separateness. Without limiting any, and subject to all, other covenants of the Borrower, the Equityholder and the Servicer contained in this Agreement, the Borrower (the Servicer in acting on behalf or for the benefit of the Borrower and the Equityholder in acting on behalf of the Borrower as the member of the Borrower) shall conduct its business and operations in accordance with Section 9(i) of the LLC Agreement. The Borrower shall at all times conduct its business so that any assumptions made with respect to the Borrower in any “substantive non-consolidation” opinion delivered in connection with the Facility Documents will continue to be true and correct in all material respects.

ARTICLE VI

EVENTS OF DEFAULT

Section 6.01 Events of Default. “Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) a default in the payment, when due and payable, of (x) any principal in respect of the Advances, (y) any interest or other payment required to be made to the Administrative Agent, Collateral Agent or any Lender pursuant to this Agreement or any other Facility Document and if such date is not the Final Maturity Date, such default, solely in the case of this clause (y), has not been cured within three (3) Business Days after the earlier of (A) when a Responsible Officer of the Borrower has actual knowledge thereof and (B) written notice thereof to the Borrower by the Administrative Agent or (z) any principal, interest or other payments required to be made pursuant to Section 2.06(b) (after giving effect to any grace periods therein); provided, that, in the case of clauses (x) and (y), if such default occurs on a date other than on the Final Maturity Date and results solely from an administrative error or omission by the Administrative Agent, the Collateral Agent, the Securities Intermediary or any paying agent, an Event of Default shall not occur until such default continues for a period of five (5) Business Days after the earlier of when a Responsible Officer of the Borrower (i) has actual knowledge thereof, or (ii) receives written notice thereof from the Administrative Agent, the Collateral Agent or the Securities Intermediary;

(b) any failure by the Borrower to deposit or credit, or to deliver for deposit, in the Covered Accounts any amount required hereunder to be so deposited credited or delivered by it, on or before the date occurring three (3) Business Days after the date such deposit or distribution is required to be made by the Servicer; provided, that, if such failure occurs on a date other than on the Final Maturity Date and results solely from an administrative error or omission by the Administrative Agent or the Collateral Agent, an Event of Default shall not occur until such default continues for a period of five (5) Business Days after the earlier of when a Responsible Officer of the Borrower (i) has actual knowledge thereof, or (ii) receives written notice thereof from the Administrative Agent, the Collateral Agent or the Securities Intermediary;

(c) the Borrower or the pool of Collateral becomes an investment company required to be registered under the Investment Company Act;

(d) except as otherwise provided in this Section 6.01, a default in the performance, or breach, of any covenant or agreement of the Borrower or Equityholder under this Agreement or the other Facility Documents to which it is a party (it being understood, without limiting the generality of the foregoing, that any failure to meet any Concentration Limitation, the Collateral Quality Test or each Coverage Test is not an Event of Default under this clause (d)), or the failure of any representation or warranty of the Borrower or the Equityholder made in this Agreement or in any other Facility Document to be correct, in each case, in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of thirty (30) days after the earlier of (i) written notice to the Borrower and the Servicer (which may be by e-mail) by either Agent, and (ii) a Responsible Officer of the Borrower or the Servicer has acquired actual knowledge thereof; provided that if such default, breach or failure cannot be cured, such Event of Default shall occur immediately after receipt by the Borrower of such written notice from the Administrative Agent, provided, further, that, to the extent the Equityholder purchases or substitutes (in accordance with the provisions of this Agreement and the Loan Sale Agreement) an Eligible Collateral Loan for a Collateral Loan for which the representation in Section 4.01(o) was breached, such breach will be deemed cured hereunder;

(e) the Borrower ceases to have a valid ownership interest in all of the Collateral (subject to Permitted Liens or any sale, assignment, disposition or other transaction not prohibited by this Agreement);

(f) the Borrower or Equityholder assigns any of its rights, obligations, or duties under the Facility Documents without the prior written consent of each Lender;

(g) any of the assets of the Borrower, the Equityholder or the Servicer (or the Collateral) (x) constitute “plan assets” for purposes of the Plan Asset Rule or (y) are or become subject to any state or other statute, regulation or other restriction regulating investments of, or fiduciary obligations with respect to, governmental plans;

(h) (i) any Facility Document (except in accordance with its terms) or any material provision thereof shall (except in accordance with its terms) terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Borrower, the Equityholder or the Servicer, (ii) the Borrower, the Equityholder, the Servicer or any Governmental Authority shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Facility Document or any Lien purported to be created thereunder, or (iii) any Lien securing any obligation under any Facility Document shall, in whole or in part, cease to be a first priority perfected security interest of the Collateral Agent, except as otherwise permitted in accordance with the Facility Documents (subject to Permitted Liens);

(i) an Insolvency Event relating to the Borrower or the Equityholder;

(j) failure to reduce all Obligations (other than contingent indemnification and reimbursement obligations which are unknown, unmatured and/or for which no claim giving rise thereto has been asserted) due and owing to $0 by the Final Maturity Date;

(k) the occurrence of an OC Ratio Breach that is not cured within the allotted cure period in accordance with Section 6.02;

(l) the rendering of one or more final judgments, decrees or orders by a court or arbitrator of competent jurisdiction for the payment of money in excess individually or in the aggregate of the Dollar Equivalent of $500,000, with respect to the Borrower (net of amounts covered by insurance), and the Borrower shall not have either (i) discharged or provided for the discharge of any such judgment, decree or order in accordance with its terms or (ii) perfected a timely appeal of such judgment, decree or order and caused the execution of same to be stayed, vacated or bonded during the pendency of the appeal, in each case, within sixty (60) days from the date of entry thereof;

(m) the Borrower fails to have at least one Independent Director; provided that the resignation of an Independent Director or the removal of an Independent Director for “cause” shall not affect this clause (m) unless the Borrower fails to appoint a new Independent Director within twenty (20) Business Days of the effective date of such removal or resignation;

(n) any Monthly Report or Payment Date Report shall fail to be delivered when due and such failure shall continue for three (3) Business Days; provided, that, if such failure results solely from an administrative error or omission, an Event of Default shall not occur until such default continues for a period of three (3) Business Days after the earlier of when a Responsible Officer of the Borrower (i) has knowledge thereof or (ii) receives written notice thereof from the Administrative Agent, the Collateral Agent or the Securities Intermediary;

(o) (i) a Servicer Control Event or (ii) a Change of Control occurs;

(p) (i) the Internal Revenue Service shall file notice of a Lien pursuant to Section 6321 of the Code with regard to any asset of the Borrower and such Lien shall not have been released within five (5) Business Days or (ii) the PBGC shall file notice of a Lien pursuant to Section 303(k) or Section 4068 of ERISA with regard to any asset of the Borrower, the Servicer or the Equityholder and such Lien shall not have been released within five (5) Business Days;

(q) the failure of the Borrower or any of its subsidiaries to make any payment when due (after giving effect to any related grace period set forth in the related agreements) under one or more agreements for borrowed money to which it is a party in an amount in excess of the Dollar Equivalent of $500,000, with respect to the Borrower and its subsidiaries, whether or not such failure is waived pursuant to the related agreement;

(r) the Borrower shall have made payments to settle any litigation, claim or dispute totaling more than, in the aggregate, the Dollar Equivalent of $1,000,000, with respect to the Borrower and its subsidiaries (net of amounts covered by insurance);

(s) an ERISA Event shall have occurred; or

(t) the Borrower shall fail to qualify as a bankruptcy-remote entity based on customary criteria such that Borrower’s special counsel or any other reputable counsel could no longer render a substantive non-consolidation opinion with respect to the Borrower.

Upon a Responsible Officer of the Borrower or the Servicer obtaining actual knowledge of the occurrence of an Event of Default, each of the Borrower and the Servicer shall promptly notify each other and the Agents, specifying each specific Event of Default that has then occurred as well as all other Events of Default that are then known to be continuing. Upon the occurrence of an Event of Default actually known to a Responsible Officer of the Collateral Agent, the Collateral Agent shall promptly notify the Administrative Agent (which will notify the Lenders promptly) of such Event of Default in writing.

Upon the occurrence and during the continuance of any Event of Default, in addition to all rights and remedies specified in this Agreement and the other Facility Documents, including Article VII, and the rights and remedies of a secured party under Applicable Law, including the UCC, the Administrative Agent shall, at the request of, or may with the consent of, the Required Lenders, by notice to the Borrower (with a copy to the Collateral Agent), do any one or more of the following: (1) declare the Individual Lender Maximum Funding Amounts to be terminated, whereupon the Individual Lender Maximum Funding Amounts shall be terminated, and (2) declare the principal of and the accrued Interest on the Advances and all other Obligations whatsoever payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby waived by the Borrower; provided that, upon the occurrence of any Event of Default described in clause (i) of this Section 6.01, the Individual Lender Maximum Funding Amounts shall automatically terminate and the Advances and all such other amounts shall automatically become due and payable, without any further action by any party.

In addition, upon the occurrence and during the continuation of an Event of Default, following written notice by the Administrative Agent (provided in its sole discretion or at the direction of the Required Lenders) to the Servicer of the exercise of control rights with respect to the Collateral, the Servicer shall not, without the prior written consent of the Administrative Agent, (i) agree to any modification of any Collateral Loan or otherwise exercise any of the Borrower’s rights with respect to any Collateral Loan, (ii) take any discretionary action on behalf of the Borrower with respect to any Collateral Loan (including any actions in accordance with Section

11.02(a)) or (iii) cause the Borrower to sell or otherwise dispose of any Collateral Loan, and the Administrative Agent may exercise such rights, including: (x) the exercise of the Servicer’s rights and obligations under the Facility Documents, including its unilateral power to (A) consent to modifications to Collateral Loans, (B) take any discretionary action with respect to Collateral Loans and (C) direct the acquisition, sales and other dispositions of Collateral Loans; (y) require the Servicer to cause the Borrower to sell or otherwise dispose of any Collateral Loan as directed by the Administrative Agent pursuant to Section 7.03, and (z) with respect to any specific Collateral Loan, require the Servicer to take such discretionary action with respect to such Collateral Loan as directed by the Administrative Agent. To the extent that the Administrative Agent exercises any control rights with respect to the Collateral, the Borrower waives any and all claims against the Administrative Agent, each Lender, or any of their respective Affiliates, the Collateral Agent and any of its Affiliates and the Servicer (other than claims relating to such party’s gross negligence or willful misconduct as finally determined by a non-appealable judgment of a court of competent jurisdiction) relating in any way to the custodial or collateral administration functions having been performed by the Administrative Agent or any of its Affiliates in any capacity hereunder in accordance with the terms and provisions set forth in the Facility Documents.

Notwithstanding the foregoing or anything to the contrary, if an Event of Default has occurred and is continuing as a result of the Loan Value of Collateral Loan(s), which Loan Value(s) are in dispute by the Borrower in accordance with the definition of “Loan Value”, then none of the rights, remedies or enforcement actions listed in the prior two paragraphs shall be available while the Loan Value(s) are being disputed in accordance with the definition of “Loan Value”, and in no event shall interest on Obligations be charged at the Post-Default Rate.

Section 6.02 OC Ratio Breach Cures. Notwithstanding anything to the contrary in this Agreement, if an OC Ratio Breach has occurred, within ten (10) Business Days following the occurrence of such OC Ratio Breach, the Equityholder may, but shall not be required to, cure such condition by making a cash payment into the Principal Collection Subaccount in an amount (which shall be in increments of $500,000) that would cause such OC Ratio Breach to be cured after giving effect to such payment into the Principal Collection Subaccount; provided that such cure period may be extended by up to two (2) Business Days if prior to the occurrence of such OC Ratio Breach (or following the occurrence of such OC Ratio Breach, but in no event later than one (1) Business Day following the Borrower’s or the Servicer’s knowledge thereof) (i) the Equityholder delivers to Administrative Agent a plan to cure such OC Ratio Breach that complies with the terms of this Agreement and (ii) such plan is approved in writing by the Administrative Agent in its sole reasonable discretion.

ARTICLE VII

PLEDGE OF COLLATERAL; RIGHTS OF THE COLLATERAL AGENT

Section 7.01 Grant of Security. (a) The Borrower hereby grants, pledges, transfers and collaterally assigns to the Collateral Agent, for the benefit of the Secured Parties, as collateral security for all Obligations, a continuing security interest in, and a Lien upon, all of the Borrower’s right, title and interest in, to and under, the following property, in each case whether tangible or intangible, wheresoever located, and whether now owned by the Borrower or hereafter acquired and whether now existing or hereafter coming into existence (in each case excluding the

Excluded Amounts) (all of the property described in this Section 7.01(a) being collectively referred to herein as the “Collateral”):

(i) all Collateral Loans and Related Documents (including those listed, as of the Closing Date, in Schedule 3), both now and hereafter owned, including all Collections and other Proceeds thereon or with respect thereto;

(ii) each Covered Account and all Money and all investment property (including all securities, all security entitlements with respect to such Covered Account and all financial assets carried in such Covered Account) from time to time on deposit in or credited to each Covered Account;

(iii) all interest, dividends, distributions and other Money or property of any kind distributed in respect of the Collateral Loans of the Borrower, which the Borrower is entitled to receive, including all Collections in respect of its Collateral Loans;

(iv) each Facility Document and all rights, remedies, powers, privileges and claims under or in respect thereto (whether arising pursuant to the terms thereof or otherwise available to the Borrower at law or equity), including the right to enforce each such Facility Document and to give or withhold any and all consents, requests, notices, directions, approvals, extensions or waivers under or with respect thereto, to the same extent as the Borrower could but for the assignment and security interest granted to the Collateral Agent under this Agreement;

(v) all Cash or Money;

(vi) all loans and investments and, in each case as defined in the UCC, securities, accounts, chattel paper, deposit accounts, instruments, financial assets, investment property, general intangibles, letter-of-credit rights, and supporting obligations of the Borrower, and all other property of any type or nature in which the Borrower has an interest (including the equity interests of each subsidiary of the Borrower), and all property of the Borrower which is delivered to the Collateral Agent by or on behalf of the Borrower (whether or not constituting Collateral Loans or Eligible Investments);

(vii) all Liens, property, guaranties, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of the assets, investments and properties described above; and

(viii) all Proceeds of any and all of the foregoing.

(b) All terms used in this Section 7.01 but not defined in Section 1.01 shall have the respective meanings assigned to such terms in the UCC as applicable.

Section 7.02 Release of Security Interest. Upon the Collection Date or pursuant to Section 8.07, the Collateral Agent, on behalf of the Secured Parties, shall, at the expense of the Borrower, promptly execute, deliver and file or authorize for filing such instruments as the Borrower shall reasonably request in order to reassign, release or terminate the Secured Parties’ security interest in the Collateral. The Secured Parties acknowledge and agree that upon the sale or disposition of any Collateral by the Borrower in compliance with the terms and conditions of this Agreement, the security interest of the Secured Parties in such Collateral shall automatically and immediately terminate and the Collateral Agent, on behalf of the Secured Parties, shall, at the expense of the Borrower, execute, deliver and file or authorize for filing such instrument as the Borrower shall reasonably request to reflect or evidence such termination. Any and all actions under this Article VII in respect of the Collateral shall be without any recourse to, or representation or warranty by any Secured Party and shall be at the sole cost and expense of the Borrower.

Section 7.03 Rights and Remedies. The Collateral Agent (for itself and on behalf of the other Secured Parties) shall have all of the rights and remedies of a secured party under the UCC and other Applicable Law. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent or its designees shall, at the written direction of the Administrative Agent or the Required Lenders acting through the Administrative Agent, (a) instruct the Borrower or the Servicer to deliver any or all of the Collateral, the Related Documents and any other document relating to the Collateral to the Collateral Agent or its designees and otherwise give all instructions for the Borrower or the Servicer regarding the Collateral; (b) sell or otherwise dispose of the Collateral in a commercially reasonable manner, all without judicial process or proceedings; (c) take control of the Proceeds of any such Collateral; (d) subject to the provisions of the applicable Related Documents, exercise any consensual or voting rights in respect of the Collateral; (e) release, make extensions, discharges, exchanges or substitutions for, or surrender all or any part of the Collateral; (f) enforce the Borrower’s rights and remedies with respect to the Collateral; (g) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (h) require that the Borrower or the Servicer immediately take all actions necessary to cause the liquidation of the Collateral in order to pay all amounts due and payable in respect of the Obligations, in accordance with the terms of the Related Documents; (i) redeem any asset of the Borrower to pay amounts due and payable in respect of the Obligations; (j) make copies of all books, records and documents relating to the Collateral; and (k) endorse the name of the Borrower upon any items of payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor. In the absence of written direction of the Administrative Agent or the Required Lenders (acting through the Administrative Agent), the Collateral Agent shall not be required to take any action. To the extent permitted by applicable law, each of the Borrower, the Servicer and the Equityholder waive all claims, damages and demands it may acquire against the Administrative Agent, the Collateral Agent and the Secured Parties arising out of the exercise by the Administrative Agent or the Collateral Agent of any of their rights hereunder, except for any claims, damages and demands it may have against the Administrative Agent or the Collateral Agent arising from the willful misconduct or gross negligence of the Administrative Agent or the Collateral Agent or their affiliates, or any agents or employees of the foregoing.

Each of the Borrower and the Servicer hereby agrees that, upon the occurrence and during the continuance of an Event of Default, at the request of either Agent or the Required Lenders (acting through the Administrative Agent), it shall execute all documents and agreements which are necessary or appropriate to have the Collateral to be assigned to the Collateral Agent or its designee. For purposes of taking the actions described in clauses (a) through (k) of this Section 7.03 and the rights and remedies described in Section 6.01, each of the Servicer and the Borrower hereby irrevocably appoints the Collateral Agent as its attorney-in-fact (which appointment being coupled with an interest and is irrevocable while any of the Obligations remain unpaid), with power of substitution, in the name of the Collateral Agent or in the name of the Borrower or the Servicer or otherwise, for the use and benefit of the Collateral Agent, but at the cost and expense of the Borrower and, except as expressly required by Applicable Law, without notice to the Borrower or the Servicer.

Each of the Borrower, the Servicer and the Equityholder recognizes that the Administrative Agent may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such item of Collateral for their own account for investment and not with a view to the distribution or resale thereof. Each of the Borrower, the Servicer and the Equityholder acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Administrative Agent on behalf of the Secured Parties than if such sale were a public sale and, notwithstanding such circumstances, agree that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale.

Each of the Borrower, the Servicer and the Equityholder further agrees that a breach of any of their covenants contained in this Section 7.03 will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and the Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 7.03 shall be specifically enforceable against the Borrower, the Servicer and the Equityholder, and each of the Borrower, the Servicer and the Equityholder hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under this Agreement or any defense relating to the Administrative Agent’s willful misconduct or gross negligence.

Pursuant to the UCC, each of the Borrower, the Servicer and the Equityholder hereby specifically agrees (x) that it shall not raise any objection to any Secured Party’s purchase of the Collateral (through bidding on the obligations or otherwise) and (y) that a foreclosure sale conducted in conformity with the principles set forth in the No Action Letters promulgated by the SEC staff (1) shall be considered to be a “public” sale for purposes of the UCC, (2) shall be considered commercially reasonable notwithstanding that the Secured Party has not registered or sought to register the Collateral under the Securities Act, even if the Borrower agrees to pay all costs of the registration process, and (3) shall be considered to be commercially reasonable notwithstanding that the Secured Party purchases the Collateral at such a sale.

Each of the Borrower, the Servicer and the Equityholder agrees that neither the Administrative Agent nor the Collateral Agent (or its designee) shall have any general duty or obligation to make any effort to obtain or pay any particular price for any Collateral sold by the Administrative Agent or the Collateral Agent pursuant to this Agreement. Each of the Borrower, the Servicer and the Equityholder hereby agrees that the Administrative Agent or the Collateral Agent (or its designee) shall have the right to conduct, and shall not incur any liability as a result of, the sale of any Collateral, or any part thereof, at any sale conducted in a commercially reasonable manner, it being agreed by the parties hereto that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value. The Borrower, the Servicer and the Equityholder hereby waive any claims against the Administrative Agent and the Collateral Agent arising by reason of the fact that the price at which any of the Collateral may have been sold at a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Borrower’s obligations under this Agreement, even if the Administrative Agent or the Collateral Agent accepts the first bid received and does not offer any Collateral to more than one bidder, provided that Administrative Agent or the Collateral Agent has acted in a commercially reasonable manner in conducting such private sale. Without in any way limiting the Administrative Agent’s or the Collateral Agent’s (or its designee) right to conduct a foreclosure sale in any manner which is considered commercially reasonable, each of the Borrower, the Servicer and the Equityholder hereby agrees that any foreclosure sale conducted in accordance with the following provisions shall be considered a commercially reasonable sale, and each of the Borrower, the Servicer and the Equityholder hereby irrevocably waives any right to contest any such sale conducted in accordance with the following provisions:

(1) the Administrative Agent or the Collateral Agent or its designee conducts such foreclosure sale in the State of New York;

(2) such foreclosure sale is conducted in accordance with the laws of the State of New York;

(3) not more than thirty days before, and not less than three Business Days in advance of such foreclosure sale, the Administrative Agent or the Collateral Agent (or its designee) notifies the Borrower, the Servicer and the Equityholder at the address set forth herein of the time and place of such foreclosure sale; and

(4) the Borrower, the Servicer and the Equityholder are subject to terms and conditions that in no respect are worse than the terms and conditions applicable to the other foreclosure sale participants.

In connection with the sale of the Collateral following the acceleration of the Obligations (and notification thereof to the Borrower, the Equityholder and the Servicer), the Equityholder, the Servicer and their respective Affiliates shall have the right to purchase any or all of the Collateral, in each case by paying to the Collateral Agent in immediately available funds, an amount equal to all outstanding Obligations. If the Equityholder, the Servicer and their respective Affiliates fail to exercise this purchase right within ten (10) Business Days following such acceleration of the Obligations (and notification thereof), then such contractual rights shall be irrevocably forfeited by the Equityholder, the Servicer and all Affiliates thereof, but nothing herein shall prevent the Equityholder, the Servicer or their respective Affiliates from bidding at any sale of such Collateral. Neither the Administrative Agent nor the Collateral Agent shall assert any right or remedy in respect of the Collateral or cause the liquidation or disposition of the Collateral to occur during the time that the Equityholder, the Servicer and their respective Affiliates are entitled to exercise their purchase right.

Notwithstanding anything in this Section 7.03 to the contrary, the Collateral Agent shall be under no duty or obligation to take any affirmative action to exercise or enforce any power, right or remedy available to it under this Agreement unless and to the extent expressly so directed in writing by the Administrative Agent or the Required Lenders; provided that the Collateral Agent shall not be required to take any action hereunder at the direction of the Administrative Agent or any Secured Party if such action would, in the reasonable determination of the Collateral Agent (x) be in violation of or contrary to applicable law or any provisions of this Agreement or other Facility Document or (y) expose the Collateral Agent to liability unless it has received reasonably satisfactory indemnity with respect thereto.

All sums paid or advanced by the Collateral Agent in connection with the foregoing and all reasonable and documented out-of-pocket costs and expenses (limited, in the case of legal fees, to the reasonable and documented fees and out-of-pocket costs and expenses of one firm of outside counsel and one local counsel in each relevant jurisdiction, if applicable) incurred in connection therewith, together with interest thereon at the Post-Default Rate from the date of payment until repaid in full, shall be paid by the Borrower to the Collateral Agent from time to time on demand in accordance with the Priority of Payments and shall constitute and become a part of the Obligations secured hereby.

Section 7.04 Remedies Cumulative. Each right, power, and remedy of the Agents and the other Secured Parties, or any of them, as provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Facility Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by either of the Agents or any other Secured Party of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by such Persons of any or all such other rights, powers, or remedies.

Section 7.05 Related Documents. (a) Each of the Borrower and the Servicer hereby agrees that, to the extent not expressly prohibited by the terms of the Related Documents, after the occurrence and during the continuance of an Event of Default, it shall (i) upon the written request of either Agent, promptly forward to such Person all material information and notices which it receives under or in connection with the Related Documents relating to the Collateral, (ii) upon the written request of the Administrative Agent, promptly forward to the Administrative Agent any reasonably requested information relating to any specified Collateral Loans and (iii) upon the written request of either Agent, act and refrain from acting in respect of any request, act, decision or vote under or in connection with the Related Documents relating to the Collateral only in accordance with the direction of the Administrative Agent (in its reasonable discretion).

(b) The Borrower agrees that, to the extent the same shall be in the Borrower’s possession, it will hold all Related Documents relating to the Collateral in trust for the Collateral Agent on behalf of the Secured Parties, and upon request of either Agent following the occurrence and during the continuance of an Event of Default or as otherwise provided herein, promptly deliver the same to the Collateral Agent or its designee. In addition, in accordance with the Custodian Agreement, promptly (and in any event, within five (5) Business Days) following its acquisition of any Collateral Loan, the Borrower shall deliver to the Custodian, to the extent applicable, copies of the Related Documents.

Section 7.06 Borrower Remains Liable. (a) Notwithstanding anything herein to the contrary, (i) the Borrower shall remain liable under the contracts and agreements included in and relating to the Collateral (including the Related Documents) to the extent set forth therein, and shall perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed, and (ii) the exercise by any Secured Party of any of its rights hereunder shall not release the Borrower from any of its duties or obligations under any such contracts or agreements included in the Collateral.

(b) No obligation or liability of the Borrower is intended to be assumed by the Administrative Agent or any other Secured Party under or as a result of this Agreement or the other Facility Documents, or the transactions contemplated hereby or thereby, including under any Related Document or any other agreement or document that relates to Collateral and, to the maximum extent permitted under provisions of Law, the Administrative Agent and the other Secured Parties expressly disclaim any such assumption.

Section 7.07 Protection of Collateral. The Borrower shall from time to time execute, deliver, file and/or authorize the filing of all UCC-1 financing statements and continuation statements and the equivalent thereof in any applicable foreign jurisdiction, if applicable, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable to secure the rights and remedies of the Secured Parties hereunder and to:

(a) grant security more effectively on all or any portion of the Collateral;

(b) maintain, preserve and perfect any grant of security made or to be made by this Agreement including the first priority nature of the Lien granted hereunder or to carry out more effectively the purposes hereof;

(c) perfect, publish notice of or protect the validity of any grant made or to be made by this Agreement (including any and all actions necessary as a result of changes in Law);

(d) enforce any of the Collateral or other instruments or property included in the Collateral;

(e) preserve and defend title to the Collateral and the rights therein of the Collateral Agent and the Secured Parties in the Collateral against the claims of all third parties; and

(f) pay or cause to be paid any and all Taxes levied or assessed upon all or any part of the Collateral.

The Borrower hereby designates the Collateral Agent as its agent and attorney in fact to prepare and file any UCC-1 financing statement and continuation statement and the equivalent thereof in any applicable foreign jurisdiction, if applicable, and all other instruments, and take all other actions, required pursuant to this Section 7.07 if the Borrower fails to take any such action within ten (10) Business Days after either Agent’s request therefor. Such designation shall not impose upon the Collateral Agent or the Administrative Agent or any other Secured Party, or release or diminish, the Borrower’s obligations under this Section 7.07. The Borrower further authorizes the Collateral Agent to file UCC-1 financing statements or the equivalent thereof in any foreign jurisdiction, if applicable, that name the Borrower as debtor and the Collateral Agent as secured party and that describes “all assets in which the debtor now or hereafter has rights” as the Collateral in which the Collateral Agent has a grant of security hereunder.

ARTICLE VIII

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 8.01 Collection of Money. Except as otherwise expressly provided herein, the Administrative Agent may and the Collateral Agent shall at the direction of the Administrative Agent demand payment or delivery of, and shall collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Collateral Agent pursuant to this Agreement, including all payments due on the Collateral, in accordance with the terms and conditions of such Collateral. The Collateral Agent shall segregate and hold (or cause the Securities Intermediary to segregate and hold) all such Money and property received by it for the benefit of the Secured Parties and shall apply it as provided in this Agreement. Each Covered Account shall be established and maintained under the Account Control Agreement with a Qualified Institution. Any Covered Account may contain any number of accounts subaccounts for the convenience of the Collateral Agent or as required by the Servicer for convenience in administering the Covered Account or the Collateral, including accounts or subaccounts for purposes of Permitted Currencies. To the extent any Permitted Currency is required to be converted into Dollars to make any payments pursuant to this Agreement, the Servicer shall direct the Collateral Agent to make such conversion subject to the terms of this Agreement.

Section 8.02 Collateral Account and Collection Account. (a) In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary (i) the “Collateral Account,” which shall be maintained with the Securities Intermediary in accordance with the Account Control Agreement and which shall be in the name of the Borrower subject to the Lien of the Collateral Agent, and (ii) the “Collection Account” which shall be maintained with the Securities Intermediary in accordance with the Account Control Agreement, which shall be in the name of the Borrower subject to the Lien of the Collateral Agent and which shall consist of five segregated subaccounts, one of which will be designated the “Interest Collection Subaccount,” one of which will be designated the “Principal Collection Subaccount,” one of which will be designated the “AUD Collection Account,” one of which will be designated the “CAD Collection Account,” one of which will be designated the “EUR Collection Account” and one of which will be designated the “GBP Collection Account”. The Collateral Agent shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 8.05(a), promptly upon receipt thereof, all Interest Proceeds received by the Collateral Agent. The Collateral Agent shall deposit promptly upon receipt thereof all other amounts remitted to the Collection Account into the Principal Collection Subaccount including, in addition to the deposits required pursuant to Section 8.05(a), all Principal Proceeds (unless simultaneously reinvested in additional Collateral Loans in accordance with Article X or in Eligible Investments or required to be deposited in the Revolving Reserve Account pursuant to Section 8.04) received by the Collateral Agent. All Monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Collateral Agent as part of the Collateral and shall be applied to the purposes herein provided. Subject to Section 8.02(c), amounts in the Collection Account shall be reinvested pursuant to Section 8.05(a). Other than as expressly set forth herein, the Collateral Agent shall from time to time deposit into the Collateral Account any Collateral that is capable of being delivered to and held by the Securities Intermediary and credited to an account in accordance with the terms of this Agreement and the Account Control Agreement.

(b) At any time when reinvestment is permitted pursuant to Article X, the Servicer on behalf of the Borrower (subject to compliance with Article X) may, by delivery of a certificate or an email instruction of a Responsible Officer of the Servicer or a trade ticket or SWIFT transmission, direct the Collateral Agent to, and upon receipt of such certificate, email, trade ticket or SWIFT transmission, as applicable, the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds (together with accrued interest received with regard to any Collateral Loan and Interest Proceeds but only to the extent used to pay for accrued interest on an additional Collateral Loan) and reinvest such funds in additional Collateral Loans or make a Permitted Distribution or Permitted Tax Distribution in accordance with such certificate, email, trade ticket or SWIFT transmission. At any time as of which sufficient funds are not on deposit in the Revolving Reserve Account, the Servicer on behalf of the Borrower may, by delivery of a certificate or other instruction of a Responsible Officer of the Servicer, direct the Collateral Agent to, and upon receipt of such certificate or other instruction the Collateral Agent shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and remit such funds as so directed by the Servicer to meet the Borrower’s funding obligations in respect of Delayed Drawdown Collateral Loans or Revolving Collateral Loans.

(c) The Collateral Agent shall transfer to the Payment Account, from the Collection Account for application pursuant to Section 9.01(a), on the Business Day prior to each Payment Date, the amount set forth to be so transferred in the Payment Date Report for such Payment Date.

Section 8.03 Payment Account. In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated account in the corporate trust department of the Securities Intermediary in the name “Overland Financing C, LLC Payment Account, subject to the Lien of the Collateral Agent,” which shall be designated as the “Payment Account,” which shall be maintained by the Borrower with the Securities Intermediary in accordance with the Account Control Agreement and which shall be subject to the Lien of the Collateral Agent. Except as provided in Section 9.01, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable under the Priority of Payments on the Payment Dates in accordance with their terms and the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Agreement and the Priority of Payments. Amounts on deposit in the Payment Account will not be invested.

Section 8.04 The Revolving Reserve Account; Fundings. In accordance with this Agreement and the Account Control Agreement, the Borrower shall, on or prior to the Closing Date, establish at the Securities Intermediary a single, segregated account in the corporate trust department of the Securities Intermediary in the name “Overland Financing C, LLC - Revolving

Reserve Account, subject to the Lien of the Collateral Agent,” which shall be designated as the “Revolving Reserve Account,” which shall be maintained by the Borrower with the Securities Intermediary in accordance with the Account Control Agreement and which shall be in the name of the Borrower and subject to the Lien of the Collateral Agent. The only permitted deposits to or withdrawals from the Revolving Reserve Account shall be in accordance with the provisions of this Agreement. The Borrower shall not have any legal, equitable or beneficial interest in the Revolving Reserve Account other than in accordance with this Agreement and the Priority of Payments.

Fundings of Delayed Drawdown Collateral Loans and Revolving Collateral Loans shall be made using, first, amounts on deposit in the Revolving Reserve Account, then available Principal Proceeds on deposit in the Collection Account and finally, and solely during the Reinvestment Period, available Advances. In addition, after the Facility Termination Date, all Principal Proceeds received with respect to Revolving Collateral Loans shall be deposited into the Revolving Reserve Account to the extent such proceeds may be re-borrowed by the related Obligors.

Amounts on deposit in the Revolving Reserve Account will be invested in overnight funds that are Eligible Investments selected by the Servicer pursuant to Section 8.05 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds. Funds in the Revolving Reserve Account (other than earnings from Eligible Investments therein) will be available solely to cover drawdowns on the Delayed Drawdown Collateral Loans and Revolving Collateral Loans and settle purchases of Collateral Loans committed to be acquired by the Borrower prior to the end of the Reinvestment Period; provided that, to the extent that the aggregate amount of funds on deposit therein at any time exceeds an amount equal to the Revolving Exposure, the Collateral Agent, at the direction of the Borrower (or the Servicer on the Borrower’s behalf) shall remit such excess to the Principal Collection Subaccount. In addition, following the occurrence of an Event of Default, funds in the Revolving Reserve Account may be withdrawn by the Collateral Agent and deposited into the Principal Collection Subaccount pursuant to and at the direction of the Administrative Agent.

Section 8.05 Reinvestment of Funds in Covered Accounts; Reports by Collateral Agent. (a) By delivery of a certificate of a Responsible Officer (which may be in the form of standing instructions), the Borrower (or the Servicer on behalf of the Borrower) shall at all times direct the Collateral Agent to, and, upon receipt of such certificate, the Collateral Agent shall, invest all funds on deposit in the Collection Account and the Revolving Reserve Account in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date (or such shorter maturities expressly provided herein, including Section 8.04 above), which Eligible Investment may be an Eligible Investment specified by the Servicer in accordance with the definition of Specified Eligible Investment. If, prior to the occurrence of an Event of Default, the Servicer shall not have given any such investment directions, such funds shall remain uninvested. After the occurrence and during the continuance of an Event of Default, the Collateral Agent shall invest and reinvest such Monies as fully as practicable in Specified Eligible Investments selected by the Administrative Agent in accordance with the definition of Specified Eligible Investment (and if no Specified Eligible Investment has been specified, such funds shall be invested in the Specified Eligible Investment selected by the Servicer or held uninvested if none has been selected). Except to the extent expressly provided otherwise herein, all interest, gain, loss and other income from such investments shall be deposited, credited or charged (as applicable)

in and to the Interest Collection Subaccount. Absent its timely receipt of such instruction from the Servicer in accordance with the foregoing, the Collateral Agent shall not be under an obligation to invest (or pay interest on) funds held hereunder. The Collateral Agent shall in no way be liable for any insufficiency in a Covered Account resulting from any loss relating to any such investment. The Collateral Agent and the Securities Intermediary and their respective Affiliates shall be permitted to receive additional compensation that could be deemed to be in the Collateral Agent’s or the Securities Intermediary’s economic self-interest for (i) serving as investment advisor, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Eligible Investments, (ii) using affiliates to effect transactions in certain Eligible Investments, and (iii) effecting transactions in certain investments.

(b) The Collateral Agent agrees to give the Borrower prompt notice if any Covered Account or any funds on deposit in any Covered Account, or otherwise to the credit of a Covered Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. All Covered Accounts shall remain at all times with the Securities Intermediary.

(c) The Collateral Agent shall supply, in a timely fashion, to the Borrower and the Servicer any information regularly maintained by the Collateral Agent that the Borrower or the Servicer may from time to time reasonably request with respect to the Collateral, the Covered Accounts and the other Collateral and provide any other requested information reasonably available to the Collateral Agent and required to be provided by Section 8.06 or to permit the Servicer to perform its obligations hereunder or the Borrower’s obligations hereunder that have been delegated to the Servicer. The Collateral Agent shall promptly forward to the Servicer copies of notices and other writings received by it from the Obligor of any Collateral Loan or from any Clearing Agency with respect to any Collateral Loan which notices or writings advise the holders of such Collateral Loan of any rights that the holders might have with respect thereto (including requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such Obligor and Clearing Agency with respect to such Obligor.

Section 8.06 Accountings.

(a) Monthly Report. Not later than four (4) Business Days prior to the 15th calendar day of each calendar month, beginning with February 2026 (other than January, April, July and October in each year) (such date, the “Monthly Reporting Date”), the Servicer shall compile and provide (or cause to be provided) (i) to the Agents and the Lenders, a monthly report for the prior calendar month (each, a “Monthly Report”) in accordance with this Section 8.06, which Monthly Report may be amended, modified or otherwise supplemented from time to time with the consent of the Servicer and the Administrative Agent and (ii) to the Collateral Agent and the Administrative Agent, a loan data file (the “Data File”) in the form of Exhibit H for the previous monthly period ending on the Monthly Report Determination Date (containing such information agreed upon by the Servicer, the Collateral Agent and the Administrative Agent). The Collateral Agent shall use commercially reasonable efforts to review and, based solely on the Data File provided by the Borrower (or Servicer on its behalf), re-calculate the calculations in clauses (i) through (xii) below made by the Servicer in any such Monthly Report, as applicable, for such calendar month, within four (4) Business Days of the receipt thereof and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Monthly Report. The Collateral Agent shall re-calculate pursuant to the preceding sentence: (i) Aggregate Net Collateral Balance, (ii) Borrowing Base, (iii) the Borrower’s compliance with the Concentration Limitations and Excess Concentration Amounts, (iv) Maximum Available Amount, (v) each Coverage Test, (vi) the Collateral Quality Test, (vii) balances for each of the Covered Accounts, (viii) the Adjusted Principal Balance of each Collateral Loan as of the end of such Business Day, (ix) the OC Ratio as of the end of such Business Day, (x) the Loan Value of each Collateral Loan, (xi) the S&P Rating and Moody’s Rating of each Collateral Loan and/or the Obligor thereunder (if applicable), and (xii) such other calculations as may be mutually agreed upon by the Collateral Agent, the Servicer and the Administrative Agent. Upon receipt of such notice reporting and showing discrepancies, if any, from the Collateral Agent and in any event by no later than the Monthly Reporting Date, the Servicer shall compile and provide (or cause to be compiled and provided) to the Agents and the Lenders the Monthly Report. As used herein, the “Monthly Report Determination Date” with respect to any calendar month in which a Payment Date does not occur will be the last day of the preceding calendar month (or, if such day is not a Business Day, the next Business Day). The Monthly Report for a calendar month shall contain the information with respect to the Collateral Loans and Eligible Investments included in the Collateral and such other information that is agreed to by the Servicer, the Administrative Agent and the Collateral Agent from time to time, and shall be determined as of the Monthly Report Determination Date for such calendar month.

(b) Payment Date Accounting. The Servicer, together with the Borrower, shall render (or cause to be rendered) an accounting (each, a “Payment Date Report”), determined as of the close of business on each Determination Date preceding a Payment Date (such Determination Date, a “Payment Date Report Determination Date”), and shall deliver such Payment Date Report to the Agents, the Servicer and each Lender no later than four (4) Business Days prior to the 15th calendar day of each January, April, July and October in each year, beginning with January 2026. The Servicer shall compile and provide to the Collateral Agent and the Administrative Agent a loan data file (the “Data File”) in the form of Exhibit F for the previous Collection Period ending on the Payment Date Report Determination Date (containing such information agreed upon by the Servicer, the Collateral Agent and the Administrative Agent). The Servicer shall provide (or cause to be provided) the Data File to the Collateral Agent no later than four (4) Business Days prior to the 15th calendar day of each January, April, July and October in each year, beginning with January 2026. The Collateral Agent shall use commercially reasonable efforts to review and, based solely on the Data File provided by the Borrower (or Servicer on its behalf), re-calculate the calculations in clauses (i) through (xiii) below made by the Servicer in any such Payment Date Report for such calendar month, within four (4) Business Days of the receipt thereof and notify the Servicer and the Administrative Agent in the event of any discrepancy between the Collateral Agent’s calculations and the Payment Date Report. The Collateral Agent shall re-calculate pursuant to the preceding sentence: (i) Aggregate Net Collateral Balance, (ii) Borrowing Base, (iii) the Borrower’s compliance with the Concentration Limitations and Excess Concentration Amounts, (iv) Maximum Available Amount, (v) each Coverage Test, (vi) the Collateral Quality Test, (vii) balances for each of the Covered Accounts, (viii) the Adjusted Principal Balance of each Collateral Loan as of the end of such Business Day, (ix) the OC Ratio as of the end of such Business Day, (x) the Loan Value of each Collateral Loan, (xi) the S&P Rating and Moody’s Rating of each Collateral Loan and/or the Obligor thereunder (if applicable), (xii) completion of Priority of Payments pursuant to Section 9.01(a), and (xiii) such other calculations as may be mutually agreed upon by the Collateral Agent, the Servicer and the Administrative Agent. Upon receipt of such notice reporting and showing discrepancies, if any, from the Collateral Agent and in any event by no later than the Payment Date, the Servicer shall compile and provide (or cause to be compiled and provided) to the Agents and the Lenders the Payment Date Report. The Payment Date Report shall contain the information that is agreed to by the Servicer, the Administrative Agent and the Collateral Agent from time to time.

In addition, the Borrower shall provide (or cause to be provided) in each Payment Date Report a statement setting forth in reasonable detail each amendment, modification or waiver under any Related Document for each Collateral Loan that constitutes a Material Modification that became effective since the immediately preceding Payment Date Report (or, in respect of the first Payment Date Report, from the Closing Date); provided, that the requirement set forth in this paragraph shall be deemed satisfied to the extent the loan tape included with such Payment Date Report marks such Collateral Loan as having been subject to a Material Modification, with reasonable detail thereof.

(c) Daily Accounting. For each Business Day, the Collateral Agent shall render to the Borrower (with a copy to the Administrative Agent and the Servicer) a daily report, based, in part, on information provided to it, of (i) all deposits to and withdrawals from the Covered Accounts for such Business Day and the outstanding balance of the Covered Accounts as of the end of such Business Day, (ii) all settled trades of securities for such Business Day, (iii) the Adjusted Principal Balance of each Collateral Loan as of the end of such Business Day, (iv) the OC Ratio as of the end of such Business Day, (v) the Borrower’s compliance with the Concentration Limitations, (vi) the Loan Value of each Collateral Loan, (vii) the S&P Rating and Moody’s Rating of each Collateral Loan and/or the Obligor thereunder (if applicable), (viii) all principal and interest payments made or to be made on each Collateral Loan on such Business Day, (ix) the applicable interest rates, interest rate resets, interest accrual periods and interest rate and benchmark floors, if any, of each Collateral Loan, (x) the portion of the Principal Balance of any Revolving Collateral Loan or Delayed Drawdown Collateral Loan that is unfunded, (xi) the amount of Interest Proceeds received from Collateral Loans and Eligible Investments, (xii) the Collateral Loans that are Defaulted Collateral Loans and Ineligible Collateral Loans and (xiii) such other items as may be agreed upon from time to time by the Collateral Agent and the Borrower. “Loan Value” shall be determined in accordance with the definition herein and provided to the Collateral Agent. For purposes of calculating the Adjusted Principal Balance of each Collateral Loan, the Collateral Agent shall begin including each Collateral Loan in the report as of its Trade Date.

(d) Failure to Provide Accounting. If the Collateral Agent shall not have received any accounting provided for in this Section 8.06 on the first Business Day after the date on which such accounting is due to the Collateral Agent, the Collateral Agent shall notify the Servicer who shall use reasonable efforts to obtain such accounting by the applicable Payment Date. The Collateral Agent shall in no event have any liability for the actions or omissions of the Servicer, the Borrower or any other Person, and shall have no liability for any inaccuracy or error in any duty performed by it that results from or is caused by inaccurate, untimely or incomplete information or data received by it from the Servicer, the Borrower or another Person (other than claims relating to the Collateral Agent’s gross negligence or willful misconduct).

Section 8.07 Release of Collateral. (a) The Borrower may, by delivery of a certificate of a Responsible Officer of the Servicer (with the written consent of the Administrative Agent if the Administrative Agent has notified the Collateral Agent in writing, if any Coverage Test is not satisfied or following the occurrence of or during the continuation of an Event of Default, to only permit releases with the written consent of the Administrative Agent) delivered to the Collateral Agent and Custodian, as applicable, at least one (1) Business Day prior to the settlement date for any sale of any item of Collateral certifying that the sale or substitution, as applicable, of such loan is being made in accordance with Section 10.01 and such sale complies with all applicable requirements of Section 10.01 (provided that the delivery of a trade ticket or other instruction by the Borrower shall be deemed to constitute such certification), direct the Collateral Agent to release or cause to be released such item from the Lien of this Agreement and, upon receipt of such certificate, the Collateral Agent (or Custodian, as applicable) shall deliver any such item, if in physical form, duly endorsed to the broker or purchaser designated in such certificate or, if such item is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Servicer in such certificate; provided that the Collateral Agent may deliver any such item in physical form for examination in accordance with street delivery custom.

(b) Subject to the terms of this Agreement, the Collateral Agent (or Custodian, as applicable) shall, upon the receipt of a certificate or other trade ticket or direction of a Responsible Officer of the Servicer, deliver any Collateral in accordance with such certificate, trade ticket or other direction, and execute such documents or instruments as directed in writing to the Servicer that are delivered by or on behalf of the Borrower and reasonably necessary to release or cause to be released such security from the Lien of this Agreement, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof.

(c) As provided in Section 8.02(a), the Collateral Agent shall deposit any proceeds received by it from the disposition of any Collateral in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of additional Collateral Loans or Eligible Investments as permitted under and in accordance with the requirements of this Article VIII and Article X.

(d) The Collateral Agent shall, upon receipt of a certificate of a Responsible Officer of the Borrower certifying that there are no Individual Lender Maximum Funding Amounts outstanding and all Obligations of the Borrower hereunder and under the other Facility Documents have been satisfied, execute such documents or instruments as are delivered by or on behalf of the Borrower and reasonably necessary to release any remaining Collateral from the Lien of this Agreement.

(e) Any Collateral Loan or amounts that are released pursuant to Section 8.07(a) or (b) shall be automatically released from the Lien of this Agreement.

Section 8.08 Reports by Independent Accountants. (a) The Servicer will cause Price Waterhouse Cooper or any other firm of nationally recognized independent public accountants (who may also render other services to the Servicer) consented to by the

Administrative Agent (the “Independent Accountants”) to furnish to the Administrative Agent, each Lender and the Collateral Agent (i) on or prior to December 2, 2026 (the “Initial AUP Report Date”), a report relating to one Payment Date Report (as selected by the Administrative Agent), delivered prior to the Initial AUP Report Date, and (ii) on or prior to each one-year anniversary of the Initial AUP Report Date (each such anniversary, an “AUP Report Date”), a report relating to one Payment Date Report (as selected by the Administrative Agent), delivered during the twelve (12) months immediately preceding such AUP Report Date, in each case, to the effect that such accountants have applied certain agreed-upon procedures (a copy of which procedures are attached hereto as Exhibit E, it being understood that the Servicer and the Administrative Agent will provide an updated Exhibit E reflecting any further amendments to such Exhibit E prior to the issuance of the first such agreed-upon procedures report, a copy of which shall replace the then existing Exhibit E) to certain documents and records relating to the Collateral under any Facility Document, compare the information contained in selected Payment Date Reports (and all calculations therein) delivered during the period covered by such report with such documents and records and that no matters came to the attention of such accountants that caused them to believe that such servicing was not conducted in compliance with this Agreement, except for such exceptions as such accountants shall believe to be immaterial and such other exceptions as shall be set forth in such statement.

(b) In the event the Independent Accountants appointed pursuant to clause (a) above require the Collateral Agent to agree to the procedures performed by such Independent Accountants with respect to any of the reports, statements or certificates of such Independent Accountants, or sign any agreement in connection therewith, the Borrower hereby directs the Collateral Agent to agree to the terms and conditions requested by such Independent Accountants as a condition to receiving documentation required by this Agreement; it being understood and agreed that the Collateral Agent shall deliver such agreement in conclusive reliance on the foregoing direction and shall make no inquiry or investigation as to, and shall have no obligation or responsibility in respect of, the terms of the engagement of such Independent Accountants by the Borrower or the sufficiency, validity or correctness of the agreed upon procedures in respect of such engagement. The Borrower hereby authorizes and directs the Collateral Agent, without liability on its part, to execute and deliver any such agreement with such Independent Accountants in the form presented to it by the Borrower (or the Servicer on behalf of the Borrower), which agreement, to the extent so directed by the Borrower (or the Servicer on behalf of the Borrower), may include, amongst other things, (i) an acknowledgement that the Borrower (or the Servicer on behalf of the Borrower) has agreed that the procedures by such Independent Accountants are sufficient for the relevant purposes, (ii) releases by the Collateral Agent of any claims, liabilities and expenses arising out of or relating to such Independent Accountant’s engagement, agreed-upon procedures or any report, statement or certificate issued by such Independent Accountants under any such engagement and acknowledgement of other limitations of liability in favor of such Independent Accountants and (iii) restrictions or prohibitions on the disclosure of any such reports, statements, certificates or other information or documents provided to it by such Independent Accountants.

ARTICLE IX

APPLICATION OF MONIES

Section 9.01 Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision in this Agreement, but subject to the other subsections of this Section 9.01, on each Payment Date, the Collateral Agent shall disburse amounts transferred from the Collection Account to the Payment Account pursuant to Section 8.02 in accordance with the Payment Date Report and the following priorities (the “Priority of Payments”):

(i) On each Payment Date so long as no Event of Default has occurred and is continuing or would result therefrom, Interest Proceeds on deposit in the Interest Collection Subaccount, to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) (or if received after the related Determination Date but expected to be received on or before the related Determination Date, to the extent received before the related Payment Date) will be transferred into the Payment Account, to be applied in the following order of priority:

(A) to pay registration, registered office and filing fees, if any, of the Borrower, subject to a cap of $15,000 per annum;

(B) (1) first, to pay Administrative Expenses (in the order of priority set forth in the definition thereof); provided that the amounts in this clause (B)(1) shall not exceed the Administrative Expense Cap; and (2) second, to the Administrative Agent to pay all fees and expenses of the Administrative Agent under the Facility Documents;

(C) to make Permitted Tax Distributions;

(D) to each Lender, pro rata, based on amounts owed, to pay accrued and unpaid Interest on the Advances and Unused Fees due to each such Lender and amounts payable to each such Lender under Section 2.11;

(E) (1) first, to the Servicer to pay the Servicer Fee, and (2) second, to pay Servicer Expenses; provided that the amounts in this clause (E) shall not exceed the Servicer Expense Cap for such Payment Date;

(F) after the Reinvestment Period, to pay the Advances of each Lender (pro rata, based on each Lender’s Percentage) in accordance with the Facility Amortization Requirement;

(G) if any Coverage Test is not satisfied as of the relevant Determination Date, to pay principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until each Coverage Test is satisfied (on a pro forma basis as at such Determination Date);

(H) (i) during the Reinvestment Period, at the discretion of the Servicer, for deposit into the Revolving Reserve Account until the amount on deposit therein equals the Revolving Exposure and (ii) after the Reinvestment Period, for deposit into the Revolving Reserve Account until the amount on deposit therein equals the Revolving Exposure;

(I) to pay, on a pro rata basis, accrued and unpaid amounts owing to Affected Persons (if any) under Sections 2.10 and 13.04, all unpaid Facility Reduction Fees and all other fees, expenses or indemnities owed to the Secured Parties or Indemnified Parties;

(J) (1) first, to the payment or application of amounts referred to in clause (A) above (in the same order of priority specified therein), to the extent not paid in full pursuant to applications under such clause, (2) second, to the payment or application of amounts referred to in clause (B) above to the extent not paid in full pursuant to such clause, and (3) third, to the payment or application of amounts referred to in clause (E) above to the extent not paid in full pursuant to such clause; and

(K) (1) if a Default or an Event of Default has occurred and is continuing, to remain in the Interest Collection Subaccount or (2) otherwise, any remaining amount shall be released to the Equityholder or its designee (or, at the direction of the Borrower, deposited into the Principal Collection Subaccount for investment in Collateral Loans).

(ii) On each Payment Date, so long as no Event of Default has occurred and is continuing or would result therefrom, except for any Principal Proceeds that will be used to settle binding commitments entered into prior to the related Determination Date for the purchase of Collateral Loans, Principal Proceeds on deposit in the Principal Collection Subaccount to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred to the Payment Account to be applied in the following order of priority:

(A) to the payment of unpaid amounts under clauses (A) through (H) in clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder, but subject to any caps specified therein;

(B) during the Reinvestment Period, to the Principal Collection Subaccount for the purchase of additional Collateral Loans (including funding Revolving Collateral Loans and Delayed Drawdown Collateral Loans) and/or for the making of any Permitted Distribution or Permitted Tax Distribution;

(C) to the payment of amounts referred to in clauses (I) and (J) of clause (i) above (in the same order of priority specified therein), to the extent not paid in full thereunder; and

(D) (1) if a Default or an Event of Default has occurred and is continuing (unless all Obligations owing to the Lenders have been paid in full (other than contingent indemnification and expense reimbursement obligations as to which no claim has been asserted)), to remain in the Principal Collection Subaccount or (2)

otherwise, and/or for the making of any Permitted Distribution or otherwise released to the Equityholder or its designee (or, at the direction of the Borrower, deposited into the Principal Collection Subaccount for investment in Collateral Loans).

(iii) On each Payment Date following the occurrence and continuance of an Event of Default, all Interest Proceeds in the Interest Collection Subaccount and all Principal Proceeds in the Principal Collection Subaccount, except for any Principal Proceeds that will be used to settle binding commitments entered into prior to the related Determination Date for the purchase of Collateral Loans, in each case, to the extent received on or before the related Determination Date (or, if such Determination Date is not a Business Day, the next succeeding Business Day) will be transferred to the Payment Account to be applied in the following order of priority:

(A) to pay registration, registered office and filing fees, if any, of the Borrower, subject to a cap of $15,000 per annum;

(B) (1) first, to pay Administrative Expenses as provided in Section 9.01(a)(i)(B)(1) subject to the Administrative Expense Cap and (2) second, to the Administrative Agent to pay all fees and expenses of the Administrative Agent under the Facility Documents;

(C) to each Lender, pro rata, based on amounts owed, to pay accrued and unpaid Interest on the Advances and Unused Fees due to each such Lender and amounts payable to each such Lender under Section 2.11;

(D) to make Permitted Tax Distributions;

(E) (1) first, to the Servicer to pay the Servicer Fee, and (2) second, to pay Servicer Expenses in accordance with the priorities specified in the definition thereof; provided that the amounts in this clause (D) shall not exceed the Servicer Expense Cap;

(F) to pay the principal of the Advances of each Lender (pro rata, based on each Lender’s Percentage) until paid in full;

(G) to pay, on a pro rata basis, accrued and unpaid amounts owing to Affected Persons (if any) under Sections 2.10 and 13.04, all unpaid Facility Reduction Fees and all other fees, expenses or indemnities owed to the Secured Parties or Indemnified Parties;

(H) (1) first, to the payment of amounts referred to in clause (B) and (2) second, to the payment of amounts referred to in clause (D) above, in each case to the extent not paid in full pursuant to such clause; and

(I) any remaining amount shall be released to the Borrower or its designee.

(b) If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Payment Date Report, the Collateral Agent shall make the disbursements called for in the order and according to the priority set forth under Section 9.01(a) to the extent funds are available therefor.

ARTICLE X

SALE OF COLLATERAL LOANS;
PURCHASE OF ADDITIONAL COLLATERAL LOANS

Section 10.01 Sales of Collateral Loans.

(a) Discretionary Sales of Collateral Loans. Subject to the satisfaction of the conditions specified in Section 10.03, the Borrower (or the Servicer on behalf of the Borrower) may, but will not be required to, direct (which direction may be via a certificate or an email instruction of the Borrower (or the Servicer on behalf of the Borrower) or a trade ticket) the Collateral Agent to sell, and the Collateral Agent shall sell in the manner directed by the Servicer, any Collateral Loan if such sale meets the requirements set forth below (as shown in the Borrowing Base Calculation Statement delivered with respect thereto in accordance with Section 5.02(d)(iii)):

(i) no Default or Event of Default exists and is continuing or would result upon giving effect thereto (unless (x) such Default or Event of Default will be cured or lessened upon giving effect to such sale and the application of the proceeds thereof or (y) the Trade Date for such sale occurred prior to the occurrence of such Default or Event of Default and the settlement for such sale occurs within the customary settlement period for similar trades);

(ii) upon giving effect thereto and the application of the proceeds thereof, the Collateral Quality Test is satisfied (or, if not satisfied immediately prior to such sale, compliance with such Collateral Quality Test is maintained or improved); and

(iii) the Administrative Agent has provided prior written consent to such sale, if:

(A) any Coverage Test is not satisfied or would not be satisfied following such proposed sale;

(B) the proceeds from such proposed sale would be less than (x) the Adjusted Principal Balance of such Collateral Loan and (y) the sum of (i) the purchase price of such Collateral Loan paid by the Borrower and (ii) any related original issue discount in respect thereof provided, that the restriction in this clause (iii)(B) shall not apply to sales of Defaulted Collateral Loans or Ineligible Collateral Loans;

(C) after giving effect to such proposed sale, the Aggregate Principal Balance of all Collateral Loans sold or disposed of by the Borrower during the immediately preceding twelve (12) calendar months (or since the Closing Date, if the Trade Date of such proposed sale would occur earlier than twelve (12) calendar months following the Closing Date) would be greater than 30% of the Maximum Facility Amount; or

(D) with respect to Broadly Syndicated Loans, the Minimum OC Coverage Test is not satisfied or would not be satisfied following such proposed sale.

(b) Ineligible Collateral Loans. Notwithstanding Section 10.01(a), if on any day a Collateral Loan is no longer an Eligible Collateral Loan, the Borrower shall either make a deposit of the funds and/or deliver one or more replacement Collateral Loans for such ineligible Collateral Loan, in each case pursuant to the Loan Sale Agreement and in accordance with Section 10.03. Upon confirmation of the deposit of the amount described above into the Collection Account or the delivery to the Borrower of the replacement Collateral Loans, such ineligible Collateral Loan shall be removed from the Collateral and the Collateral Agent, for the benefit of the Secured Parties, shall automatically and without further action be deemed to release to the Borrower, without recourse, representation or warranty, all the right, title and interest and any Lien of the Collateral Agent, for the benefit of the Secured Parties in, to and under such ineligible Collateral Loan.

(c) Sales of Equity Securities. The Borrower (or the Servicer on behalf of the Borrower) may sell any Equity Security at any time without restriction, and shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price, within forty-five (45) days of receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by Applicable Law or contract, in which case such Equity Security should be sold as soon as such sale is permitted by Applicable Law or contract.

(d) Substitutions. The Borrower may, with the consent of the Administrative Agent in its sole discretion, replace any Collateral Loan as a Collateral Loan so long as (i) no event has occurred, or would result from such substitution, which constitutes an Event of Default and no event has occurred and is continuing, or would result from such substitution, which constitutes a Default, (ii) simultaneously therewith, the Borrower pledges (in accordance with all of the terms and provisions contained herein) a Substitute Eligible Collateral Loan and (iii) each Coverage Test is satisfied (or, if not satisfied immediately prior to such substitution, compliance with each Coverage Test is maintained or improved).

(e) Optional Sales. On any Optional Sale Date, the Borrower shall have the right to prepay all or a portion of the outstanding Advances in connection with the sale and assignment by the Borrower of all or a portion of the Collateral Loans, as the case may be, in connection with a Permitted Securitization or a Permitted Refinancing (each, an “Optional Sale”), subject to the following terms and conditions:

(i) the Borrower shall have given the Administrative Agent (with a copy to the Collateral Agent) at least 45 days’ prior written notice of its intent to effect an Optional Sale in connection with a Permitted Securitization or a Permitted Refinancing, and the Administrative Agent shall have delivered to the Borrower its prior written consent (in its sole discretion) to such Optional Sale, unless such 45 days’ notice requirement is waived or reduced by the Administrative Agent; provided that no such consent will be required for any Optional Sale of any Collateral Loan at a price equal to or greater than the Adjusted Principal Balance of such Collateral Loan as of the date of the Optional Sale to the extent that, after giving effect to such proposed sale, the Aggregate Principal Balance of all Collateral Loans sold or disposed of by the Borrower pursuant to this proviso during the immediately preceding twelve calendar months would not be greater than 30% of the highest Aggregate Principal Balance of any month during such 12-month period (or such higher percentage as agreed to by the Administrative Agent); provided, further that the Administrative Agent in its sole discretion may consent (which may be by email) to exclude such sale from the calculation of the Aggregate Principal Balance of all Collateral Loans sold or disposed of by the Borrower for purposes of this clause (i);

(ii) unless an Optional Sale is to be effected on a Payment Date (in which case the relevant calculations with respect to such Optional Sale shall be reflected on the applicable Payment Date Report), the Servicer shall deliver to the Administrative Agent (with a copy to the Collateral Agent) a certificate and evidence to the reasonable satisfaction of the Administrative Agent (which evidence may consist solely of a certificate from the Servicer) that the Borrower shall have sufficient funds on the related Optional Sale Date to effect the contemplated Optional Sale in accordance with this Agreement. In effecting an Optional Sale, the Borrower may use the proceeds of sales of the Collateral Loans to repay all or a portion of the Obligations;

(iii) no Default or Event of Default exists or would result upon giving effect to such Optional Sale;

(iv) upon giving effect thereto and the application of the proceeds thereof, the Collateral Quality Test is satisfied (or, if not satisfied immediately prior to such sale, compliance with such Collateral Quality Test is maintained or improved);

(v) each Coverage Test will be satisfied following such proposed sale (or, if not satisfied immediately prior to such Optional Sale, compliance with each Coverage Test will be maintained or improved); and

(vi) on the related Optional Sale Date, the Borrower shall have deposited into the Collection Account, in immediately available funds, the proceeds of such Optional Sale, which shall at least equal the aggregate Adjusted Principal Balance of the Collateral Loans being sold.

Section 10.02 Purchase of Additional Collateral Loans. (a) On any date during the Reinvestment Period, if no Event of Default has occurred and is continuing, the Borrower (or the Servicer on behalf of the Borrower) may, if each of the conditions specified in this Section 10.02 and Section 10.04 are met, invest Principal Proceeds (and accrued interest received with respect to any Collateral Loan to the extent used to pay for accrued interest on additional Collateral Loans and other amounts on deposit in the Principal Collection Subaccount) or Interest Proceeds deposited into the Principal Collection Subaccount pursuant to Section 9.01(a)(i)(K)(2) in additional Collateral Loans on the current Approved List or subject to an Approval Request; provided that no Collateral Loan may be purchased unless each of the following conditions are satisfied as of the date the Servicer commits on behalf of the Borrower to make such purchase and after giving effect to such purchase and all other sales or purchases previously or simultaneously committed to:

(i) the Borrower shall have delivered and the Administrative Agent shall have approved an Approval Request with respect to the Collateral Loan pursuant to the terms of Section 2.02;

(ii) such obligation is an Eligible Collateral Loan; and

(iii) each Coverage Test and the Collateral Quality Test are satisfied (or, if not satisfied immediately prior to such investment, compliance with such Coverage Tests and/or Collateral Quality Test is maintained or improved); and

(iv) more than 50% of the Collateral Loans (by nominal amount) held by the Borrower will be Retention Holder Originated Collateral Loans or, if not, the purchase of the relevant additional Collateral Loan is a purchase of a Retention Holder Originated Collateral Loan.

Section 10.03 Conditions Applicable to All Sale and Purchase Transactions. (a) Any transaction effected under this Article X (other than sales required by Section 10.01(c)) or in connection with the acquisition of additional Collateral Loans shall be for fair market value and, if effected with a Person that is the Equityholder or an Affiliate thereof, (i) shall be in compliance with Section 5.03(h) hereof or Section 6.02 of the Loan Sale Agreement, (ii) shall be effected in accordance with all Applicable Laws, (iii) the Principal Balance of Collateral Loans (other than Warranty Collateral Loans) substituted or sold by the Borrower to the Equityholder or any Controlled Affiliate thereof without the consent of the Administrative Agent may not exceed 20% of the Equityholder Purchased Loan Balance measured as of the date of such sale or distribution, and (iv) in connection with acquisitions, shall be made pursuant to a loan sale agreement or other transfer documentation with respect to which the representations, warranties and covenants by the Borrower therein are customary as reasonably determined by the Servicer in accordance with the Servicing Standard and with respect to which, if such agreement governs sales to the Borrower, the Borrower has delivered a customary “true sale” opinion from nationally recognized counsel reasonably acceptable to the Administrative Agent (which, for the avoidance of doubt, may be the “true sale” opinion delivered on the Closing Date).

(b) Without limiting the forgoing, after giving pro forma effect to any transaction effected under this Article X with a Person that is the Equityholder or an Affiliate thereof (other than sales required by Section 10.01(c) and any Warranty Collateral Loans), (i) the value of Equityholder Collateral Loans that are Defaulted Collateral Loans substituted or sold by the Borrowers to the Equityholder may not exceed 10% of the Equityholder Purchased Loan Balance and (ii) the Principal Balance of Collateral Loans (other than Warranty Collateral Loans) substituted or sold by the Borrower to the Equityholder or any Affiliate thereof without the consent of the Administrative Agent may not exceed 20% of the Aggregate Principal Balance of Collateral Loans of the Borrower measured as of the date of such sale or distribution.

(c) Upon each acquisition by the Borrower of a Collateral Loan, (i) all of the Borrower’s right, title and interest to such Collateral Loan shall be subject to the Lien granted to the Collateral Agent pursuant to this Agreement and (ii) such Collateral Loan shall be Delivered to the Collateral Agent.

Section 10.04 Additional Equity Contributions. (a) The Equityholder may, but shall have no obligation to, at any time or from time to time make a capital contribution to the Borrower for any purpose, including for the purpose of curing any Default, satisfying each Coverage Test, depositing into the Revolving Reserve Account, enabling the acquisition or sale of any Collateral Loan or satisfying any conditions under Section 3.02. Each contribution shall either be made (a) in Cash (in which event such contributions shall be made by deposit into the Collection Account), (b) by assignment and contribution of an Eligible Investment and/or (c) by assignment of a Collateral Loan that is an Eligible Collateral Loan. In connection with any contribution described in this Section 10.04, the Servicer shall provide written instruction to the Collateral Agent identifying (a) the subclause under which such contribution is being made (the “Contribution Notice”) and (b)(i) in the case of contributions made in Cash, (A) the timing of such contribution and (B) the amount of such contribution and (ii) in the case of contributions made by assignment and contribution of an Eligible Investment and/or by assignment of a Collateral Loan that is an Eligible Collateral Loan, (A) the name of such Eligible Investment and/or Collateral Loan and (B) attaching the accompanying assignment forms. All Cash contributed to the Borrower shall be treated as Principal Proceeds, except to the extent that the Servicer specifies in the Contribution Notice that (i) such Cash shall constitute Interest Proceeds and shall be deposited into a Collection Account in accordance with Section 8.02 as designated by the Servicer or (ii) shall cover Revolving Exposures and shall be deposited into the Revolving Reserve Account in accordance with Section 8.04 as designated by the Servicer.

ARTICLE XI

ADMINISTRATION AND SERVICING OF CONTRACTS

Section 11.01 Appointment and Designation of the Servicer.

(a) Initial Servicer. The Borrower hereby appoints Overland Advantage, pursuant to the terms and conditions of this Agreement, as Servicer, with the authority to service, administer and exercise rights and remedies, on behalf of the Borrower, in respect of the Collateral. Overland Advantage hereby accepts such appointment and agrees to perform the duties and responsibilities of the Servicer pursuant to the terms hereof. The Servicer and the Borrower hereby acknowledge that the Administrative Agent and the Secured Parties are third party beneficiaries of the obligations undertaken by the Servicer hereunder.

(b) Subcontracts. The Servicer may, with the prior written consent (such consent not to be unreasonably withheld and shall not be required for any subcontracting to Affiliates of the Servicer) of the Administrative Agent, subcontract with any other Person for servicing, administering or collecting the Collateral; provided that (i) the Servicer shall select any such Person with reasonable care and shall be solely responsible for the fees and expenses payable to any such Person, (ii) the Servicer shall not be relieved of, and shall remain liable for, the performance of the duties and obligations of the Servicer pursuant to the terms hereof without regard to any subcontracting arrangement, and (iii) any such subcontract shall be terminable upon the occurrence of a Servicer Control Event.

(c) No Assignment. Notwithstanding anything to the contrary herein, the Servicer may not assign this Agreement without the consent of the Administrative Agent and the Required Lenders.

(d) Servicer Control Event. Upon the occurrence and during the continuation of a Servicer Control Event (unless otherwise waived by the Lenders), the Administrative Agent may, upon prior written notice to the Servicer, direct the Servicer to exercise the Servicer’s rights and obligations under the Facility Documents, including to (i) consent to modifications to Collateral Loans, (ii) take any permitted discretionary action with respect to Collateral Loans and (iii) direct the sales and other dispositions of Collateral Loans. If the Administrative Agent determines in its commercially reasonable discretion that the Servicer has failed to take any action or cease any action (other than any action that is prohibited by law or contract) as directed by the Administrative Agent pursuant to this Section 11.01(d), or the rights and remedies described in Section 6.01, then delivery by the Administrative Agent of notice of such failure shall be deemed to terminate all of the Servicer’s authority, rights and powers under this Agreement. After any such deemed termination, the Servicer will cease its activities as Servicer hereunder in a manner that the Administrative Agent determines will facilitate the transition of the performance of such activities to a replacement servicer, and except as provided herein such replacement servicer shall assume each and all of the Servicer’s obligations to service and administer the Collateral, on the terms and subject to the conditions herein set forth, and the Servicer shall use its commercially reasonable efforts to assist such replacement servicer in assuming such obligations.

Section 11.02 Duties of the Servicer.

(a) Duties. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to service, administer and collect on the Collateral from time to time, all in accordance with Applicable Law and the Servicing Standard. Subject to the terms of this Agreement (including Section 11.04, Article VI and Article VII), the Servicer has the sole and exclusive authority to make any and all decisions with respect to the Collateral and take or refrain from taking any and all actions with respect to the Collateral. Without limiting the foregoing, the duties of the Servicer shall include the following:

(i) supervising the Collateral, including communicating with Obligors, executing amendments, providing consents and waivers, exercising voting rights, enforcing and collecting on the Collateral and otherwise managing the Collateral on behalf of the Borrower;

(ii) maintaining all necessary servicing records with respect to the Collateral and providing such reports to the Administrative Agent and each Lender (with a copy to the Collateral Agent and the Custodian) in respect of the servicing of the Collateral (including information relating to its performance under this Agreement) as may be required hereunder or as the Administrative Agent or any Lender may reasonably request in accordance with the requirements of this Agreement and which can be obtained without any undue burden or expense;

(iii) maintaining and implementing administrative and operating procedures (including an ability to recreate servicing records evidencing the Collateral in the event of the destruction of the originals thereof) and keeping and maintaining all documents, books, records and other information reasonably necessary or advisable for the collection of the Collateral;

(iv) promptly delivering to the Administrative Agent, each Lender, the Collateral Agent or the Custodian, from time to time, such information and servicing records (including information relating to its performance under this Agreement) as the Administrative Agent, each Lender, the Custodian or the Collateral Agent may from time to time reasonably request in accordance with the requirements of this Agreement and which can be obtained without any undue burden or expense;

(v) identifying each Collateral Loan in its internal servicing records to reflect the ownership of such Collateral Loan by the Borrower;

(vi) notifying the Administrative Agent and each Lender of any material action, suit, proceeding, dispute, offset, deduction, defense or counterclaim that is or is threatened to be asserted by an Obligor with respect to any Collateral Loan (or portion thereof) of which it has actual knowledge or has received notice;

(vii) maintaining the perfected security interest of the Collateral Agent, for the benefit of the Secured Parties, in the Collateral;

(viii) directing the Collateral Agent to make payments pursuant to the terms of the Payment Date Report;

(ix) assisting the Borrower with respect to the purchase and sale of and payment for the Collateral Loans and Eligible Investments;

(x) instructing the Obligors and the administrative agents on the Collateral Loans to make payments directly into the Collection Account established and maintained with the Collateral Agent;

(xi) delivering assignments and promissory notes to the Custodian;

(xii) complying with such other duties and responsibilities as may be required of the Servicer by this Agreement; and

(xiii) assisting in the acquisition and sale of Collateral Loans and other Collateral in accordance with Article X and the Servicing Standard.

It is acknowledged and agreed that in circumstances in which a Person other than the Borrower or the Servicer acts as lead agent with respect to any Collateral Loan, the Servicer shall perform its servicing duties hereunder only to the extent a lender under the applicable Related Documents has the right to do so.

(b) Notwithstanding anything to the contrary contained herein, the exercise by the Administrative Agent, the Collateral Agent and the Secured Parties of their rights hereunder shall not release the Servicer or the Borrower from any of their duties or responsibilities with respect to the Collateral. The Secured Parties, the Administrative Agent, each Lender and the Collateral Agent shall not have any obligation or liability with respect to any Collateral, nor shall any of them be obligated to perform any of the obligations of the Servicer hereunder.

(c) Any payment by an Obligor in respect of any indebtedness owed by it to the Borrower shall, except as otherwise specified by such Obligor or otherwise required by contract or law and unless otherwise instructed by the Administrative Agent, be applied as a collection of a payment by such Obligor (starting with the oldest such outstanding payment due, provided such obligation is not on non-accrual) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other obligation of such Obligor.

(d) The Servicer agrees to supervise and assist in the investment and reinvestment of the Collateral, and shall perform on behalf of the Borrower the duties that have been expressly delegated to the Servicer in this Agreement and any other Facility Document (and the Servicer shall have no obligation to perform any other duties hereunder or otherwise) and, to the extent necessary or appropriate to perform such duties, the Servicer shall have the power to execute and deliver all necessary and appropriate documents and instruments on behalf of the Borrower with respect thereto. The Servicer shall comply with the terms and conditions hereof and any other Facility Document expressly applicable to it, in its capacity as the Servicer, or otherwise affecting the duties and functions that have been delegated to it thereunder and hereunder as the Servicer and shall perform its obligations hereunder and thereunder in good faith and with reasonable care, using a degree of skill and attention no less than the Servicer exercises with respect to comparable assets that it services for itself and for others having similar investment objectives and restrictions substantially in accordance with its existing practices and procedures relating to assets of the nature and character of the Collateral Loans (such standard of care, the “Servicing Standard”).

Section 11.03 Authorization of the Servicer. (a) Each of the Borrower, the Administrative Agent and each Lender hereby authorizes the Servicer (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable in the determination of the Servicer and not inconsistent with the grant by the Borrower to the Collateral Agent on behalf of the Secured Parties hereunder, to collect all amounts due under any and all Collateral, including, endorsing any of their names on checks and other instruments representing Collections, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Collateral and, after the delinquency of any Collateral and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof. The Borrower and the Collateral Agent on behalf of the Secured Parties shall furnish the Servicer (and any successors thereto) with any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. In case any reasonable question arises as to its duties hereunder, the Collateral Agent may request instructions from the Borrower or the Servicer, prior to the occurrence and continuation of an Event of Default, or the Administrative Agent after the occurrence and during the continuation of an Event of Default and shall be entitled at all times to refrain from taking any actions unless it has received instruction from the Borrower, the Servicer or the Administrative Agent, as applicable. In no event shall the Servicer be entitled to make any Secured Party a party to any litigation without such party’s express prior written consent, or to make the Borrower a party to any litigation (other than any routine foreclosure or similar collection procedure) without the Administrative Agent’s consent.

(b) The Administrative Agent may, at any time that an Event of Default has occurred and is continuing and the Administrative Agent has accelerated the Obligations under this Agreement in accordance with Section 6.01, notify any Obligor with respect to any Collateral of the assignment of such Collateral to the Collateral Agent on behalf of the Secured Parties and direct that payments of all amounts due or to become due be made directly to the Administrative Agent or any servicer, collection agent or account designated by the Administrative Agent and, upon such notification and at the expense of the Borrower, the Administrative Agent may enforce collection of any such Collateral, and adjust, settle or compromise the amount or payment thereof.

Section 11.04 Collection Efforts, Modification of Collateral. (a) The Servicer will use commercially reasonable efforts to collect, or cause to be collected, all payments called for under the terms and provisions of the Collateral Loans included in the Collateral as and when the same become due, all in accordance with the Servicing Standard.

(b) In the performance of its obligations hereunder, the Borrower (or the Servicer on its behalf) may enter into any amendment or waiver of or supplement to any Related Document; provided that the prior written consent of the Required Lenders shall be required if an Event of Default has occurred and is continuing or an Event of Default or Default would result from such amendment, waiver or supplement. For the avoidance of doubt, any Collateral Loan that, as a result of any amendment or supplement thereto, ceases to qualify as an Eligible Collateral Loan shall not be included in the Borrowing Base.

Section 11.05 Servicer Compensation and Expenses. The Servicer shall be entitled to be paid the Servicer Fee and have its expenses reimbursed as provided in the Priority of Payments.

Section 11.06 The Servicer Not to Resign. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon the Servicer’s determination that (a) the performance of its duties hereunder is or becomes impermissible under Applicable Law and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under Applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced as to clause (a) above by an opinion or memorandum of counsel to such effect delivered to the Administrative Agent and each Lender. No such resignation shall become effective until a replacement servicer shall have assumed the responsibilities and obligations of the Servicer by a written assumption in a form satisfactory to the Administrative Agent in its sole discretion. Upon the appointment of a replacement servicer, the initial Servicer shall have no liability with respect to any action performed by the replacement servicer on or after the date that the replacement servicer assumes the servicing duties of the Servicer.

ARTICLE XII

THE AGENTS

Section 12.01 Authorization and Action. (a) Each Lender hereby irrevocably appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and, to the extent applicable, the other Facility Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto, subject to the terms hereof. No Agent shall have any duties or responsibilities, except those expressly set forth herein or in the other Facility Documents to which it is a party or any fiduciary relationship with any Secured Party and no implied covenants, functions, responsibilities, duties or obligations or liabilities on the part of such Agent shall be read into this Agreement or any other Facility Document to which such Agent is a party (if any) as duties on its part to be performed or observed. No Agent shall have or be construed to have any other duties or responsibilities in respect of this Agreement or any other Facility Document and the transactions contemplated hereby or thereby. As to any matters not expressly provided for by this Agreement or the other Facility Documents, no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or, with respect to the Collateral Agent, the Administrative Agent); provided that such Agent shall not be required to take any action which exposes such Agent, in its judgment, to personal liability, cost or expense or which is contrary to this Agreement, the other Facility Documents or Applicable Law, or would be, in its judgment, contrary to its duties hereunder, under any other Facility Document or under Applicable Law. Each Lender agrees that in any instance in which the Facility Documents provide that an Agent’s consent may not be unreasonably withheld, provide for the exercise of such Agent’s reasonable discretion, or provide to a similar effect, it shall not in its instructions (or by refusing to provide instruction) to such Agent withhold its consent or exercise its discretion in an unreasonable manner.

(b) If the Collateral Agent has been requested or directed by the Required Lenders (or by the Administrative Agent acting at the direction of the Required Lenders), to take any action pursuant to any provision of this Agreement or any other Facility Document, the Collateral Agent shall not be under any obligation to exercise any of the rights or powers vested in it by this Agreement or such Facility Document in the manner so requested unless it shall have been provided indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred by it in compliance with or in performing such request or direction. No provision of this Agreement or any other Facility Document shall otherwise be construed to require the Collateral Agent to expend or risk its own funds or to take any action that could in its judgment cause it to incur any cost, expenses or liability, unless it is provided indemnity acceptable to it against any such expenditure, risk, costs, expense or liability. For the avoidance of doubt, the Collateral Agent shall not have any duty or obligation to take any action to exercise or enforce any power, right or remedy available to it under this Agreement or any other Facility Document or any Related Document unless and until directed in writing by the Required Lenders (or the Administrative Agent on their behalf) and the Collateral Agent shall have been provided indemnity acceptable to it against any expenditure, risk, cost, expense or liability in acting on such direction.

(c) Neither the Collateral Agent nor any officer, agent or representative thereof shall be personally liable for any action taken by any such Person in accordance with any direction, instruction or notice given by the Required Lenders (or by the Administrative Agent acting at the direction of the Required Lenders), pursuant to the terms of this Agreement or any other Facility Document even if, at the time such action is taken by any such Person, the Required Lenders or Persons purporting to be the Required Lenders, are not entitled to give such direction, instruction or notice, except where the Responsible Officer of the Collateral Agent has actual knowledge (without any duty of inquiry or investigation on its part) that the Required Lenders or Persons purporting to be the Required Lenders, are not entitled to give such direction, instruction or notice. If any dispute or disagreement shall arise as to the allocation of any sum of money received by the Collateral Agent hereunder or under any Facility Document, the Collateral Agent shall have the right to deliver such sum to a court of competent jurisdiction and therein commence an action for interpleader.

(d) If in performing its duties under this Agreement, the Collateral Agent is required to decide between alternative courses of action, it may request written instructions from the Borrower or the Servicer, prior to the occurrence and continuation of an Event of Default, or the Administrative Agent, after the occurrence and during the continuation of an Event of Default, as to the course of action desired by it. If the Collateral Agent does not receive such instructions within five (5) Business Days after it has requested them, the Collateral Agent may, but shall be under no duty to, take or refrain from taking any such courses of action. The Collateral Agent shall act in accordance with instructions received after such five (5) Business Day period except to the extent it has already, in good faith, taken or committed itself to take, action inconsistent with such instructions.

Section 12.02 Delegation of Duties. Each Agent may execute any of its duties under this Agreement and each other Facility Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care other than any Affiliates of such Agent.

Section 12.03 Agents’ Reliance, Etc. (a) Neither Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or any of the other Facility Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, each Agent: (i) may consult with legal counsel (including counsel for the Borrower or the Servicer or any of their Affiliates) and independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Secured Party or any other Person and shall not be responsible to any Secured Party or any Person for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or the other Facility Documents; (iii) shall not have any duty to monitor, ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, the other Facility Documents or any Related Document on the part of the Borrower, the Servicer or any other Person or to inspect the property (including the books and records) of the Borrower or the Servicer; (iv) shall not be responsible to any Secured Party or any other Person for the due execution, legality, validity, enforceability, perfection, genuineness, sufficiency or value of any Collateral (or the validity, perfection, priority or enforceability of the Liens on the Collateral), this Agreement, the other Facility Documents, any Related Document or any other instrument or document furnished pursuant hereto or thereto; and (v) shall incur no liability under or in respect of this Agreement or any other Facility Document by relying on, acting upon (or by refraining from action in reliance on) any notice, consent, certificate (including, for the avoidance of doubt, the Borrowing Base Calculation Statement), instruction or waiver, report, statement, opinion, direction or other instrument or writing (which may be delivered by telecopier, email, cable or telex, if acceptable to it) reasonably believed by it to be genuine and believed by it to be signed or sent by the proper party or parties. No Agent shall have any liability to the Borrower or any Lender or any other Person for the Borrower’s, the Servicer’s, any Lender’s or any other Person’s, as the case may be, performance of, or failure to perform, any of their respective obligations and duties under this Agreement or any other Facility Document.

(b) No Agent shall be liable for the actions or omissions of any other Agent (including concerning the application of funds) or other party to a Facility Document, or under any duty to monitor or investigate compliance on the part of any other Agent or other party to a Facility Document with the terms or requirements of this Agreement, any Facility Document or any Related Document, or their duties hereunder or thereunder. Each Agent shall be entitled to assume the due authority of any signatory and genuineness of any signature appearing on any instrument or document it may receive (including each Notice of Borrowing received hereunder) in the absence of its own gross negligence or willful misconduct. No Agent shall be liable for any action taken in good faith and reasonably believed by it to be within the powers conferred upon it, or taken by it pursuant to any direction or instruction by which it is governed, or omitted to be taken by it by reason of the lack of direction or instruction required hereby for such action (including for refusing to exercise discretion or for withholding its consent in the absence of its receipt of, or resulting from a failure, delay or refusal on the part of the Required Lenders to provide, written instruction to exercise such discretion or grant such consent from the Required Lenders, as applicable). No Agent shall be liable for any error of judgment made in good faith unless it shall be proven by a final non-appealable judgment from a court of competent jurisdiction that such Agent was grossly negligent in ascertaining the relevant facts. Nothing herein or in any Facility Document or Related Document shall obligate any Agent to advance, expend or risk its own funds, or to take any action which in its reasonable judgment may cause it to incur any expense or financial or other liability for which it is not adequately indemnified. No Agent shall be liable for any indirect, special, punitive or consequential damages (including diminution in value or lost profits) whatsoever, even if it has been informed of the likelihood thereof and regardless of the form of action. No Agent shall be charged with knowledge or notice of any matter (including any Default or Event of Default) unless actually known to a Responsible Officer of such Agent, or unless and to the extent written notice of such matter is received by such Agent at its address in accordance with Section 13.02. Any permissive grant of power to an Agent hereunder shall not be construed to be a duty to act. Each Agent shall have only the duties and responsibilities as are specifically set forth in this Agreement and no covenants or obligations shall be implied in this Agreement against any Agent. Before acting hereunder, an Agent shall be entitled to request, receive and rely upon such certificates and opinions as it may reasonably determine appropriate with respect to the satisfaction of any specified circumstances or conditions precedent to such action. Neither Agent shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper, electronic communication or document. Neither Agent shall be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, or for any mistakes of fact or law, or for anything that it may do or refrain from doing in connection herewith, except in the case of its willful misconduct or grossly negligent performance or omission of its duties.

(c) No Agent shall be responsible or liable for delays or failures in performance resulting from acts beyond its control. Such acts shall include acts of God, strikes, lockouts, riots, acts of war, epidemics, pandemics, governmental regulations imposed after the fact, fire, communication line failures, computer viruses, power failures, loss or malfunction of utilities, communications or computers (software and hardware) services, earthquakes or other disasters.

(d) The delivery of reports and other documents and information to the Collateral Agent hereunder or under any other Facility Document is for informational purposes only and the Collateral Agent’s receipt of such documents and information shall not constitute constructive notice of any information contained therein or determinable from information contained therein. The Collateral Agent is hereby authorized and directed to execute and deliver the other Facility Documents to which it is a party. Whether or not expressly stated in such Facility Documents, in performing (or refraining from acting) thereunder, the Collateral Agent shall have all of the rights, benefits, protections and indemnities which are afforded to it in this Agreement.

(e) Each Lender acknowledges that, except as expressly set forth in this Agreement, neither Agent has made any representation or warranty to it, and that no act by either Agent hereafter taken, including any consent and acceptance of any assignment or review of the affairs of the Borrower, shall be deemed to constitute any representation or warranty by such Agent to any Secured Party as to any matter. Each Lender represents to each Agent that it has, independently and without reliance upon such Agent and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer, and made its own decision to enter into this Agreement and the other Facility Documents to which it is a party. Each Lender also represents that it will, independently and without reliance upon either Agent or any other Secured Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Facility Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the Servicer. Neither Agent shall have any duty or responsibility to provide any Secured Party with any credit or other information concerning the business, prospects, operations, property, financial or other condition or creditworthiness of the Borrower or Servicer which may come into the possession of such Agent.

Section 12.04 Indemnification. Each of the Lenders agrees to indemnify and hold the Agents harmless (to the extent not reimbursed by or on behalf of the Borrower pursuant to Section 13.04 or otherwise) from and against any and all Liabilities which may be imposed on, incurred by, or asserted against the Agents in any way relating to or arising out of this Agreement or any other Facility Document or any Related Document or any action taken or omitted by the Agents under this Agreement or any other Facility Document or any Related Document; provided that no Lender shall be liable to any Agent for any portion of such Liabilities resulting from such Agent’s gross negligence or willful misconduct; and provided, further, that no Lender shall be liable to the Collateral Agent for any portion of such Liabilities unless such Liabilities are imposed on, incurred by, or asserted against the Collateral Agent as a result of any action taken, or not taken, by the Collateral Agent by the express terms of this Agreement or at the direction of the Administrative Agent or such Lender or Lenders, as the case may be, in accordance with the terms and conditions set forth in this Agreement (it being understood and agreed that the Collateral Agent shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Agreement at the request or direction of the Administrative Agent or any of the Lenders (or other Persons authorized or permitted under the terms hereof to make such request or give such direction) pursuant to this Agreement or any of the other Facility Document, unless the Administrative Agent or such Lenders shall have provided to the Collateral Agent security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable and documented attorney’s fees and expenses) and Liabilities which might reasonably be incurred by it in compliance with such request or direction, whether such indemnity is provided under this Section 12.04 or otherwise). The rights of the Agents and obligations of the Lenders under or pursuant to this Section 12.04 shall survive the termination of this Agreement, and the earlier removal or resignation of any Agent hereunder. This Section 12.04 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

Section 12.05 Successor Agents. (a) Subject to the terms of this Section 12.05, each Agent may, upon thirty (30) days’ notice to the Lenders and the Borrower, resign as Administrative Agent or Collateral Agent, as applicable. If an Agent shall resign, then the Required Lenders shall appoint a successor agent. If for any reason a successor agent is not so appointed and does not accept such appointment within thirty (30) days of notice of resignation, such Agent may appoint a successor agent. The appointment of any successor Agent shall be subject to the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed); provided that the consent of the Borrower to any such appointment shall not be required if (i) a Default or Event of Default shall have occurred and is continuing or (ii) if such successor agent is a Lender or an Affiliate of such Agent or any Lender. Any resignation of an Agent shall be effective upon the appointment of a successor agent pursuant to this Section 12.05. After the effectiveness of any retiring Agent’s resignation hereunder as Agent, the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Facility Documents and the provisions of this Article XII shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while it was Agent under this Agreement and under the other Facility Documents. If no successor Administrative Agent or Collateral Agent, as applicable, shall have been appointed and an instrument of acceptance by a successor Administrative Agent or Collateral Agent, as applicable, shall not have been delivered to the Administrative Agent or Collateral Agent, as applicable, within sixty days after giving of notice of resignation by the Administrative Agent or Collateral Agent, as applicable, the resigning Administrative Agent or Collateral Agent, as applicable, may petition any court of competent jurisdiction for the appointment of a successor Administrative Agent or Collateral Agent, as applicable.

(b) Any Person (i) into which the Collateral Agent may be merged or consolidated, (ii) that may result from any merger or consolidation to which the Collateral Agent shall be a party, or (iii) that may succeed to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor to the Collateral Agent under this Agreement without further act of any of the parties to this Agreement.

Section 12.06 The Collateral Agent. (a) The Borrower agrees to pay, and the Collateral Agent shall be entitled to receive, compensation for, and reimbursement for expenses in connection with, the Collateral Agent’s performance of the duties called for herein as provided in the Collateral Agent Fee Letter. For purposes of any portion of fees payable to the Collateral Agent calculated with respect to any period at a per annum rate, such amount shall be computed on the basis of a 360-day year and the actual number of days elapsed during the related Collection Period and shall be based on the Fee Basis Amount and the cash and the principal balance of any Eligible Investments on deposit in the Collection Account, in each case, on the Determination Date relating to the applicable Payment Date.

(b) The Collateral Agent shall have no liability for losses arising from (i) any cause beyond its control, (ii) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator, or (iii) the acts or edicts of any government or governmental agency or other group or entity exercising governmental powers.

(c) It is expressly acknowledged and agreed that the Collateral Agent is not guaranteeing the performance of or assuming any liability for the obligations of the other parties hereto or any portion of the Collateral.

(d) The Collateral Agent shall not be responsible for the preparation or filing of any UCC financing statements or continuation statements or the correctness of any financing statements filed in connection with this Agreement or the validity or perfection of any lien or security interest created pursuant to this Agreement.

(e) The Collateral Agent shall not be liable for interest on any money received by it except as the Collateral Agent may agree in writing with the Borrower. In no event shall the Collateral Agent be liable for the selection of any investments or any losses in connection therewith (except in its capacity as obligor thereunder, if applicable), or for any failure of the relevant party to provide investment instruction to the Collateral Agent in connection with the investment of funds in or from any account set forth herein.

(f) The Collateral Agent shall have no liability for any failure, inability or unwillingness on the part of the Servicer, the Borrower or the Administrative Agent to provide accurate and complete information on a timely basis to the Collateral Agent, or otherwise on the part of any such party to comply with the terms of this Agreement, and shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(g) The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any certificate, report or other document or electronic communication; provided, however, that, if the form thereof is prescribed by this Agreement, the Collateral Agent shall examine the same to determine whether it conforms on its face to the requirements hereof. The Collateral Agent shall not be deemed to have knowledge or notice of any matter unless actually known to a Responsible Officer of the Collateral Agent. It is expressly acknowledged by the Borrower, the Servicer, the Lenders and the Administrative Agent that performance by the Collateral Agent of its various duties hereunder (including recalculations to be performed in respect of the matters expressly contemplated hereby) shall be based upon, and in reliance upon, data, information and notices provided to it by the Servicer (and/or the Borrower), the Administrative Agent and/or any related bank agent, obligor or similar party with respect to the Collateral, and the Collateral Agent shall have no responsibility for the accuracy of any such information or data provided to it by such persons and shall be entitled to update its records (as it may deem necessary or appropriate). Nothing herein shall impose or imply any duty or obligation on the part of the Collateral Agent to verify, investigate or audit any such information or data, or to determine or monitor on an independent basis whether any issuer of the Collateral is in default or in compliance with the underlying documents governing or securing such item of Collateral, from time to time.

(h) The Collateral Agent shall have no duty to determine or inquire into the happening or occurrence of any event or contingency, and it is agreed that its duties hereunder are purely ministerial in nature.

(i) Should any controversy arise between the undersigned with respect to the Collateral held by the Collateral Agent, the Collateral Agent shall, subject to Section 12.01(b) and Section 12.04, follow the written instructions of the Administrative Agent on behalf of the Secured Parties.

(j) The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of the Secured Parties) in the Collateral and shall not impose any duty on it to exercise any such powers. Except for performing the obligations expressly imposed on the Collateral Agent hereunder, the Collateral Agent shall have no duty as to any Collateral or responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters or taking any steps to preserve rights against prior parties or other rights pertaining to any Collateral.

(k) In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Collateral Agent may be required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Collateral Agent. Accordingly, each of the parties hereto agrees to provide to the Collateral Agent upon its request from time to time such identifying information and documentation as may be available to such party in order to enable the Collateral Agent to comply with such requirements.

(l) If U.S. Bank, U.S. Bank National Association or the Collateral Agent is also acting in another capacity, including as Custodian or Securities Intermediary, the rights, protections, immunities and indemnities afforded to U.S. Bank, U.S. Bank National Association or the Collateral Agent pursuant to this Article XII shall also be afforded to U.S. Bank, U.S. Bank

National Association or the Collateral Agent acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to, and not in limitation of, any rights, protections, benefits, immunities and indemnities provided in the Custodian Agreement, the Account Control Agreement or any other Facility Documents to which U.S. Bank, U.S. Bank National Association or the Collateral Agent in such capacity is a party.

(m) The Collateral Agent shall not have any obligation to determine if a Collateral Loan meets the criteria specified in the definition of Eligible Collateral Loan or if the requirements set forth in the definition of “Deliver” have been satisfied.

(n) The Collateral Agent shall not have any duties or obligations except those expressly set forth in the Facility Documents and no implied duties shall be read into this Agreement against or on the part of the Collateral Agent.

(o) The Collateral Agent shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of Term SOFR (or any other applicable index, floating rate, interest rate or Benchmark Replacement), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Replacement Date, Benchmark Transition Event or Benchmark Unavailability Period, (ii) to select, determine or designate any Benchmark Replacement or other alternate benchmark rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, or (iii) to select, determine or designate any Benchmark Replacement Adjustment or other modifier to any Benchmark Replacement or other replacement or successor rate or index, or (iv) to determine whether or what Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing.

(p) The Collateral Agent shall not be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of Term SOFR (or any Benchmark Replacement or other applicable index, floating rate or other Interest Rate) and absence of any Benchmark Replacement or other replacement index or floating rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation the Administrative Agent, the Borrower or the Servicer, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

Section 12.07 Erroneous Payments.

(a) If an Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that such Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from such Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of such Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of such Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the relevant Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to such Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by such Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of an Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender, hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from an Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by such Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by such Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (1) in the case of immediately preceding clause (x) or (y), an error shall be presumed to have been made (absent written confirmation from such Agent to the contrary) or (2) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify such Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.07(b)(ii).

(c) Each Lender or Secured Party hereby authorizes each Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Facility Document, or otherwise payable or distributable by such Agent to such Lender or Secured Party from any source, against any amount due to such Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement. A certificate as to the amount of such payment or liability delivered to any Lender or Secured Party by an Agent shall be conclusive absent manifest error. Each Lender or other Secured Party hereby authorizes each Agent to set off and apply any and all amounts at any time owing to such Lender or other Secured Party under any Facility Document or otherwise payable by such Agent to such Lender or other Secured Party from any other source against any amount due to such Agent under this Section 12.07(c).

(d) In the event that an Erroneous Payment (or portion thereof) is not recovered by the related Agent for any reason, after demand therefor by such Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon such Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Advances (but not its Individual Lender Maximum Funding Amount) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Advances”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as such Agent may specify) (such assignment of the Erroneous Payment Impacted Advances (but not its Individual Lender Maximum Funding Amount), the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with any assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Acceptance with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any promissory notes evidencing such Advances to the Borrower or the applicable Agent, (ii) the applicable Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the applicable Agent as the assignee Lender shall become a Lender, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Individual Lender Maximum Funding Amount which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register the relevant Agent’s ownership interest in the Advances subject to the Erroneous Payment Deficiency Assignment. The applicable Agent may, in its discretion, sell any Advances acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Advance (or portion thereof), and the applicable Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Individual Lender Maximum Funding Amount of any Lender and such Individual Lender Maximum Funding Amount shall remain available in accordance with the terms of this Agreement. In addition, each party hereto agrees that, except to the extent that the applicable Agent has sold an Advance (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether such Agent may be equitably subrogated, such Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Facility Documents with respect to each Erroneous Payment Return Deficiency.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the related Agent or applicable Lender from the Borrower for the purpose of making payment in respect of the Obligations.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by an Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 12.07(g) shall survive the resignation or replacement of the Administrative Agent or Collateral Agent, as applicable, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Maximum Facility Amount and/or the repayment, satisfaction or discharge of the Obligations (or any portion thereof).

ARTICLE XIII

MISCELLANEOUS

Section 13.01 No Waiver; Modifications in Writing. (a) No failure or delay on the part of any Secured Party exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver of any provision of this Agreement or any other Facility Document, and any consent to any departure by any party to this Agreement or any other Facility Document from the terms of any provision of this Agreement or such other Facility Document, shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower or the Servicer in any case shall entitle the Borrower or the Servicer to any other or further notice or demand in similar or other circumstances.

(b) No amendment, modification, supplement or waiver of this Agreement shall be effective unless signed by the Borrower, the Servicer, the Administrative Agent and the Required Lenders (with prior written notice to the Collateral Agent); provided that:

(i) any Fundamental Amendment shall require the written consent of all Lenders affected thereby; and

(ii) no such amendment, modification, supplement or waiver shall amend, modify or otherwise affect the rights or duties of any Agent hereunder without the prior written consent of such Agent.

(c) Notwithstanding anything to the contrary herein, (i) in connection with the increase of the Individual Lender Maximum Funding Amounts hereunder, only the consent of the Lender increasing its Individual Lender Maximum Funding Amount (or providing a new Individual Lender Maximum Funding Amount) shall be required for any amendment that effects such increase in Individual Lender Maximum Funding Amounts and (ii) the Administrative Agent and the Borrower shall be permitted to amend any provision of the Facility Documents (and such amendment shall become effective without any further action or consent of any other party to any Facility Document) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision.

(d) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Individual Lender Maximum Funding Amount of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

Section 13.02 Notices, Etc. Except where telephonic instructions are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto shall be in writing and shall be personally delivered or sent by registered, certified or express mail, postage prepaid, or by facsimile transmission, or by prepaid courier service, or by electronic mail (if the recipient has provided an email address in Schedule 5). Notices and communications by facsimile and e-mail shall be effective when sent, and notices and communications sent by other means shall be effective when received by the intended recipient thereof in accordance with the provisions of this Section 13.02. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 13.02, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective facsimile numbers or email addresses) indicated in Schedule 5, and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party in Schedule 5.

Each of U.S. Bank and U.S. Bank National Association in each of their respective capacities under the Facility Documents agrees to accept and act upon instructions or directions pursuant to this Agreement, any other Facility Document, or any Related Document or any document executed in connection herewith or therewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that any person providing such instructions or directions shall provide to U.S. Bank or U.S. Bank National Association an incumbency certificate listing persons designated to provide such instructions or directions as such incumbency certificate may be supplemented from time to time. If any person elects to give U.S. Bank or U.S. Bank National Association email or facsimile instructions (or instructions by a similar electronic method) and U.S. Bank or U.S. Bank National Association, as applicable in its discretion elects to act upon such instructions, U.S. Bank’s or U.S. Bank National Association’s reasonable understanding of such instructions shall be deemed controlling. U.S. Bank and U.S. Bank National Association shall not be liable for any losses, costs or expenses arising directly or indirectly from U.S. Bank’s or U.S. Bank National Association’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

In addition to all other instruction methods permitted under this Agreement, the Borrower hereby directs U.S. Bank and U.S. Bank National Association in each of their capacities under the Facility Documents to accept instructions sent pursuant to secure financial messaging services provided by SWIFT, Markit Loan Settlement Custodial Services (Markit CIDD) and any other electronic communication or language available to it, which shall constitute instructions from the Borrower (or the Servicer on behalf of the Borrower) for all purposes hereunder. The Borrower instructs U.S. Bank and U.S. Bank National Association to accept and process SWIFT transmissions sent via SWIFT, Markit Loan Settlement Custodial Services (Markit CIDD) or any other electronic communication or language initiated by the Borrower or the Servicer on its behalf to the same extent that written wire transfer instructions are accepted and processed by U.S. Bank and U.S. Bank National Association. Each of U.S. Bank and U.S. Bank National Association in each of their capacities under the Facility Documents may conclusively rely on SWIFT transmissions sent via SWIFT, Markit Loan Settlement Custodial Services (Markit CIDD) or any other electronic communication or language to release payments as instructed, subject to any verification of information as requested by U.S. Bank or U.S. Bank National Association in such capacity, including the call back process to an individual designated by the Borrower or the Servicer as authorized to provide such verification. U.S. Bank or U.S. Bank National Association may also request, and the Borrower or the Servicer will provide, an additional signed direction (whether by manual, facsimile, PDF or other electronic signature) in order for U.S. Bank and U.S. Bank National Association to make such payment in connection with any SWIFT transmissions sent via SWIFT, Markit Loan Settlement Custodial Services (Markit CIDD) or any other electronic communication or language. For purposes of compliance with any incumbency certificate of the Borrower or the Servicer, all instructions received by U.S. Bank or U.S. Bank National Association through the methodology described herein shall be deemed in compliance with the procedures outlined therein (to the extent applicable).

Section 13.03 Taxes. (a) Any and all payments by or on account of any obligation of the Borrower under any Facility Document shall be made without deduction or withholding for any and all Taxes with respect thereto, unless required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of the Borrower or the Administrative Agent) requires the deduction or withholding of any Tax from any such payment by the Borrower or the Administrative Agent, then the Borrower or the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as may be necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 13.03) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower agrees to timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower agrees to indemnify each Recipient, within 10 days after demand therefor, for (i) the full amount of any Indemnified Taxes (including any Indemnified Taxes imposed or asserted by any jurisdiction on or attributable to amounts payable under this

Section 13.03) payable or paid by any Recipient or required to be withheld or deducted from a payment to such Recipient and (ii) any reasonable expenses arising therefrom or with respect thereto, in each case whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of another Recipient, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.06(c)(ii) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Facility Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Facility Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 13.03(d).

(e) As soon as practicable after the date of any payment of Taxes by the Borrower to Governmental Authority pursuant to this Section 13.03, the Borrower will furnish to the Administrative Agent the original or a certified copy of a receipt issued by the relevant Governmental Authority evidencing payment thereof, a copy of the return reporting such payment, or other evidence of payment as may be reasonably satisfactory to the Administrative Agent.

(f) If any Recipient in its sole discretion, but acting in good faith, determines that it has received a refund of any Taxes with respect to which it has been indemnified pursuant to this Section 13.03 (including by the payment of additional amounts pursuant to Section 13.03(a)), such Recipient shall reimburse the Borrower (or the Servicer, as applicable) such amount of any refund received (net of reasonable out-of-pocket expenses, including Taxes incurred), but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), as such Secured Party shall determine in its sole discretion, but acting in good faith, to be attributable to the relevant Indemnified Taxes; provided that in the event that such Secured Party is required to repay such refund to the relevant taxing authority, the Borrower agrees to return the refund to such Secured Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority). Notwithstanding anything to the contrary in this Section 13.03(f), in no event will any Secured Party be required to pay any amount to an indemnifying party pursuant to this Section 13.03(f) the payment of which would place such Secured Party in a less favorable net after-Tax position than such Secured Party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Unless required by Applicable Law, at no time shall any Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Facility Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 13.03(g)(ii), (iii) and (v) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of Section 13.03(g)(i), each Lender that is a U.S. Person shall, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), deliver to the Borrower and each Agent, two accurate, complete and signed copies of U.S. Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.

(iii) Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and each Agent, on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), two accurate, complete and signed copies of whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Facility Document, executed copies of U.S. Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Facility Document, U.S. Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed copies of U.S. Internal Revenue Service Form W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of U.S. Internal Revenue Service Form W-8BEN-E (or W-8BEN, as applicable); or

(D) to the extent a Foreign Lender is not the beneficial owner, executed copies of U.S. Internal Revenue Service Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner.

(iv) Each Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agents (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or any Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agents to determine the withholding or deduction required to be made.

(v) If a payment made to a Recipient under any Facility Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 13.03(g)(v), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(h) If any Lender requires the Borrower to pay any Indemnified Taxes or additional amount to such Lender or any Governmental Authority for the account of such Lender pursuant to this Section 13.03, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if such Lender determines, in its sole discretion that such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 13.03 in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(i) Each party’s obligations under this Section 13.03 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Individual Lender Maximum Funding Amounts and the repayment, satisfaction or discharge of all obligations under any Facility Document.

Section 13.04 Costs and Expenses; Indemnification. (a) The Borrower agrees to promptly pay on demand all reasonable and documented out-of-pocket costs and expenses of the Agents and the Lenders in connection with the preparation, review, negotiation, reproduction, execution and delivery of this Agreement and the other Facility Documents, including the reasonable and documented fees and disbursements of one outside counsel in each applicable jurisdiction for the Administrative Agent and one outside counsel in each applicable jurisdiction for the Collateral Agent, the Custodian and the Securities Intermediary as a whole (subject to any cap on legal fees and expenses set forth in the Collateral Agent Fee Letter), costs and expenses of creating, perfecting, releasing or enforcing the Collateral Agent’s security interests in the Collateral, including filing and recording fees, expenses, search fees, UCC filing fees and the equivalent thereof in any foreign jurisdiction, if applicable, and all other related reasonable and documented out-of-pocket fees and expenses in connection therewith; and in connection with the administration and any waiver, consent, modification or amendment or similar agreement in respect of this Agreement, the Notes or any other Facility Document and advising the Agents and Lenders as to their respective rights, remedies and responsibilities, in each case, limited in the case of legal fees, costs and expenses to the reasonable and documented out-of-pocket fees and disbursements of one outside counsel and one local counsel in each relevant jurisdiction, if applicable, for the Administrative Agent and one outside counsel for the Collateral Agent, the Custodian and the Securities Intermediary as a whole. The Borrower agrees to promptly pay on demand all reasonable and documented out-of-pocket costs and expenses of each of the Secured Parties in connection with the enforcement of this Agreement, the Notes or any other Facility Document, including all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Facility Documents or any interest, right, power or remedy of the Collateral Agent or in connection with the collection or enforcement of any of the Obligations or the proof, protection, administration or resolution of any claim based upon the Obligations in any insolvency proceeding, including all reasonable and documented out-of-pocket fees and disbursements of one outside counsel and local counsel in each applicable jurisdiction, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Agent; provided that, in each case, there shall be one primary outside attorney and one local counsel in each applicable jurisdiction representing each of (x) the Lenders and the Administrative Agent, taken as a whole and (y) the Collateral Agent, the Securities Intermediary and the Custodian, taken as a whole, unless any conflict of interest arises. Without prejudice to its rights hereunder, the expenses and the compensation for the services of the Secured Parties are intended to constitute expenses of administration under any applicable bankruptcy law. For the avoidance of doubt, this Section 13.04(a) shall not apply to Taxes, other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim, which shall be covered by Section 13.03.

(b) The Borrower agrees to indemnify and hold harmless each Secured Party and each of their Affiliates and the respective officers, directors, employees, agents, managers of, and any Person controlling any of, the foregoing (each, an “Indemnified Party”) from and against any and all Liabilities that may be incurred by or asserted or awarded against any Indemnified Party, whether brought by or involving the Borrower or any third party, in each case arising out of or in connection with or by reason of (i) the execution, delivery, enforcement, performance, administration of or otherwise arising out of or incurred in connection with this Agreement, any other Facility Document, any Related Document or any transaction contemplated hereby or thereby (and regardless of whether or not any such transactions are consummated) or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by a party hereto, and regardless of whether any Indemnified Party is a party thereto; except that the Borrower shall not be liable to the extent any such Liability is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from any Indemnified Party’s fraud, gross negligence or willful misconduct; provided that any payment hereunder which relates to taxes, levies, imposes, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Sections 2.10, 2.11 or 13.03, shall not be covered by this Section 13.04(b).

(c) The Servicer agrees to indemnify and hold harmless each Indemnified Party from and against any and all Liabilities that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of any one or more of the following: (i) any breach by the Servicer of any covenant or any of its obligations under any Facility Document, (ii) the failure of any of the representations or warranties of the Servicer set forth in any Facility Document or in any certificate, statement or report delivered in connection therewith to be true when made or when deemed made or repeated and (iii) by reason of any gross negligence, bad faith or willful misconduct (as determined by the final non-appealable judgment from a court of competent jurisdiction) on the part of the Servicer in its capacity as Servicer; except the Servicer shall not be liable to the extent any such Liability (x) results from the performance or non-performance of the Collateral Loans or (y) is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from any Indemnified Party’s bad faith, gross negligence or willful misconduct; provided that any payment hereunder which relates to taxes, levies, imposes, deductions, charges and withholdings, and all liabilities (including penalties, interest and expenses) with respect thereto, or additional sums described in Sections 2.10, 2.11 or 13.03, shall not be covered by this Section 13.04(c). The Servicer shall not have any liability hereunder to any Indemnified Party to the extent an Indemnified Party affects any settlement of a matter that is (or could be) subject to indemnification hereunder without the prior written consent of the Servicer (which consent shall not be unreasonably withheld or delayed).

(d) The Equityholder agrees to indemnify and hold harmless each Indemnified Party from and against any and all Liabilities that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of any one or more of the following: (i) any breach by the Equityholder of any covenant or any of its obligations set forth in Section 13.22 and (ii) the failure of any of the representations or warranties of the Equityholder set forth in Section 4.03 and Section 13.22 or in any certificate, statement or report delivered in connection therewith to be true when made or when deemed made or repeated.

Section 13.05 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of ( i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “ Signature Law”), in each case to the extent applicable; provided that no electronic signatures may be affixed through the use of a third-party service provider. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 13.06 Assignability. (a) Each Lender may, with the consent of the Administrative Agent and the Borrower, assign to an assignee all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it, together with ratable portions of its Individual Lender Maximum Funding Amount); provided that:

(i) each of the Borrower’s and the Administrative Agent’s consent to any such assignment (A) shall not be unreasonably withheld or delayed and (B) shall not be required if the assignee is a Permitted Assignee with respect to such assignor; and

(ii) the Borrower’s consent to any such assignment pursuant to this Section 13.06(a) shall not be required if (x) a Default shall have occurred and be continuing, or (y) such assignment is required by any Change in Law or (z) an Event of Default shall have occurred (and not been waived by the Lenders in accordance with Section 13.01) and either (1) such assignment is not to a Competitor or (2) such Event of Default occurred under Section 6.01(a), (b) or (i) and has been continuing for at least thirty (30) days.

The parties to each such assignment shall execute and deliver to the Administrative Agent (with a copy to the Collateral Agent) an Assignment and Acceptance and the applicable tax forms required by Section 13.03(g). Notwithstanding any other provision of this Section 13.06, no assignment by any Lender to the Borrower or any of its Affiliates shall be permitted.

(b) The Borrower may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agents and each Lender.

(c) (i) Any Lender may, without the consent of (other than with respect to a participation to a Competitor), but with notice to, the Borrower, sell participations to Participants in all or a portion of such Lender’s rights and obligations under this Agreement; provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) such Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) each Participant shall have agreed to be bound by this Section 13.06(c), Section 13.06(d), Section 13.06(e) and Section 13.17; provided, further that the consent of the Borrower shall not be required in connection with a participation to a Competitor if an Event of Default shall have occurred under Section 6.01(a), (b) or (i) (and shall not been waived by the Lenders in accordance with Section 13.01) and such Event of Default has been continuing for at least thirty (30) days. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any Fundamental Amendment. Sections 2.10, 2.11, and 13.03 shall apply to each Participant as if it were a Lender and had acquired its interest by assignment pursuant to clause (a) of this Section 13.06 (subject to the requirements and limitations set forth in Section 13.03, including the requirements under Section 13.03(g)); provided that (A) such Participant agrees to be subject to the provisions of Section 13.03(h) as if it were an assignee under clause (a) of this Section 13.06 and (B) no Participant shall be entitled to any amount under Section 2.10, 2.11, or 13.03 which is greater than the amount the related Lender would have been entitled to under any such Sections or provisions if the applicable participation had not occurred, except to the extent such entitlement to receive a greater amount results from a Change in Law that occurs after the Participant acquired the applicable participation.

(ii) In the event that any Lender sells participations in any portion of its rights and obligations hereunder, such Lender as a nonfiduciary agent for the Borrower shall maintain a register on which it enters the name and address of all participants in the Advances held by it and the principal amount (and stated interest thereon) of the portion of the Advance which is the subject of the participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Facility Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in a Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in such Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. This Section 13.06(c)(ii) shall be construed so that such commitments, loans, letters of credit or other obligations are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code, Section 5f.103-1(c) of the United States Treasury regulations, and any other related regulations or successor provisions or regulations.

(d) The Administrative Agent, on behalf of and acting solely for this purpose as a nonfiduciary agent of the Borrower, shall maintain at its address specified in Section 13.02 or such other address as the Administrative Agent shall designate in writing to the Lenders, a copy of this Agreement and each signature page hereto and each Assignment and Acceptance delivered to and accepted by it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the aggregate outstanding principal amount of the outstanding Advances maintained by each Lender under this Agreement (and any stated interest thereon). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. An Advance (and a Note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each Note, if any, shall expressly so provide) and compliance with this Section 13.06. The Administrative Agent shall update and furnish to the Collateral Agent and the Borrower from time to time at the request of the Collateral Agent or the Borrower an updated version of Schedule 1 reflecting the then-current allocation of the Individual Lender Maximum Funding Amounts.

(e) Notwithstanding anything to the contrary set forth herein or in any other Facility Document, each Lender hereunder, and each Participant, must at all times be a “qualified purchaser” as defined in the Investment Company Act (a “Qualified Purchaser”) and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”). Each Lender represents to the Borrower, (i) on the date that it becomes a party to this Agreement (whether by being a signatory hereto or by entering into an Assignment and Acceptance) and (ii) on each date on which it makes an Advance hereunder, that it is a Qualified Purchaser and a QIB. Each Lender further agrees that it shall not assign, or grant any participations in, any of its Advances or its Individual Lender Maximum Funding Amounts to any Person unless such Person is a Qualified Purchaser and a QIB.

(f) Notwithstanding any other provision of this Section 13.06, any Lender may at any time pledge or grant a security interest in all or any portion of its rights (including rights to payment of principal and interest) under this Agreement to secure obligations of such Lender, including any pledge or security interest granted to a Federal Reserve Bank, without notice to or consent of the Borrower or the Administrative Agent; provided that no such pledge or grant of a security interest shall release such Lender from any of its obligations hereunder or substitute any such pledgee or grantee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary set forth in Section 13.06(a), if BNP is a Lender, BNP may assign to a Conduit Vehicle all or a portion of its rights and obligations under this Agreement (including all or a portion of its outstanding Advances or interests therein owned by it, together with ratable portions of its Individual Lender Maximum Funding Amount) without the consent of the Administrative Agent or the Borrowers (such assigned amounts, the “Conduit Vehicle Transferred Interests”). Upon any such assignment, BNP, as a Lender, shall:

(i) continue to be subject to all its obligations which correspond to that portion of its Individual Lender Maximum Funding Amount and participations in Advances forming the Conduit Vehicle Transferred Interests, such that BNP and the Conduit Vehicle are jointly and severally liable for all the obligations in respect of the Conduit Vehicle Transferred Interests and the Borrower shall have the corresponding rights against each of BNP and the Conduit Vehicle, provided that upon any repayment of Advances to the Conduit Vehicle the corresponding increase in the Individual Lender Maximum Funding Amount of the Conduit Vehicle and the right of the Conduit Vehicle to re-lend monies pursuant to this Agreement shall be assumed solely by BNP and not the Conduit Vehicle if BNP so notifies the Borrower;

(ii) fund the Conduit Vehicle Transferred Interests in respect of that Advance by 2:00 pm on the applicable Borrowing Date if the relevant Conduit Vehicle has failed to so fund (or has confirmed that it will not be able to fund or to the extent BNP and the Conduit Vehicle have otherwise agreed that BNP will provide the relevant funding) on the applicable Borrowing Date; and

(iii) retain exclusive control over all rights and obligations with respect to the Conduit Vehicle Transferred Interests, including all rights with respect to voting, waivers, consents, modifications, amendments and any confirmations as to satisfaction of any requirements hereunder or under any Facility Document.

Section 13.07 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

Section 13.08 Severability of Provisions. Any provision of this Agreement or any other Facility Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 13.09 Confidentiality. The parties hereto agree to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed by any party (a) to its Affiliates, directors, officers, members, principals and employees, and to its agents, counsel and other advisors that have a need for such information relative to this facility (collectively, the “Related Parties”) (it being understood that, in each case, the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and the disclosing party shall be responsible for any breach by its Related Parties under this Section 13.09); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information; (c) to the extent required by Applicable Law or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Facility Document or any action or proceeding relating to this Agreement or any other Facility Document or the enforcement of rights hereunder or thereunder; (f) solely with respect to the Administrative Agent or any Lender, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights and obligations under this Agreement; provided that (x) such assignee or participant (or prospective assignee or participant) would be permitted to be an assignee or participant pursuant to the terms hereof and (y) such assignee or participant (or prospective assignee or participant) has agreed to maintain confidentiality pursuant to this Section 13.09 or another non-disclosure agreement substantially similar hereto, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder that has agreed to maintain confidentiality pursuant to this Section 13.09 or another non-disclosure agreement substantially similar hereto; or (iii) any rating agency or (g) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section by such party, or (y) becomes available to such party or any of their respective Affiliates on a nonconfidential basis from a source other than a party to this Agreement. For purposes of this Section 13.09, “Information” means all information received from a party to this Agreement, the terms and substance of this Agreement and each other Facility Document and any term sheet, which shall not include any personally identifiable information.

Section 13.10 Merger. This Agreement and the other Facility Documents executed by the Administrative Agent or the Lenders taken as a whole incorporate the entire agreement between the parties hereto and thereto concerning the subject matter hereof and thereof and this Agreement and such other Facility Documents supersede any prior agreements among the parties relating to the subject matter thereof.

Section 13.11 Survival. All representations and warranties made hereunder, in the other Facility Documents and in any certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances hereunder. The agreements in Sections 2.10, 2.11, 2.13, 12.04, 13.03, 13.04, 13.09, 13.15 and 13.17 and this Section 13.11 shall survive the termination of this Agreement in whole or in part, the payment in full of the principal of and interest on the Advances, any foreclosure under, or modification, release or discharge of, any or all of the Related Documents and the resignation or replacement of any Agent.

Section 13.12 Submission to Jurisdiction; Waivers; Etc. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement or the other Facility Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York in the Borough of Manhattan, the courts of the United States of America for the Southern District of New York, and the appellate courts of any of them;

(b) consents that any such action or proceeding may be brought in any court described in Section 13.12(a) and waives to the fullest extent permitted by Applicable Law any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) solely in the case of each party hereto (other than the Borrower, Servicer, Equityholder and the Collateral Agent) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 13.02 or at such other address as may be permitted thereunder;

(d) EACH OF THE BORROWER, SERVICER AND EQUITYHOLDER IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SET FORTH IN SECTION 13.02 IN THE MANNER DESCRIBED ABOVE. EACH OF THE BORROWER, SERVICER AND EQUITYHOLDER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PERMITTED BY LAW. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHTS OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR AFFECT SUCH PARTY’S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST ANY OF THE BORROWER, SERVICER AND EQUITYHOLDER OR ANY OTHER PARTY HERETO OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding against any Secured Party arising out of or relating to this Agreement or any other Facility Document any special, exemplary, punitive or consequential damages provided that nothing in this sentence shall diminish the indemnification obligations of the Borrower, the Servicer and the Equityholder in the event any third party claim includes such damages.

Section 13.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FACILITY DOCUMENT OR FOR ANY COUNTERCLAIM HEREIN OR THEREIN OR RELATING HERETO OR THERETO.

Section 13.14 Right of Setoff; Payments Pro Rata. (a) Subject to Section 9.01(a), if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Facility Document to such Lender or their respective Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Facility Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.16 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided, that the failure to give such notice shall not affect the validity of such setoff and application.

(b) Each of the Lenders agrees that, if it should receive any amount under this Agreement (whether by voluntary payments, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Facility Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Advances or fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such other Lenders in such amount as shall result in a proportional participation by all of the Lenders in such disproportionate sum received; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 13.15 PATRIOT Act Notice. Each Agent and Lender hereby notifies the Borrower that, pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law on October 26, 2001)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Agent or Lender to identify the Borrower in accordance with the PATRIOT Act. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by any Lender or Agent in order to assist such Lender or Agent, as applicable, in maintaining compliance with the anti-terrorism or anti-money laundering laws, regulations or rules, including the PATRIOT Act or any other laws, regulations and executive orders of the United States or any state or political subdivision thereof as are in effect from time to time applicable to financial institutions relating to the funding of terrorist activities and money laundering.

Section 13.16 Legal Holidays. In the event that the date of prepayment of Advances or the Final Maturity Date shall not be a Business Day, then notwithstanding any other provision of this Agreement or any other Facility Document, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such date of prepayment or Final Maturity Date, as the case may be, and interest shall accrue on such payment for the period from and after any such nominal date to but excluding such next succeeding Business Day.

Section 13.17 Limited Recourse; Non-Petition. (a) Each of the Servicer and each Secured Party acknowledges that the Borrower is a special purpose entity and that none of the directors, officers, incorporators, shareholders, partners, agents or employees (collectively, the “Relevant Agents”) of the Borrower (including, without limitation, any Equityholder and any Affiliate thereof) shall be personally liable for any of the obligations of the Borrower under this Agreement. No recourse shall be had for the payment of any amount owing in respect of the Advances or the Obligations against the Equityholder, the Servicer or any Affiliate, shareholder, manager, officer, director, employee or member of the Borrower, the Equityholder or the Servicer or their respective successors or assigns.

(b) Each of the Servicer and each Secured Party hereby agrees not to institute against, or join, cooperate with or encourage any other Person in instituting against, the Borrower any bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws until at least one year and one day, or, if longer, the applicable preference period then in effect plus one day, after the payment in full of all outstanding Obligations and the termination of all Individual Lender Maximum Funding Amounts; provided that nothing in this Section 13.17 shall preclude, or be deemed to prevent, any Secured Party (a) from taking any action prior to the expiration of the aforementioned one year and one day period, or, if longer, the applicable preference period then in effect, in (i) any case or proceeding voluntarily filed or commenced by the Borrower or (ii) any involuntary insolvency proceeding filed or commenced against the Borrower by a Person other than any such Secured Party, or (b) from commencing against the Borrower or any properties of the Borrower any legal action which is not a bankruptcy, reorganization, receivership, arrangement, insolvency, moratorium or liquidation proceeding or other proceeding under federal or state bankruptcy or similar laws. The provisions of this paragraph shall survive the termination of this Agreement. The provisions of this Section 13.17 are a material inducement for the Secured Parties to enter into this Agreement and the transactions contemplated hereby and are an essential term hereof. The parties hereby agree that monetary damages are not adequate for a breach of the provisions of this Section 13.17 and the Administrative Agent may seek and obtain specific performance of such provisions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, winding up, insolvency, moratorium, winding up or liquidation proceedings, or other proceedings under United States federal or state bankruptcy laws, or any similar laws.

Section 13.18 Waiver of Setoff. Each of the Borrower and the Servicer hereby waives any right of setoff it may have or to which it may be entitled under this Agreement or under any Applicable Law from time to time against the Administrative Agent, any Lender or its respective assets.

Section 13.19 Collateral Agent Execution and Delivery. By executing this Agreement, each Lender hereby consents to the terms of this Agreement, directs the Collateral Agent to execute and deliver this Agreement, and acknowledges and agrees that the Collateral Agent shall be fully protected in relying upon the foregoing consent and direction and hereby releases the Collateral Agent and its respective officers, directors, agents, employees and shareholders, as applicable, from any liability for complying with such direction, except as a result of gross negligence or willful misconduct of the Collateral Agent.

Section 13.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Facility Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges and accepts that any liability of any Affected Financial Institution arising under or in connection with any Facility Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i) a reduction in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest), or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Facility Document; or

(iii) the variation of the terms of any Facility Document to the extent necessary to give effect to any Bail-in Action in relation to such liability.

Section 13.21 WAIVER OF SOVEREIGN IMMUNITY. To the extent that any of the Borrower, Servicer or Equityholder may be entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Facility Document, to claim for itself or its revenues, assets or properties any immunity from suit, the jurisdiction of any court, attachment prior to judgment, attachment in aid of execution of a judgment, set-off, execution of a judgment or any other legal process, and to the extent that in any such jurisdiction there may be attributed such immunity (whether or not claimed), each of the Borrower, the Servicer and the Equityholder irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction and hereby agrees that the foregoing waiver shall be enforced to the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States of America, as amended, and is intended to be irrevocable for the purpose of such act.

Section 13.22 Risk Retention Requirements. The Equityholder hereby represents and covenants, for the benefit of the Administrative Agent, the Lenders, the Collateral Agent (for the benefit of the Secured Parties) and, in respect of paragraphs (d) and (e) below only, the Servicer that, for so long as any Advance remains outstanding:

(a) it will retain, as originator (for the purpose of the Securitisation Regulations), continually and on an ongoing basis, a material net economic interest in the form specified in (i) paragraph (d) of Article 6(3) of the EU Securitisation Regulation and (ii) paragraph (1)(d) of SECN 5.2.8R and paragraph (d) of Article 6(3) of Chapter 2 of the PRASR, being retention of the first loss tranche and, if necessary, other tranches having the same or a more severe risk profile than those transferred or sold to investors and not maturing any earlier than those transferred or sold to investors, through maintaining funding to the Borrower under the LLC Agreement, in an amount equal to not less than 5% of the Retention Basis Amount (such net economic interest being the “Retained Interest”);

(b) neither it nor any of its Affiliates will sell, hedge, enter into a short position or otherwise mitigate its credit risk under or associated with the Retained Interest where to do so would cause the transaction contemplated by the Facility Documents to cease to be compliant with the Risk Retention Requirements;

(c) it will provide to the Administrative Agent and/or any Lender that is subject to the Due Diligence Requirements, the information, documents, reports and notifications that the Administrative Agent and/or such Lender reasonably requests as necessary to enable compliance with any of their obligations under the applicable Due Diligence Requirements; provided that (i) such information is not subject to any duty of confidentiality and (x) in its possession or (y) not in its possession but obtainable using commercially reasonable efforts and without material expense (provided further that, if obtaining such information, documents, reports or notifications would involve material expense but the requesting Lender agrees to reimburse it, then it shall obtain the same) and (ii) such disclosure is not contrary to any requirement of law or regulation applicable to it;

(d) it will confirm to each of the Borrower, the Administrative Agent, the Servicer, each Lender and the Collateral Agent, its continued compliance with the covenants set out at paragraphs (a) and (b) above in each Payment Date Report;

(e) it will promptly notify the Borrower, the Administrative Agent, the Servicer, each Lender and the Collateral Agent in writing if for any reason it fails to comply with either of the covenants set out in paragraphs (a) or (b) above in any way;

(f) it will notify each of its Affiliates of the contents of paragraph (b) above and shall use reasonable endeavors to procure that each of its Affiliates complies with the terms of paragraph (b) as if it were a party thereto; and

(g) (A) in relation to each Collateral Loan acquired by the Borrower which is a Retention Holder Originated Collateral Loan pursuant to part (a) of the definition thereof, it applied sound and well-defined credit granting criteria to the origination of the Collateral Loan; (B) in relation to each Collateral Loan acquired by the Borrower which is a Retention Holder Originated Collateral Loan pursuant to part (b) of the definition thereof, it has verified, in light of the information available to it and subject to its usual standard of care, and reasonably believes that the entity which was, directly or indirectly, involved in the original agreement which created the Collateral Loan applied sound and well-defined credit granting criteria to the origination of the Collateral Loan, and that it maintained clearly established processes for approving, amending, modifying, renewing and financing the Collateral Loan and had effective systems in place to apply those criteria and processes to ensure that the Collateral Loan was granted and approved based on a thorough assessment of the relevant Obligor’s creditworthiness; and (C) it has, and reasonably expects to maintain, clearly established criteria and processes for originating, amending, modifying, renewing and financing the Collateral Loans (the “Collateral Loan Originations and Revisions”) and has effective systems in place to apply those criteria and processes to ensure that Collateral Loan Originations and Revisions are granted and approved based on a thorough assessment of each Obligor’s creditworthiness.

Section 13.23 Adequacy of Monetary Damages Against the Lenders. Each of the Borrower, the Servicer and the Equityholder hereby acknowledges and agrees that (i) any and all claims, damages and demands against the Administrative Agent or the Lenders arising out of, or in connection with, the exercise by the Administrative Agent or the Lenders of any Administrative Agent or any of the Lenders’ rights or remedies pursuant to this Agreement can be sufficiently and adequately remedied by monetary damages, (ii) no irreparable injury will be caused to the Borrower, the Servicer or the Equityholder as a result of, or in connection with, any such claims, damages or demands, and (iii) no equitable or injunctive relief shall be sought by the Borrower, the Servicer or the Equityholder as a result of, or in connection with, any such claims, damages or demands; provided that this Section 13.23 shall not constitute a waiver of any rights of the Borrower, the Servicer or the Equityholder to seek injunctive relief to enforce its rights under Section 13.09.

Section 13.24 EU Transparency Requirements.

(a) The Borrower has agreed to be the designated reporting entity for purposes of Article 7(2) of the EU Securitisation Regulation, and has agreed to make available to (A) any Lender, (B) any potential Lender and (C) any Competent Authority (as defined under the EU Securitisation Regulations) (each, a “Relevant Recipient”) the documents, reports and information necessary to fulfil any applicable reporting obligations under the EU Transparency Requirements, including, but not limited to each of the Investor Reports and the Portfolio Reports.

(b) Without prejudice to their rights hereunder and without accepting any liability, each Relevant Recipient a party hereto acknowledges (or in the case of additional Lenders, shall acknowledge) that the agreed form of the transaction summary as set out in Schedule

9 is the transaction summary to be provided to each Relevant Recipient by the Borrower in accordance with the requirements of Article 7(1)(c) of the EU Securitisation Regulation. The Borrower (or the Servicer on its behalf) shall make the same available to the Competent Authorities to the extent required under the EU Transparency Requirements.

(c) None of the Borrower and the Servicer shall be liable for the relevant Lender’s compliance with such Lender’s own obligations under the Securitisation Regulation or any other similar regulatory obligations. For the avoidance of doubt, the preceding sentence shall not limit the liability of the Borrower or the Servicer for any breach of their respective obligations under this Agreement, including this Section 13.24.

Section 13.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Facility Documents provide support, through a guarantee or otherwise, for hedge agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Facility Documents provide and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Facility Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Facility Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

OVERLAND FINANCING C, LLC, as Borrower

By: /s/ Gavin Baiera
Name: Gavin Baiera
Title: Chief Executive Officer

OVERLAND ADVANTAGE, as Equityholder

By: /s/ Gavin Baiera
Name: Gavin Baiera
Title: Chief Executive Officer

OVERLAND ADVANTAGE, as Servicer

By: /s/ Gavin Baiera
Name: Gavin Baiera
Title: Chief Executive Officer

BNP PARIBAS, as Administrative Agent and a Lender

By: /s/ Sohaib Naim
Name: Sohaib Naim
Title: Managing Director

By: /s/ Julien Flacassier
Name: Julien Flacassier
Title: Director

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By: /s/ Joel D. Cough
Name: Joel D. Cough
Title: Senior Vice President